                                                                    Exhibit 10.1



                          CREDIT AND SECURITY AGREEMENT

                               (U.S. $20,000,000)

                          Dated as of October 27, 1998

                                      among

                           D.I.Y. HOME WAREHOUSE, INC.

                                   as Borrower

                                       and

                    THE LENDERS WHICH ARE SIGNATORIES HERETO

                                       and

                     NATIONAL CITY COMMERCIAL FINANCE, INC.

                                    as Agent

                                       and

                               NATIONAL CITY BANK

                            as Letter of Credit Bank







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                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
Section 1         DEFINITIONS AND ACCOUNTING TERMS
         1.1      Certain Defined Terms...........................................................................2
         1.2      Computation of Time Periods.....................................................................2
         1.3      Accounting Terms................................................................................2

Section 2         STATEMENT OF TERMS
         2.1      Revolving Credit Facility.......................................................................3
                  (a)      Revolving Credit Loans.................................................................3
                  (b)      Revolving Credit Borrowings............................................................3
                  (c)      Revolving Credit Notes; Loan Account...................................................3
                  (d)      Control Account Maintained by Agent....................................................4
         2.2      Permitted Discretion............................................................................4
         2.3      Requests for Revolving Credit Loans.............................................................5
                  (a)               Credit Requests Executed by the Borrower......................................5
                  (b)               Requests for Borrowing Deemed Given...........................................5
         2.4      Funding of Revolving Credit Loans...............................................................6
                  (a)      Agent Election as to Funding...........................................................6
                  (b)      Same Day Funding by Lenders............................................................7
                  (c)      Periodic Funding by Lenders; NCCF Settlement Loans.....................................7
                  (d)      Periodic Funding by Lenders; Agent Special Loans.......................................8
                  (e)      Settlement of Settlement Loans and Agent Special Loans.................................9
         2.5      Failure of Lender to Fund......................................................................11
                  (a)      Recovery of Amounts...................................................................11
                  (b)      Payment Constituting Ratable Portion..................................................12
                  (c)      Treatment of Defaulting Lender........................................................12
                  (d)      Continuing Obligation of Lenders to Fund..............................................12
         2.6      Repayments and Prepayments; Reduction of Revolving Credit Loan Commitments.....................13
                  (a)      Repayment.............................................................................13
                  (b)      Mandatory Prepayment of Revolving Credit Loans and Agent Special Loans................14
                  (c)      Reduction of Revolving Credit Commitment..............................................14
                  (d)      Permitted Prepayments.................................................................14
         2.7      Rate Conversion and Rate Continuation..........................................................14
         2.8      Letters of Credit..............................................................................16
                  (a)      Term and Form of Letters of Credit....................................................16
                  (b)      Requests for Letters of Credit........................................................17
                  (c)      Lenders to Participate................................................................17
                  (d)      Drawings to Constitute Loans..........................................................17
                  (e)      Obligations Absolute..................................................................18


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
                  (f)      Rights of Letter of Credit Bank.......................................................18
                  (g)      Letter of Credit Bank Indemnity.......................................................19
                  (h)      Effect of Applicable Law or Custom....................................................19
                  (i)      Termination of Letter of Credit Facility..............................................19
         2.9      Fees...........................................................................................20
                  (a)      Closing Fee...........................................................................20
                  (b)      Unused Commitment Fee.................................................................20
                  (c)      Collateral Administration Fee.........................................................20
                  (d)      Per Diem Audit Fees...................................................................20
                  (e)      Refinance Fee.........................................................................21
                  (f)      Late Charges..........................................................................21
                  (g)      Inventory Appraisal...................................................................21
                  (h)      Letter of Credit Fees.................................................................21
                  (i)      Payment of Fees; NonRefundable........................................................21
         2.10     Interest on Revolving Credit Loans.............................................................22
                  (a)      Interest Rate.........................................................................22
                  (b)      Applicable Margins; Terms of Adjustment...............................................22
         2.11     Default Interest...............................................................................23
         2.12     Additional Interest on LIBOR Rate Loans........................................................24
         2.13     Interest Rate Determination....................................................................24
                  (a)      Agent Determination Notice............................................................24
                  (b)      Failure of the Borrower to Elect......................................................24
         2.14     Payments and Computations......................................................................24
                  (a)      Payments..............................................................................24
                  (b)      Payment Procedures....................................................................25
                  (c)      Application of Payments...............................................................25
                  (d)      Authorization to Charge Account.......................................................26
                  (e)      Computation of Interest and Fees......................................................26
                  (f)      Payment not on Business Day...........................................................26
                  (g)      Presumption of Payment in Full by the Borrower........................................27
         2.15     Change in Law Rendering LIBOR Rate Loans Unlawful..............................................27
         2.16     Unavailability.................................................................................27
                  (a)      Unavailable Quotations................................................................27
                  (b)      Unavailable Deposits..................................................................28
         2.17     Pro Rata Treatment.............................................................................28

Section 3         CONDITIONS OF LENDING
         3.1      Conditions Precedent to Initial Loans..........................................................28
         3.2      Conditions Precedent to all Loans..............................................................28
                  (a)      Representation Bringdown..............................................................28
                  (b)      No Default; Compliance with Terms.....................................................28
                  (c)      No Material Adverse Change............................................................29
                  (d)      Confirmation of Borrowing Base........................................................29
                  (e)      Other Deliveries......................................................................29


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
Section 4         SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS
         4.1      Grant of Security Interest.....................................................................29
         4.2      Grant of License...............................................................................30
         4.3      Perfection.....................................................................................30
         4.4      General Representations as to Collateral.......................................................30
         4.5      Title to Collateral; Liens; Transfers..........................................................30
         4.6      Changes Affecting Perfection...................................................................31
         4.7      Power of Attorney for Insurance................................................................31
         4.8      Protection of Collateral; Reimbursement........................................................31
         4.9      Inspection; Verification.......................................................................32
         4.10     Assignments, Records and Schedules of Accounts.................................................33
         4.11     Reporting Regarding Inventory..................................................................33
         4.12     Other Collateral Reports.......................................................................33
         4.13     Status of Collateral...........................................................................34
         4.14     Reinstatement..................................................................................34
         4.15     Termination of Security Interest; Release of Collateral........................................34

Section 5         PROCEEDS OF ACCOUNTS AND INVENTORY
         5.1      Cash Concentration Account.....................................................................34
         5.2      Application of Deposits to Loan Account........................................................35
         5.3      Crediting of Collections and Remittances.......................................................35
         5.4      Cost of Collection.............................................................................36
         5.5      Return of Funds................................................................................36
         5.6      Notice to Account Debtors......................................................................36
         5.7      Appointment of Attorney-in-Fact................................................................37

Section 6         SPECIFIC REPRESENTATIONS, WARRANTIES AND COVENANTS
         6.1      Representations and Warranties Regarding Accounts..............................................37
         6.2      Disputes and Claims Regarding Accounts.........................................................38
         6.3      Compliance with Terms of Accounts; General Intangibles.........................................38
         6.4      No Waivers, Extensions, Amendments.............................................................38
         6.5      Lien Priority..................................................................................38
         6.6      Location of Collateral.........................................................................38
         6.7      Lien Waivers, Landlord Waivers, Warehouse Receipts.............................................39
         6.8      Maintenance of Insurance.......................................................................39
         6.9      Maintenance of Equipment.......................................................................39
         6.10     Limitations on Dispositions of Inventory and Equipment.........................................40

Section 7         GENERAL REPRESENTATIONS AND WARRANTIES
         7.1      Existence......................................................................................40
         7.2      Authorization..................................................................................40
         7.3      Enforceability.................................................................................40


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
         7.4      Litigation; Proceedings........................................................................40
         7.5      Taxes..........................................................................................41
         7.6      Title..........................................................................................41
         7.7      Consents; Approvals............................................................................41
         7.8      Lawful Operations..............................................................................41
         7.9      Environmental Compliance.......................................................................41
         7.10     Environmental Laws and Permits.................................................................42
         7.11     ERISA..........................................................................................42
         7.12     Agreements; Adverse Obligations; Labor Disputes................................................43
         7.13     Financial Statements...........................................................................43
         7.14     Intellectual Property..........................................................................44
         7.15     Insurance......................................................................................44
         7.16     Value; Solvency................................................................................44
         7.17     Investment Company Act Status..................................................................44
         7.18     Regulation T, U, X Compliance..................................................................44
         7.19     Full Disclosure................................................................................44
         7.20     Addressing the Year 2000 Problem...............................................................44
         7.21     Aggregated Liabilities. .......................................................................45

Section 8         COVENANTS OF THE BORROWER
         8.1      Reporting and Notice Covenants.................................................................45
                  (a)      Monthly Financial Statements..........................................................45
                  (b)      Annual Financial Statements...........................................................45
                  (c)      Officer's Certificate.................................................................46
                  (d)      Monthly Reports as to Accounts and Accounts Payable...................................46
                  (e)      Notice of Default.....................................................................46
                  (f)      Annual Business Plan..................................................................47
                  (g)      Other Information.....................................................................47
                  (h)      Notices...............................................................................47
                  (i)      Notice of Default under ERISA.........................................................48
                  (j)      Environmental Reporting...............................................................48
                  (k)      Multiemployer Plan Withdrawal Liability...............................................48
                  (l)      SEC Reports; Press Releases...........................................................48
         8.2      Affirmative Covenants..........................................................................48
                  (a)      Corporate Existence...................................................................49
                  (b)      Financial Records.....................................................................49
                  (c)      Visitation............................................................................49
                  (d)      Compliance with Law...................................................................49
                  (e)      Compliance with Environmental Laws....................................................50
                  (f)      Properties............................................................................50
                  (g)      Use of Proceeds.......................................................................51
                  (h)      Compliance with Terms of All Material Agreements......................................51
                  (i)      Taxes.................................................................................51
                  (j)      Insurance.............................................................................51


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
                  (k)      Year 2000 Compliant Systems...........................................................51
         8.3      Negative Covenants.............................................................................52
                  (a)      Equity Transactions...................................................................52
                  (b)      Credit Extensions.....................................................................52
                  (c)      Indebtedness..........................................................................52
                  (d)      Liens; Leases.........................................................................53
                  (e)      Investments...........................................................................54
                  (f)      Dividends; Management Fees............................................................54
                  (g)      Change in Nature of Business..........................................................54
                  (h)      Charter Amendments....................................................................54
                  (i)      Compliance with ERISA.................................................................55
                  (j)      Regulation U Compliance...............................................................56
                  (k)      Accounting Changes....................................................................56
                  (l)      Arm's-Length Transactions.............................................................56
                  (m)      Aggregate Liabilities.................................................................56
                  (n)      Deposit Accounts......................................................................56
         8.4      Financial Covenants............................................................................57
                  (a)      Fiscal Year Net Losses................................................................57
                  (b)      Trade Payables........................................................................57

Section 9         EVENTS OF DEFAULT
         9.1      Payment........................................................................................57
         9.2      Representations and Warranties.................................................................57
         9.3      Reporting and Notice Provisions; Violation of Certain Affirmative Covenants....................57
         9.4      Violation of Negative Covenants and Financial Covenants........................................58
         9.5      Other Loan Documents...........................................................................58
         9.6      Cross-Default..................................................................................58
         9.7      Destruction of Collateral......................................................................58
         9.8      Material Adverse Effect........................................................................58
         9.9      Termination of Existence.......................................................................58
         9.10     Control........................................................................................58
         9.11     Failure of Enforceability of this Agreement, Credit Document; Security.........................58
         9.12     ERISA..........................................................................................58
         9.13     Judgments......................................................................................58
         9.14     Forfeiture Proceedings.........................................................................58
         9.15     Financial Impairment...........................................................................58

Section 10        REMEDIES
         10.1     Optional Defaults..............................................................................58
         10.2     Automatic Defaults.............................................................................60
         10.3     General Rights and Remedies of Agent and the Lenders...........................................60
         10.4     Additional Remedies............................................................................60
                  (a)      Possession of Collateral..............................................................60


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
                  (b)      Foreclosure of Liens..................................................................61
                  (c)      Disposition of Collateral.............................................................61
                  (d)      Application of Collateral.............................................................61
         10.5     Set-off........................................................................................61
         10.6     Termination; Effect on Borrower Obligations....................................................61
         10.7     Authority to Execute Transfers.................................................................62
         10.8     Limited License to Liquidate...................................................................62
         10.9     Equalization...................................................................................62
         10.10    Remedies Cumulative............................................................................62

Section 11        THE AGENT
         11.1     The Agent......................................................................................62
         11.2     Nature of Appointment..........................................................................63
         11.3     Agent as a Lender; Other Transactions..........................................................63
         11.4     Instructions from Lenders......................................................................63
         11.5     Lender's Diligence.............................................................................63
         11.6     No Implied Representations.....................................................................64
         11.7     Sub-Agents.....................................................................................64
         11.8     Agent's Diligence..............................................................................64
         11.9     Notice of Default..............................................................................64
         11.10    Agent's Liability..............................................................................64
         11.11    Agent's Indemnity..............................................................................65
         11.12    Resignation or Removal of Agent................................................................65

Section 12        TRANSFERS AND ASSIGNMENTS
         12.1     Transfer of Commitments........................................................................66
                  (a)      Amount of Assignment..................................................................66
                  (b)      Prior Consent.........................................................................66
                  (c)      Agreement; Transfer Fee...............................................................67
                  (d)      Revolving Credit Notes................................................................67
                  (e)      Parties...............................................................................67
                  (f)      Permitted Prepayment..................................................................68
         12.2     Sale of Participations.........................................................................68
                  (a)      Benefits of Participant...............................................................68
                  (b)      Rights Reserved.......................................................................68
                  (c)      No Delegation.........................................................................68
         12.3     Borrower's Right to Demand Transfer............................................................68
         12.4     Confidentiality................................................................................69

Section 13        INDEMNITIES
         13.1     Increased Costs................................................................................69
         13.2     Risk-Based Capital.............................................................................70
         13.3     Taxes..........................................................................................70
                  (a)      Taxes; Withholding....................................................................71


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
                  (b)      Stamp Taxes...........................................................................71
                  (c)      Other Taxes...........................................................................71
                  (d)      Request for Refund....................................................................71
                  (e)      Exemption Certificate.................................................................71
                  (f)      Furnishing of Certificate.............................................................72
                  (g)      Survival of Provision.................................................................72
         13.4     Losses.........................................................................................72
         13.5     Indemnification for Requests...................................................................73
         13.6     General Indemnity..............................................................................73
         13.7     Certificate for Indemnification................................................................73
         13.8     Duty To Mitigate; Standard Treatment...........................................................73

Section 14        GENERAL
         14.1     Amendments and Waivers.........................................................................74
         14.2     General Appointment as Attorney-in-Fact........................................................74
                  (a)      Agent Not Liable......................................................................75
                  (b)      Performance by Agent of the Borrower's Obligations....................................75
                  (c)      Authority to Execute Transfers........................................................76
         14.3     Cumulative Provisions..........................................................................76
         14.4     Binding Effect.................................................................................76
         14.5     Costs and Expenses.............................................................................76
         14.6     Survival of Provisions.........................................................................76
         14.7     Immediate U.S. Funds...........................................................................76
         14.8     Captions.......................................................................................77
         14.9     Sharing of Information.........................................................................77
         14.10    Interest Rate Limitation.......................................................................77
         14.11    Limitation of Liability........................................................................77
         14.12    Illegality.....................................................................................78
         14.13    Notices........................................................................................78
         14.14    Governing Law..................................................................................78
         14.15    Entire Agreement...............................................................................78
         14.16    JURY TRIAL WAIVER..............................................................................78
         14.17    Jurisdiction; Venue; Inconvenient Forum; Service of Process....................................79
                  (a)      Jurisdiction..........................................................................79
                  (b)      Venue; Inconvenient Forum.............................................................79
                  (c)      Service of Process....................................................................80
         14.18    Execution in Counterparts......................................................................80



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                              EXHIBITS AND ANNEXES


Exhibit A                  (Form of Revolving Credit Note)
Exhibit B                  (Form of Credit Request)
Exhibit C                  (Form of Rate Conversion/Continuation Request)
Exhibit D-1                (Form of Borrowing Base Certificate)
Exhibit D-2                (Form of Compliance Certificate)
Exhibit E                  (Form of Advertising Permission Letter)
Exhibit F-1                (Form of Landlord Waiver)
Exhibit F-2                (Form of Mortgagee Waiver - Landlord Fee)
Exhibit F-3                (Form of Warehouseman\Bailee Agreement)
Exhibit G                  (Form of Bank Assignment)
Exhibit H                  (Form of Signature Authorization Letter)
Exhibit I                  (Form of Restricted Account Agreement)

Annex I                    Commitments
Annex II                   Definitions
Annex III                  Conditions Precedent to Initial Loans
Annex IV                   Supplemental Schedule
Annex V                    Interim Waiver of Certain Closing Conditions

                          CREDIT AND SECURITY AGREEMENT
                                U.S. $20,000,000

                          Dated as of October 27, 1998


         D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, the LENDERS listed on the signature pages of this Agreement, NATIONAL CITY COMMERCIAL FINANCE, INC., an Ohio corporation, as Agent for the Lenders under this Agreement and NATIONAL CITY BANK, a national banking association, as Letter of Credit Bank, hereby agree as follows:

SECTION 1         DEFINITIONS AND ACCOUNTING TERMS.

         1.1 CERTAIN DEFINED TERMS. Certain capitalized terms used in this Agreement are defined in Annex II attached hereto and incorporated herein by reference.

         1.2 COMPUTATION OF TIME PERIODS. In this Agreement, for the purpose of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         1.3 ACCOUNTING TERMS. All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time. In all cases, such accounting and financial terms shall be applied on a basis consistent with those applied in the preparation of the Borrower's audited financial statements for the Fiscal Year ending January 3, 1998; provided, that (a) all financial statements shall reflect the Borrower's adoption of FAS 106 and (b) if any change in GAAP in itself affects the calculation of any financial covenant in Section 8.4 of this Agreement, the Borrower may by written notice to the Agent, or the Agent (upon request by the Required Lenders) may by written notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and as applied by the Borrower, immediately before such change in GAAP occurs. If any such notice is given, the compliance certificates delivered pursuant to Section 8.1(c) of this Agreement after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

SECTION 2         STATEMENT OF TERMS.

         2.1      REVOLVING CREDIT FACILITY.

                  (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, from time to time from and after the Closing Date until the Business Day immediately preceding the Revolving Credit Termination Date, advances to or for the account of the Borrower on a revolving credit basis (each, a "Revolving Credit Loan"); provided, that the outstanding principal amount of Revolving Credit Loans made by or on behalf of such Lender shall not at any time exceed the lesser of: (x) an amount equal to such Lender's Ratable Portion of the Borrowing Base of the Borrower at such time and (y) the amount of such Lender's Revolving Credit Commitment in effect at such time. The aggregate amount of the Revolving Credit Loans to be made hereunder shall not exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the Availability. Within the limits set forth in this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans.

                  (b) REVOLVING CREDIT BORROWINGS. Subject to Section 2.1(a) above, each Revolving Credit Borrowing shall be (i) with respect to Prime Rate Loans, in an aggregate amount of not less than One Hundred Thousand Dollars ($100,000) or, if greater, in an integral multiple of One Thousand Dollars ($1,000) in excess thereof and (ii) with respect to LIBOR Rate Loans, in an aggregate amount of not less than One Million Dollars ($1,000,000) or, if greater, in an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The Borrower shall be entitled to have more than one Revolving Credit Borrowing outstanding at one time; provided, that the Borrower shall not be entitled to request any Revolving Credit Borrowings that would result in any Lender's having an aggregate of more than six (6) LIBOR Rate Loans outstanding at any one time; and provided further, that, without limiting the generality or effect of Section 3.2(b) hereof, the Borrower shall not be entitled to request any Revolving Credit Borrowing comprised of LIBOR Rate Loans if there shall then exist an Event of Default or Potential Default.

                  (c) REVOLVING CREDIT NOTES; LOAN ACCOUNT. Each Lender's Revolving Credit Loans shall be evidenced at all times by a Revolving Credit Note executed and delivered by the Borrower, payable to the order of such Lender and in a principal amount equal to such Lender's Revolving Credit Commitment in effect at the execution and delivery of the Revolving Credit Note. Whenever the Borrower obtains a Revolving Credit Borrowing, each Lender shall endorse an appropriate entry in respect of the Revolving Credit Loan of such Lender comprising such Revolving Credit Borrowing on such Lender's Revolving Credit Note or make an appropriate entry in a loan account (the "Loan Account") maintained in such Lender's books and records, or both, to evidence such Lender's Revolving Credit Loans. The Loan Account shall also evidence: (i) accrued interest on the Revolving Credit Loans of such Lender, (ii) all other amounts due to the Lender in respect of such Revolving Credit Loans and (iii) all payments by the Borrower in respect of such Revolving Credit Loans and the Ratable Portion of Collections and Remittances received by such Lender from the Agent for application to such Revolving Credit Loans. Each entry on a Lender's Revolving Credit Note, books and records or Loan Account shall be prima facie evidence of the data entered. The failure of any Lender to record, or any error in recording any such information shall not relieve, nor shall such entries by a Lender be a condition to, the Borrower's obligation to pay the outstanding principal amount of the Revolving Credit Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Revolving Credit Notes and this Agreement.

                  (d) CONTROL ACCOUNT MAINTAINED BY AGENT. The Agent shall maintain on its books and records a control account (the "Control Account") in respect of the Borrower and the Revolving Credit Borrowings hereunder. The Agent shall record in the Control Account:
         (i) all advances of Revolving Credit Borrowings to the Borrower, (ii) the Ratable Portion of each Lender in the outstanding Revolving Credit Borrowings, (iii) the amounts of any payments by the Borrower and Collections and Remittances received and credited to reduce the Revolving Credit Loans and (iv) the Ratable Portion of each Lender in such payments and credited Collections and Remittances. Each entry by the Agent in the Control Account shall be prima facie evidence of the data entered. The failure of the Agent to record, or any error in recording, any such information shall not relieve, nor shall such entries by the Agent be a condition to, the Borrower's obligation to pay the outstanding principal amount of the Revolving Credit Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Revolving Credit Notes and the Agreement. In the event of any discrepancy or inconsistency between the Control Account and any Lender's Loan Account, the Control Account shall govern.

         2.2 PERMITTED DISCRETION. The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Inventory. The Borrower and the Lenders agree that the Agent, in the good faith exercise of its Permitted Discretion, may from time to time: (a) establish reserves against, and increase or decrease the amount of reserves against Eligible Inventory, (b) reduce the advance rates provided for in the definition of Borrowing Base or restore such reduced advance rates to any level up to the advance rates stated in the definition of Borrowing Base, provided, that the Agent shall notify the Borrower of any such changes in the advance rates and such changes will be phased in weekly and ratably over a period of six (6) weeks from the date of such notice on a schedule to be determined by the Agent (c) impose additional restrictions to the standards of eligibility set forth in the definition of Eligible Inventory, (d) establish a Reserve Amount against the Borrowing Base (including a Reserve Amount in connection with anticipated Environmental Remediation) and to increase or decrease, from time to time, the amount of any such Reserve Amount and (e) determine whether Inventory constitutes Eligible Inventory. The Agent shall use reasonable efforts to notify the Borrower prior to any actions taken under clauses (a)-(e) of this

Section 2.2, but shall not be liable for any damages arising out of any failure to so notify the Borrower.

         2.3 REQUESTS FOR REVOLVING CREDIT LOANS. Revolving Credit Loans comprising a Revolving Credit Borrowing shall be made upon request of the Borrower in accordance with clause (a) below or upon a request deemed to be made by the Borrower pursuant to clause (b) below.

                  (a) CREDIT REQUESTS EXECUTED BY THE BORROWER. Requests from the Borrower for Revolving Credit Loans comprising a Revolving Credit Borrowing shall be given by the Borrower to the Agent not later than 12:00 noon (Cleveland, Ohio time) (i) on the Business Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Prime Rate Loans and (ii) on the Business Day which is three (3) Business Days before the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Loans. Except as otherwise provided herein with respect to telephonic requests, each request (a "Credit Request") for a Revolving Credit Borrowing shall be signed by the Borrower and transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the date of the requested Revolving Credit Borrowing), in substantially the form of Exhibit B attached hereto. Each Credit Request shall specify: (A) the requested date of the Revolving Credit Loans comprising such Revolving Credit Borrowing, (B) the aggregate amount of such Revolving Credit Loans, (C) whether the Revolving Credit Borrowing is to be comprised of Prime Rate Loans or LIBOR Rate Loans, and (D) in the case of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Loans, the initial Interest Period for such LIBOR Rate Loans. Each Credit Request shall be irrevocable and binding on the Borrower and be subject to the indemnification provisions of Section 3 of this Agreement. The Borrower may give a Credit Request telephonically so long as: (I) upon request by the Agent, a written Credit Request for such Revolving Credit Borrowing is received by the Agent by 2:00 p.m. (Cleveland, Ohio time) on the same day such telephonic Credit Request was given and (II) the other requirements of this Section 2.3 are complied with by the Borrower. The Agent may rely on such telephonic Credit Request to the same extent that the Agent may rely on a written Credit Request. The Borrower shall bear all risks related to the giving of a Credit Request by the Borrower whether given telephonically or by such other method of transmission as the Borrower shall elect.

                  (b) REQUESTS FOR BORROWING DEEMED GIVEN. The Borrower shall be deemed to have made a request for a Prime Rate Borrowing (a "Deemed Credit Request"), which Deemed Credit Request shall be deemed to be irrevocable (unless payment is otherwise made by the Borrower), upon the occurrence of any of the following:

                       (i) LETTER OF CREDIT DRAWING. As specified in Section
                  2.8(d) of this Agreement, upon a drawing under the Letters of Credit, the Borrower shall be deemed to have made a request for a Prime Rate Borrowing in an amount equal to the amount necessary to reimburse the Letter of Credit Bank for such drawing upon the Letter of Credit.

                           (ii) PAYMENT OF INTEREST AND OBLIGATIONS. Unless
                  payment is otherwise made by the Borrower, upon any interest, fee or other payment obligation hereunder becoming due without payment by the Borrower, the Borrower shall be deemed to have made a request for a Prime Rate Borrowing in an amount equal to the amount necessary to pay such unpaid interest, fee or other payment obligation.

                           (iii) PAYMENT OF REAL ESTATE RESERVE. Upon the
                  delivery to the Agent of written notification from National City Bank (to include appropriate wire transfer instructions and an acknowledgment that National City Bank is entitled to deliver such notification under the terms of its documents with the Borrower), the Borrower shall be deemed to have made a request for a Prime Rate Borrowing in an amount equal to the amount set forth in each such notification, to a maximum aggregate amount for all such notifications of Two Million Dollars ($2,000,000) and each such Prime Rate Borrowing shall be made available to National City Bank in accordance with the instructions set forth in the related notification. The Real Estate Reserve shall decrease on a dollar for dollar basis upon the receipt by National City Bank of the amounts set forth in each of the notifications delivered to the Agent under this Section 2.3(b)(iii). The Real Estate Reserve shall be reduced to zero upon the earlier of (A) the date when the aggregate amount of all Prime Rate Borrowings made pursuant to this Section 2.3(b)(iii) equals Two Million Dollars ($2,000,000) or (B) the date of the receipt by the Agent of a notification from National City Bank advising the Agent that the Real Estate Reserve should be reduced to zero.

         Each Lender acknowledges and agrees that its obligation to participate in and make Loans comprising a Borrowing pursuant to a Deemed Credit Request is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied at the time of the making of such Deemed Credit Request and each Loan made by a Lender in satisfaction of its obligation shall be made without any offset, abatement, withholding or reduction whatsoever.

         2.4      FUNDING OF REVOLVING CREDIT LOANS.

                  (a) AGENT ELECTION AS TO FUNDING. Promptly after receipt of a Credit Request or Deemed Credit Request, the Agent shall elect, in its sole discretion, either: (i) to require same day funding pursuant to
         Section 2.4(b) for Revolving Credit Loans in connection with such requested Borrowing or (ii) to request NCCF to make a Settlement Loan pursuant to Section 2.4(c) in the amount of the requested Revolving Credit Borrowing; provided, that if NCCF declines, in its sole discretion, to make such a Settlement Loan, the Agent shall elect to have the terms of Section 2.4(b) apply to such requested Borrowing.

                  (b) SAME DAY FUNDING BY LENDERS. In the event the Agent has elected to have same day funding of Loans pursuant to this Section 2.4(b), the Agent shall notify each Lender, by telecopy, telephone or similar form of transmission, of each Credit Request or Deemed Credit Request no later than 12:30 p.m. (Cleveland, Ohio time) on the date received. Unless the Agent elects to have periodic funding of Loans by the Lenders in accordance with Section 2.4(c) below, each Lender shall, before 3:00 p.m. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing requested, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office, such Lender's Ratable Portion of such Revolving Credit Borrowing.

                           (i) DISBURSEMENT OF FUNDS RECEIVED. On the date
                  requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Lender's Ratable Portion of such Revolving Credit Borrowing and subject to the terms and conditions set forth in this Agreement, the Agent shall make such Revolving Credit Loan of such Lender available to the Borrower, in immediately available funds, by wire transfer or intrabank transfer to the Operating Account.

                           (ii) AVAILABILITY OF FUNDS. Unless the Agent shall
                  have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of the Revolving Credit Borrowing, the Agent may assume that such Lender has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 2.4(b) of this Agreement. In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrower on such date, a corresponding portion of the Revolving Credit Borrowing. Any disbursement by the Agent in reliance on such assumption shall be deemed to be a Revolving Credit Loan by such Lender.

                  (c) PERIODIC FUNDING BY LENDERS; NCCF SETTLEMENT LOANS. In the event the Agent elects, in its sole discretion, with the consent of NCCF, to have periodic funding of Revolving Credit Borrowings pursuant to Section 2.4(e) below, NCCF shall, upon the request of the Agent, on the date requested by the Borrower for a Revolving Credit Borrowing, make a Revolving Credit Loan to the Borrower from its own funds and on a nonratable basis pending settlement pursuant to Section 2.4(e) below in the amount of such requested Revolving Credit Borrowing (any such Revolving Credit Loan made solely by NCCF pursuant to this Section 2.4(c) being hereinafter referred to as a "Settlement Loan" and, collectively with all such Loans, as "Settlement Loans"); provided, that the outstanding principal amount of Settlement Loans advanced by NCCF shall not at any time exceed the lesser of: (x) an amount equal to the Borrowing Base of the Borrower at such time minus the aggregate outstanding principal of Revolving Credit Loans (excluding Settlement Loans but including Agent Special Loans) at such time and (y) an amount equal to the aggregate Revolving Credit Commitments of the Lenders in effect at such time minus the aggregate outstanding Revolving Credit Loans (excluding Settlement Loans but including Agent Special Loans) at such time.

                           (i) DISBURSEMENT OF NCCF FUNDS. If NCCF has agreed to
                  make a requested Settlement Loan, NCCF shall, before 2:00 p.m. (Cleveland, Ohio time) on the date requested by the Borrower for such Revolving Credit Borrowing, make such Settlement Loan available to the Borrower, in immediately available funds, by wire transfer or intrabank transfer to the Operating Account.

                           (ii) SETTLEMENT LOANS AS REVOLVING CREDIT LOANS. Each
                  Settlement Loan shall be deemed for all purposes hereof to be a Revolving Credit Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Credit Loans except that all payments thereon shall be payable to NCCF solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Credit Loan purchased pursuant to Section 12.2 of this Agreement).

                           (iii) DISBURSEMENT OF NCCF FUNDS. The Agent shall not
                  request NCCF to make any Settlement Loan if the Agent has received written notice from any Lender that one or more of the conditions set forth in Section 3 will not be satisfied on the date requested by the Borrower for such Borrowing. Prior to making any Settlement Loan, NCCF shall not otherwise be required to determine whether the conditions precedent set forth in Section 3 of this Agreement have been satisfied.

                  (d) PERIODIC FUNDING BY LENDERS; AGENT SPECIAL LOANS. The Agent is hereby authorized by the Borrower and the Lenders, to make from time to time, in the Agent's discretion, (i) after the occurrence of an Event of Default which has not been waived by the Lenders or (ii) at any time that any of the other applicable conditions precedent set forth in
        Section 3 of this Agreement have not been satisfied, to make Revolving Credit Loans to the Borrower from its own funds and on a nonratable basis pending settlement pursuant to Section 2.4(e) below in the amount of any requested Revolving Credit Borrowing (any such Loan being hereinafter referred to individually as an "Agent Special Loan" and collectively as "Agent Special Loans") on behalf of the Lenders which the Agent, in its sole discretion, deems necessary or desirable; provided, that the aggregate amount of such Agent Special Loans shall not at any time exceed an amount equal to (x) Five Hundred Thousand Dollars ($500,000) minus (y) the amount by which Revolving Credit Loans (including Settlement Loans but excluding Agent Special Loans) outstanding at such time exceeds the Borrowing Base at such time. The Agent Special Loans shall be subject to the periodic settlement with the Lenders pursuant to Section 2.4(e) of this Agreement.

                           (i) REVOCATION OF AUTHORITY. The Required Lenders may
                  at any time revoke or limit the amount of the Agent's authorization contained in this Section 2.4(d) to make Agent Special Loans, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof.

                           (ii) TREATMENT OF AGENT SPECIAL LOANS. The Agent
                  Special Loans shall be repayable on demand, be secured by the Collateral, constitute in all respects Revolving Credit Loans and Obligations hereunder, and bear interest at the rate applicable from time to time to the Revolving Credit Loans.

                  (e) SETTLEMENT OF SETTLEMENT LOANS AND AGENT SPECIAL LOANS. The Agent and the Lenders hereby agree that, except in the case of Revolving Credit Loans consisting of Settlement Loans or Agent Special Loans pending settlement as provided in this Section, each Lender's funded portion of such Revolving Credit Loans is intended to be equal at all times to such Lender's Ratable Portion of the outstanding Revolving Credit Loans. The Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that, in order to facilitate the administration of this Agreement and the other Loan Documents, the Agent may elect, with the consent of NCCF, to settle accounts (each such settlement of accounts hereunder, a "Settlement") as to the Settlement Loans and Agent Special Loans among the Lenders on a periodic basis in accordance with the following provisions:

                           (i) SETTLEMENT DATE. The Agent shall request such
                  Settlement of accounts of the Lenders as to Settlement Loans and Agent Special Loans on a basis not less frequently than once during each five (5) Business Day period, or on a more frequent basis if so determined by the Agent: (A) on behalf of NCCF, with respect to each outstanding Settlement Loan, and
                  (B) for itself, with respect to each Agent Special Loan, by notifying the other Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:30 p.m. (Cleveland, Ohio time) on the date of such requested Settlement (the "Settlement Date"). Unless otherwise so notified, the Settlement Date for outstanding Settlement Loans and Agent Special Loans shall be Thursday of each calendar week.

                           (ii) SETTLEMENT. Each Lender (other than NCCF, in the
                  case of Settlement Loans) shall make the amount of such Lender's Ratable Portion of the outstanding principal amount of the Settlement Loans and Agent Special Loans with respect to which Settlement is requested available to the Agent, for itself or for the account of NCCF, in immediately available funds at the account of the Agent maintained at the Payment Office not later than 2:00 p.m. (Cleveland, Ohio time), on the Settlement Date applicable thereto. Such Settlement shall occur regardless of whether the applicable conditions precedent set forth in Section 3 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Settlement Loan or Agent Special Loan and, together with the portion of such Settlement Loan or Agent Special Loan representing NCCF's Ratable Portion thereof, shall constitute Revolving Credit Loans of such Lenders.

                           (iii) PARTICIPATION IN SETTLEMENT LOANS AND AGENT
                  SPECIAL LOANS. Notwithstanding the occurrence of a Potential Default or an Event of Default (and regardless of whether the Agent has requested a Settlement with respect to a Settlement Loan or Agent Special Loan), in the event that any Revolving Credit Loan pursuant to Section 2.4(e)(ii) cannot be made by a Lender because such Lender is legally prohibited from making such a Revolving Credit Loan, such Lender shall irrevocably and unconditionally purchase and receive from NCCF or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Settlement Loan or Agent Special Loan to the extent of such Lender's Ratable Portion thereof by paying to the Agent, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Settlement Loan or Agent Special Loan on the date the Revolving Credit Loan would have been made pursuant to Section 2.4(e)(ii). If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the interest rate then applicable to the Revolving Credit Loans. From and after the date, if any, on which a Lender purchases an undivided interest and participation in any Settlement Loan or Agent Special Loan pursuant to this Section 2.4(e)(iii), and subject to Section 2.14(c) and Sections 5.2 and 5.3 of this Agreement, such Lender shall be entitled to its Ratable Portion of all payments of principal and interest on the Loans made by or on behalf of the Borrower and all Collections and Remittances received by the Agent and credited to such Settlement Loan or Agent Special Loan.

                           (iv) DISTRIBUTIONS OF PAYMENTS IN RESPECT OF
                  REVOLVING CREDIT LOANS PENDING SETTLEMENT. To the extent that any payments made by or on behalf of the Borrower or any Collections and Remittances received by the Agent are to be, in accordance with the terms of this Agreement, applied to the reduction of the Revolving Credit Loans, and to the extent no Settlement Loans or Agent Special Loans are then outstanding, the Agent may pay over such amounts to NCCF for application to NCCF's Ratable Portion of such Revolving Credit

                  Loans. As of any Settlement Date, if payments, Collections or Remittances received since the immediately preceding Settlement Date have been applied to NCCF's Ratable Portion of the Revolving Credit Loans other than Settlement Loans and Agent Special Loans, as provided for in the immediately preceding sentence, then NCCF shall pay to the Agent, for the accounts of the Lenders, to be applied to the outstanding Revolving Credit Loans of such Lenders, an amount such that each Lender shall have outstanding, after giving effect to such payments by NCCF, its Ratable Portion of such Revolving Credit Loans; provided, that the Agent may net payments due from NCCF pursuant to this sentence against payments due to NCCF pursuant to Section 2.4(e)(i) on the applicable Settlement Date, and require either NCCF or the other Lenders, as applicable, to make only the amount of the payment due after such netting.

                           (v) ALLOCATION AND ACCRUAL OF INTEREST. Pursuant to
                  the Agent's election for periodic funding, the Agent or NCCF may be advancing, and be receiving repayments in respect of, Revolving Credit Loans prior to the time the Lenders actually advance or actually are repaid in respect of, Revolving Credit Loans. As of each Settlement Date, each of: (A) NCCF with respect to Settlement Loans, (B) the Agent with respect to Agent Special Loans, and (C) each Lender with respect to the Revolving Credit Loans (other than Settlement Loans and Agent Special Loans), shall be entitled to interest accrued at the applicable rate or rates payable under this Agreement on the amount of funds employed by NCCF, the Agent or such Lender. Funds shall be deemed employed by the Agent, NCCF or the Lenders until such time as: (I) in the case of the Agent or NCCF, payments are credited to the Borrower pursuant to
                  Section 2.14 or Collections or Remittances are received by the Agent by reason of deposit to the Cash Concentration Account and credited to the Borrower pursuant to Sections 5.2 and 5.3 or (II) in the case of the Lender, funds representing such Lender's Ratable Portion of such payment or Collections and Remittances are received by such Lender from the Agent pursuant to Section 2.14(a) of this Agreement.

         2.5 FAILURE OF LENDER TO FUND. (a) RECOVERY OF AMOUNTS. If and to the extent that any Lender shall not have made available to the Agent such Lender's Ratable Portion of any Revolving Credit Borrowing (whether advanced by the Agent on behalf of the Lenders pursuant to Section 2.4(b), by NCCF on behalf of the Lenders pursuant to Section 2.4(d), or the Agent on behalf of the Lenders pursuant to Section 2.4(c))(such Lender being hereafter referred to as a "Defaulting Lender"), and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such

Defaulting Lender and the Borrower, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by the Borrower, the then applicable rate of interest for Prime Rate Loans pursuant to Section 2.10 hereof, plus (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfil its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (B) above on account of such Defaulting Lender's default.

                  (b) PAYMENT CONSTITUTING RATABLE PORTION. If such Lender pays to the Agent the Lender's Ratable Portion of such Revolving Credit Borrowing prior to repayment of such amount by the Borrower, the amount so repaid shall constitute such Lender's Ratable Portion of such Revolving Credit Borrowing, and the Borrower shall have no further obligation to make the payment required by Section 2.5(a).

                  (c) TREATMENT OF DEFAULTING LENDER. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the benefit of such Defaulting Lender if such Lender has not made available to the Agent such Bank's Ratable Portion of any Borrowing advanced pursuant to this Agreement. Until the earlier of such Defaulting Lender's cure of such failure or the termination of the Revolving Credit Commitments, all amounts repaid to the Agent by the Borrower which would otherwise be required to be applied to such Lender's Ratable Portion of the Obligations shall be advanced to the Borrower by the Agent on behalf such Defaulting Lender to cure, in full or in part, the failure by such Lender, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of the Obligations to which such payment would otherwise have been applied. For purposes of voting or consenting to matters with respect to the Loan Documents requiring the consent of all or any portion of the Lenders, and determining Ratable Portions, any such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Revolving Credit Commitment shall be deemed to be zero. The terms of this Section 2.5(c) shall: (i) remain effective with respect to such defaulting Lender until such time as the defaulting Lender shall no longer be in default of any of its obligations under this Agreement and (ii) not relieve or excuse the performance by the Borrower of any of its duties or obligations hereunder.

                  (d) CONTINUING OBLIGATION OF LENDERS TO FUND. All Loans shall be made by the Lenders simultaneously and in accordance with their respective Ratable Portion. It is understood that: (i) a Lender shall not be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) the Revolving Credit Commitment of a Lender shall not be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (iii) failure by any Lender to perform its obligation to make any Loans hereunder shall not excuse any other Lender from its obligation to make any Loans hereunder, and (iv) the obligations of each Lender hereunder shall be several, not joint and several.

         2.6 REPAYMENTS AND PREPAYMENTS; REDUCTION OF REVOLVING CREDIT LOAN COMMITMENTS.

                  (a) REPAYMENT. The Borrower shall repay to the Agent for the account of the Lenders: (i) the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Termination Date and
         (ii) the outstanding principal amount of the Revolving Credit Loans to the extent otherwise provided in Section 5.3.

                  (b) MANDATORY PREPAYMENT OF REVOLVING CREDIT LOANS AND AGENT SPECIAL LOANS.

                           (i) EXCESS REVOLVING CREDIT LOANS. If, on any
                  Business Day, the aggregate Revolving Credit Loans (including Settlement Loans but excluding Agent Special Loans) outstanding at such time exceeds an amount equal to the lesser of: (x) the Borrowing Base of the Borrower at such time or (y) the aggregate Revolving Credit Commitments of the Lenders in effect at such time, then the Borrower shall on such day prepay to the Agent for the account of the Lenders the principal amount of such Revolving Credit Loans in an amount at least equal to such excess.

                           (ii) EXCESS AGENT SPECIAL LOANS. If, on any Business
                  Day, the aggregate Agent Special Loans outstanding at such time exceeds an amount equal to (A) Five Hundred Thousand Dollars ($500,000) minus (B) the amount by which Revolving Credit Loans (including Settlement Loans but excluding Agent Special Loans) outstanding at such time exceeds the Borrowing Base at such time, then the Borrower shall, on demand by the Agent or, if no demand is made, on or before the third (3rd) Business Day after the occurrence of such excess, prepay to the Agent for the account of the Lenders an aggregate principal amount of such Agent Special Loans in an amount at least equal to such excess.

                           (iii) DEMAND FOR PREPAYMENT OF AGENT SPECIAL LOANS.
                  The aggregate outstanding amount of each Agent Special Loan shall be prepaid by the Borrower to the Agent for itself and for the benefit of the Lenders on or before the thirtieth
                  (30th) Business Day after the Agent shall have made such Agent Special Loan.

                  (c) REDUCTION OF REVOLVING CREDIT COMMITMENT. Upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may, without premium or penalty, in accordance with the terms of this Agreement, request that the Lenders permanently reduce, in whole or in part, the aggregate Revolving Credit Commitments; provided, that any such reduction shall be subject to the following conditions: (i) each such reduction shall be in an aggregate principal amount of not less than One Million Dollars ($1,000,000) or, if greater, a multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof and (ii) concurrently with such reduction, the Borrower shall make a principal payment to the Agent for the account of each Lender in an amount equal to the excess, if any, of such Lender's Revolving Credit Loans over the Revolving Credit Commitment of such Lender as reduced to reflect the reduction in the aggregate Revolving Credit Commitments. Each reduction in the Revolving Credit Commitments hereunder shall be made among the Lenders ratably in accordance with their Ratable Portion of the aggregate Revolving Credit Commitments. On the date of each reduction, the Borrower shall also pay to the Agent for the account of the Lenders the commitment fees and interest accrued through the date of such reduction in respect of the Revolving Credit Commitments of the Lenders. Each reduction in the Revolving Credit Commitments shall be a permanent reduction and no amount in excess of such reduced Revolving Credit Commitment may be borrowed or reborrowed.

                  (d) PERMITTED PREPAYMENTS. In addition to amounts applied to the Revolving Credit Loans under other provisions of this Agreement, the Borrower may prepay all or, as to Prime Rate Loans only, any part of the outstanding Revolving Credit Loans by giving notice to the Agent for the account of the Lenders stating the proposed date of prepayment, the Type of Borrowing being prepaid and the aggregate principal amount of the prepayment: (i) not later than 11:00 a.m. (Cleveland, Ohio time) on any Business Day, with respect to Prime Rate Loans and (ii) not later than 11:00 a.m. (Cleveland, Ohio time) on the second (2nd) Business Day prior to such prepayment, with respect to LIBOR Rate Loans. Upon such notice, which shall be irrevocable, the Borrower shall: (A) prepay the outstanding aggregate principal amount of the Prime Rate Loans comprising part of the same Revolving Credit Borrowing, in whole or ratably in part and (B) in respect of LIBOR Rate Loans comprising part of the same Revolving Credit Borrowing, pay the accrued interest to the date of such prepayment on the principal amount of such Borrowing so prepaid; provided, that any prepayment of any LIBOR Rate Loans made on any day other than the last day of an Interest Period shall obligate the Borrower to reimburse the Lenders in respect thereof pursuant to Section 13.4 of this Agreement.

         2.7 RATE CONVERSION AND RATE CONTINUATION. The Borrower shall have the right to convert or continue Revolving Credit Borrowings as LIBOR Rate Loans or Prime Rate Loans, as the case may be, upon request delivered by the Borrower to the Agent not later than 11:00 a.m. (Cleveland, Ohio time): (a) on the Business Day that the Borrower desires to convert any LIBOR Rate Loans comprising a Revolving Credit Borrowing into Prime Rate Loans so as to comprise a Revolving Credit Borrowing, (b) three (3) Business Days prior to the Business Day on which the Borrower desires to convert any Prime Rate Loans comprising a Revolving Credit Borrowing into LIBOR Rate Loans for a given Interest Period so as to comprise a Revolving Credit Borrowing, (c) three (3) Business Days prior to the Business Day on which the Borrower desires to continue any LIBOR Rate Loans comprising a Revolving Credit Borrowing as LIBOR Rate Loans for an additional Interest Period of the same duration so as to comprise a Revolving Credit Borrowing, and (d) three (3) Business Days prior to the Business Day on which the Borrower desires to convert any LIBOR Rate Loans having a particular Interest Period comprising a Revolving Credit Borrowing into LIBOR Rate Loans having a different permissible Interest Period so as to comprise a Revolving Credit Borrowing; provided, that each such Rate Conversion or Rate Continuation shall be subject to the following:


                           (i) each Rate Conversion or Rate Continuation shall
                  be made among the Lenders based upon such Lender's Ratable Portion of such converted or continued Loan comprising a Revolving Credit Borrowing;

                           (ii) if less than all the outstanding principal
                  amount of a Loan comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Loans converted or continued shall be: (A) in the case of LIBOR Rate Loans, not less than One Million Dollars ($1,000,000), or, if greater, an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and (B) in the case of Prime Rate Loans, not less than One Hundred Thousand Dollars ($100,000), or if greater, an integral multiple of One Thousand Dollars ($1,000);

                           (iii) each Rate Conversion or Rate Continuation shall
                  be effected as if each Lender were applying the proceeds of the Loans resulting from such Rate Conversion or Rate Continuation to the Loans being converted or continued, as the case may be, and the accrued interest on any such Loans (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Lender by the Borrower at the time of such Rate Conversion or Rate Continuation;

                           (iv) LIBOR Rate Loans shall not be converted or
                  continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Agent pursuant to Section 13 of this Agreement;

                           (v) Loans may not be converted into or continued as
                  LIBOR Rate Loans so as to comprise a Revolving Credit Borrowing if (A) without limiting the generality or effect of
                  Section 3.2(b) below, there then exists an Event of Default or Potential Default or (B) the Interest Period applicable thereto will expire less than one (1) month prior to the Revolving Credit Termination Date; and

                           (vi) Loans that cannot be converted into or continued
                  as LIBOR Rate

                  Loans by reason of clause (iv) or (v) of this Section 2.7 shall be automatically converted at the end of the Interest Period in effect for such LIBOR Rate Loans into Prime Rate Loans.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of Loans comprising a Revolving Credit Borrowing shall be transmitted by the Borrower to the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in substantially the form of Exhibit C attached hereto. The Rate Conversion/Continuation Request shall specify: (A) the identity and amount of the Loans comprising a Revolving Credit Borrowing that the Borrower requests be converted or continued, (B) the Type of Loans into which such Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day) and (D) in the case of Loans comprising a Revolving Credit Borrowing being converted into or continued as LIBOR Rate Loans, the Interest Period for such LIBOR Rate Loans. The Borrower may make Rate Conversion/Continuation Requests telephonically, provided, that in the case of Loans comprising a Revolving Credit Borrowing being converted into or continued as LIBOR Rate Loans, written confirmation of such Revolving Credit Borrowing is received by the Agent by 2:00 p.m. (Cleveland, Ohio time) on the same day of such telephonic Rate Conversion/Continuation Request. The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrower and subject the Borrower to the indemnification provisions of Section 13 of this Agreement. The Borrower shall bear all risks related to giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as the Borrower shall elect.

         2.8 LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, the Letter of Credit Bank agrees, at any time and from time to time, from and including the Closing Date but in no event beyond the thirtieth (30th) calendar day immediately preceding the Revolving Credit Termination Date then in effect, to issue and deliver, or to extend the expiration of, Letters of Credit for the account of the Borrower; provided, that the aggregate undrawn face amount of Letters of Credit shall not exceed at any time the lesser of: (i) Three Million Dollars ($3,000,000), or (ii) the Availability at such time.

                  (a) TERM AND FORM OF LETTERS OF CREDIT. Each Letter of Credit shall be issued in such form as the Letter of Credit Bank may reasonably require and may be either: (i) a Standby Letter of Credit issued for general corporate purposes in the ordinary course of business of the Borrower or (ii) a Trade Letter of Credit issued for the purposes of acquiring Inventory. Each Letter of Credit shall: (A) permit drawings upon presentation of one or more sight drafts and such other documents as specified by the Borrower in the Credit Request delivered pursuant to Section 2.8(b) of this Agreement, which drawings shall occur on or prior to the applicable expiration date; (B) by its terms expire not later than the earlier of one (1) year after the date of the Letter of Credit or the fifteenth (15th) Business Day immediately prior to the Revolving Credit Termination Date and (C) by its terms provide for payment or drawings in Dollars.

                  (b) REQUESTS FOR LETTERS OF CREDIT. Letters of Credit shall be issued upon request given by the Borrower to the Letter of Credit Bank and the Agent not later than 10:00 a.m. (Cleveland, Ohio time), three
         (3) Business Days prior to the requested date of the proposed issuance of the Letter of Credit. Each such request for a Letter of Credit shall be made in the form of a Credit Request transmitted by the Borrower to the Letter of Credit Bank and the Agent by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the date of the requested issuance of the Letter or Credit), specifying with respect to each Letter of Credit requested: (i) the face amount thereof, (ii) the beneficiary, (iii) the intended date of issuance and
         (iv) the terms of the Letter of Credit. Concurrently with each Credit Request requesting a Letter of Credit, the Borrower shall execute and deliver to the Letter of Credit Bank (with a copy to the Agent) an appropriate request and Reimbursement Agreement in the Letter of Credit Bank's then standard form (each a "Reimbursement Agreement"); provided, that in the event of any conflict between the provisions of any such Reimbursement Agreement and this Agreement, the provisions of this Agreement shall govern. The Agent shall give each Lender reasonably prompt notice of each such Letter of Credit Request by telex, telecopier or cable.

                  (c) LENDERS TO PARTICIPATE. By the issuance of a Letter of Credit (and without any further action on the part of the Letter of Credit Bank, the Agent or the Lenders in respect thereof), the Letter of Credit Bank hereby grants to each Lender, and each Lender hereby acquires from the Letter of Credit Bank, a participation in such Letter of Credit equal to such Lender's Ratable Portion of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender acknowledges and agrees that its acquisition of participations in respect of Letters of Credit and its obligation to make payments in accordance with Section 2.4 of this Agreement are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Potential Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (d) DRAWINGS TO CONSTITUTE LOANS. Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the Letter of Credit Bank shall give written or telecopy notice to the Borrower, the Agent and the Lenders of the receipt and amount of such draft and the date on which payment thereon will be made. The Borrower shall reimburse the Letter of Credit Bank no later than the close of Business on the day on which each such drawing is honored, in an amount, in same-day funds, equal to the amount of such drawing. Any amount paid by the Letter of

         Credit Bank in respect of a drawing on any Letter of Credit shall automatically be deemed to be a Revolving Credit Borrowing comprised of Prime Rate Loans as of the date of such payment. Each Lender shall be deemed to have made a Loan in the amount of its Ratable Portion of any such Borrowing (it being understood that each Lender's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). Each Lender shall fund its Ratable Portion of such deemed Loan in accordance with the Settlement procedures set forth herein. The proceeds of such deemed Loans shall be applied directly by the Agent to reimburse the Letter of Credit Bank for the amount of such drawing.

                  (e) OBLIGATIONS ABSOLUTE. The obligation of the Lenders to make, and the Borrower to pay, any Revolving Credit Borrowing made pursuant to Section 2.8(d) of this Agreement shall be absolute and unconditional and shall be performed under all circumstances including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, offset, defense or other right that the Borrower may have against the beneficiary of any Letter of Credit or any successor in interest thereto, (iii) the existence of any claim, offset, defense or other right that any Lender may have against the Borrower or against the beneficiary of any Letter of Credit or against any successor in interest thereto, (iv) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Letter of Credit or (v) any payment of any draft or other item by the Letter of Credit Bank which does not strictly comply with the terms of any Letter of Credit, provided, that the payment shall not have constituted gross negligence or willful misconduct on the part of the Letter of Credit Bank; provided, further, that the Lenders shall not be obligated to make any such payment provided by Section 2.8(d) of this Agreement with respect to any wrongful payment or disbursement made under any Letter of Credit as a result of the gross negligence or willful misconduct of the Letter of Credit Bank to the extent that such negligence or willful misconduct releases the Borrower of its obligations to reimburse the Letter of Credit Bank and the Lenders under such Letter of Credit.

                  (f) RIGHTS OF LETTER OF CREDIT BANK. Neither the Letter of Credit Bank, nor any of its correspondents, shall be responsible, absent gross negligence or willful misconduct, as to any document presented under a Letter of Credit, or any renewal or extension thereof, which appears to be regular on its face and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof. Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents, under or in connection with any Letter of Credit or any renewal or extension thereof or the related instruments or documents, if in good faith and in conformity with such Laws, regulations or customs as are applicable and the terms of this Section 2.8(f), shall be binding upon the Borrower and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower, in the absence of gross negligence or wilful misconduct by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of Law or contract.

                  (g) LETTER OF CREDIT BANK INDEMNITY. The Lenders shall indemnify the Letter of Credit Bank (to the extent the Letter of Credit Bank is not reimbursed by the Borrower, to the extent the Borrower is obligated and fails to indemnify) from and against; (i) any loss or liability (other than any caused by the Letter of Credit Bank's gross negligence or willful misconduct) incurred by the Letter of Credit Bank in respect of this Agreement and the Letters of Credit and (ii) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Letter of Credit (other than any caused by the Letter of Credit Bank's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies; provided, that each Lender shall be liable for only its Ratable Portion of the whole loss or liability.

                  (h) EFFECT OF APPLICABLE LAW OR CUSTOM. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided in this Agreement, the Reimbursement Agreements or the Letters of Credit, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof.

                  (i) TERMINATION OF LETTER OF CREDIT FACILITY. In the event that: (i) any restriction is imposed on the Letter of Credit Bank (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof) which in the judgment of the Letter of Credit Bank would prevent the Letter of Credit Bank from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement: (A) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit impracticable,
         (B) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement, or (C) the taking of any action by any government or agency in respect of its monetary or fiscal affairs which would have a material adverse effect on the issuance of Letters of Credit, then the Letter of Credit Bank, through the Agent, in the case of the occurrence of any event described above, shall give written notice of the occurrence of such event to the Borrower and the Lenders, whereupon the commitment of the Letter of Credit Bank to issue Letters of Credit shall terminate on the effective date of such notice. The Borrower shall forthwith pay to the Letter of Credit Bank all obligations in respect of Letters of Credit on the maturity date of drawing of such Letter of Credit or such amounts shall be deemed to be advanced as a Revolving Credit Borrowing consisting of Prime Rate Loans in accordance with the terms of this Agreement.

         2.9      FEES.

                  (a) CLOSING FEE. The Borrower agrees to pay to the Agent for the sole account of the Agent a closing fee in the amount of Seventy-Five Thousand Dollars ($75,000), due and payable on the Closing Date.

                  (b) UNUSED COMMITMENT FEE. The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders (in accordance with each Lender's Ratable Portion) a commitment fee on the average daily unused portion of the total of the Revolving Credit Commitments from the Closing Date until the Revolving Credit Termination Date, at the rate of 3/8 of 1% per annum, payable monthly in arrears on the first day of each calendar month commencing on the first day of the first calendar month following the Closing Date, and on the Revolving Credit Termination Date.

                  (c) COLLATERAL ADMINISTRATION FEE. The Borrower agrees to pay to the Agent, for its sole account, a collateral administration fee, in the amount of Two Thousand Dollars ($2,000) per calendar month, payable on the Closing Date (prorated for the actual number of days remaining in the calendar month) and on the first day of each calendar month thereafter.

                  (d) PER DIEM AUDIT FEES. The Borrower agrees to pay for the services associated with any inspection, audit or verification of the Borrower's financial or other records, the Collateral or the premises upon which the Collateral is located or any other security for the Obligations; provided, that, so long as no Potential Default or Event of Default has occurred and is continuing and which has not been waived in writing by the Required Lenders, (i) the Borrower does not have to pay for more than three (3) such audits per year and (ii) the fees for such inspection, audit and verification will not exceed the lesser of
         (A) $650 per day (plus out-of-pocket expenses) per auditor or field examiner or (B) $6500 per audit.

                  (e) REFINANCE FEE. If the Borrower refinances its Obligations under this Agreement in respect of Revolving Credit Loans, whether in whole or in part, effective any time, or terminates the Revolving Credit Commitments in whole, then the Borrower shall pay to the Agent for the ratable benefit of the Lenders (in accordance with each Lender's Ratable Portion), on the date of such refinancing or termination, as the case may be, as compensation to the Lenders for loss of bargain with respect to the credit advanced hereunder, and not as a penalty, a termination fee in the amount of Seventy-Five Thousand Dollars ($75,000) if such refinancing or termination occurs on or prior to March 27, 2000; provided, that on and after September 27, 1999, no such termination fee shall be payable if the refinancing is made solely as a result of a replacement credit extended by National City Bank and/or its Affiliates to the Borrower which is in fact used to repay all of the Obligations in full.

                  (f) LATE CHARGES. If the Borrower fails to pay any amount due under this Agreement, or any fee in connection herewith, in full within ten (10) days after its due date, the Agent shall be entitled to, in addition to its remedies under Section 10 hereof, and the Borrower will incur and shall pay to the Agent for the ratable benefit of the Lenders (in accordance with each Lender's Ratable Portion), in each such case, a late charge equal to twenty dollars ($20.00); provided, that, in the event that the Borrower does not pay such overdue amount within ten
         (10) Business Days after such amount is overdue, the Borrower shall pay such overdue amount plus an amount equal to five percent (5%) of such unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Potential Default or Event of Default under this Agreement.

                  (g) INVENTORY APPRAISAL. The Borrower agrees to pay for the services and out-of-pocket expenses associated with any Inventory appraisal, provided, that, so long as no Potential Default or Event of Default has occurred and is continuing and which has not been waived in writing by the Required Lenders, the Borrower does not have to pay for more than one (1) Inventory appraisal per year. Each such Inventory appraisal shall be performed by Hilco Great American, Schottenstein Bernstein Capital Group or any other appraiser reasonably acceptable to the Agent.

                  (h) LETTER OF CREDIT FEES. The Borrower shall pay the following fees with respect to each Letter of Credit:

                           (i) LETTERS OF CREDIT. The Borrower agrees to pay to
                  the Agent for the ratable benefit of the Lenders (according to each Lender's Ratable Portion) a per annum fee equal to one and one-half percent (1.5%) of the aggregate LC Exposure of the Lenders, payable monthly in arrears, on the first day of each calendar month and upon the earlier maturity of the Obligations, for each Letter of Credit, for so long as such Letter of Credit is outstanding.

                           (ii) OTHER FEES RELATING TO LETTERS OF CREDIT. The
                  Borrower agrees to pay to the Letter of Credit Bank, for its sole account, upon the issuance of any Letter of Credit, any standard issuance fees and upon demand therefor by the

                  Letter of Credit Bank, any other standard amendment and modification fees, draw fees and any other standard fees and charges charged by the Letter of Credit Bank in connection with Standby Letters of Credit and Trade Letters of Credit.

                  (i) PAYMENT OF FEES; NONREFUNDABLE. All fees set forth in this
        Section 2.9 shall be paid on the date due, in immediately available funds, to the Agent for distribution, if and as appropriate, to the Lenders. Once paid, to the extent permitted by applicable Law, none of such fees shall be refundable under any circumstances.

         2.10     INTEREST ON REVOLVING CREDIT LOANS.

                  (a) INTEREST RATE. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan made by or on behalf of each Lender from the date of such Revolving Credit Loan until such principal amount shall be paid in full as follows:

                           (i) PRIME RATE LOANS. During such periods as any
                  Prime Rate Loan comprising a Revolving Credit Borrowing is outstanding, at a rate per annum equal at all times to the sum of the Prime Rate plus the Applicable Margin in effect from time to time, payable monthly, in arrears, on the first day of each calendar month commencing on the first day of the first calendar month following the Closing Date, on the date such Prime Rate Loan comprising a Revolving Credit Borrowing is converted pursuant to Section 2.7 and on the Revolving Credit Termination Date (whether occurring at maturity, by reason of acceleration or otherwise).

                           (ii) LIBOR RATE LOANS. During such periods as any
                  LIBOR Rate Loan comprising a Revolving Credit Borrowing is outstanding, at a rate per annum equal at all times to the sum of the LIBOR Rate plus the Applicable Margin in effect from time to time, payable on the last day of the Interest Period related to such LIBOR Rate Loan and on the date such LIBOR Rate Loan is converted or continued pursuant to Section 2.7 and on the Revolving Credit Termination Date (whether occurring at maturity, by reason of acceleration or otherwise).

                  (b) APPLICABLE MARGINS; TERMS OF ADJUSTMENT.

                           (i) COMMENCEMENT; CONDITIONS. So long as no Event of
                  Default shall have occurred which has not been waived in writing by all of the Lenders, the Applicable Margin shall be calculated as of the first day of each May and November of each Fiscal Year (each such date being herein referred to as a "Margin Adjustment Date"), commencing on May 1, 1999 (or as soon as practicable thereafter but not later than thirty (30) days after receipt of the financial statements herein required), for the rolling twelve
                  (12) month period ending as of the last day of each March and September immediately preceding each such Margin Adjustment Date (each, a "Margin Determination Date"), so long as prior to each such Margin Adjustment Date the Agent shall have received the financial statements required by Sections 8.1(a) and 8.1(b) for the period ending as of the Margin Determination Date immediately preceding such Margin Adjustment Date.

                           (ii) CALCULATION AND DURATION OF ADJUSTMENT. On each
                  Margin Adjustment Date, the Applicable Margin for each Type of Loan and Letters of Credit shall be the Applicable Margin, in each case, as set forth in the definition of such term set forth in this Agreement, which corresponds to the ratio of EBIT to Interest Expense of the Borrower as of the Margin Determination Date applicable to such Margin Adjustment Date. The Applicable Margin effective as of a particular Margin Adjustment Date shall remain effective only until the next succeeding Margin Adjustment Date at which time the Applicable Margin shall be recalculated pursuant to this Section 2.10(b); provided, that:

                           (A) if the Borrower shall not have delivered as of any Margin Adjustment Date the financial statements required to have been delivered under Sections 8.1(a) and 8.1(b) of this Agreement and the Lenders have not waived in writing the resulting Event of Default, then, at the election of the Required Lenders, the Applicable Margin shall immediately adjust to be the Applicable Margin set forth in Level V of the definition of Applicable Margin; provided, further, that, in the event the resulting Event of Default has been waived in writing by the Required Lenders, the Applicable Margin shall be re-adjusted as soon as practicable after receipt of such required financial statements and remain effective as adjusted only until the next succeeding Margin Adjustment Date, and

                           (B) if an Event of Default shall have occurred which has not been waived in writing by the Required Lenders, the interest rate shall, upon the election of the Required Lenders, be the interest rate applicable pursuant to Section 2.11 of this Agreement.

         2.11 DEFAULT INTEREST. If any principal, interest or fees due under this Agreement shall not be paid when due or if any Revolving Credit Note or any amounts due under any Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity therein contained, or if there shall otherwise occur an Event of Default which has not been waived in writing by the Required Lenders, the principal thereof and the unpaid interest and fees thereon shall, at the election of the Required Lenders, bear interest, payable on demand for Prime Rate Loans and LIBOR Rate Loans, at a rate per annum which shall be equal at all times to two percent (2%) in excess of the interest rate otherwise then payable pursuant to the terms of this Agreement.

         2.12 ADDITIONAL INTEREST ON LIBOR RATE LOANS. To the extent that any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each Loan during such periods as such Loan is a LIBOR Rate Loan, from the date such Loan is made as a LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting: (a) the LIBOR Rate for such Interest Period for such LIBOR Rate Loan from (b) the rate obtained by dividing such LIBOR Rate by a percentage equal to one hundred percent (100%) minus the Eurocurrency Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such LIBOR Rate Loan. A certificate as to the amount of such additional interest shall be submitted to the Borrower by the Agent and shall be conclusive and binding for all purposes, absent manifest error.

         2.13     INTEREST RATE DETERMINATION.

                  (a) AGENT DETERMINATION NOTICE. The Agent shall determine the LIBOR Rate in accordance with the definition of LIBOR Rate set forth in Annex II of this Agreement. The Agent shall give prompt notice to each of the Lenders and the Borrower of the applicable interest rate determined by the Agent for purposes of Sections 2.7 and 2.10 of this Agreement.

                  (b) FAILURE OF THE BORROWER TO ELECT. If no Interest Period is specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Rate Loans, the Borrower shall be deemed to have selected an Interest Period with a duration of one (1) month. If the Borrower shall not have given notice in accordance with Section 2.7 of this Agreement to continue any LIBOR Rate Loans into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 2.7 of this Agreement to convert such Loans), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically convert into Prime Rate Loans.

         2.14     PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENTS. In addition to payments otherwise made by the Borrower by reason of Collections and Remittances deposited to the Cash Concentration Account as specified in Section 5.2, the Borrower shall make any payment to be directly made by the Borrower under this Agreement and under the Notes with respect to principal of, interest on, and other amounts relating to Loans, not later than 12:00 noon (Cleveland, Ohio time) on the day when due by deposit of Dollars, in immediately available funds, to the Agent's account maintained at the Payment Office of the Agent as specified in this Agreement for distribution by the Agent to the Lenders and application thereof by the Lenders to the Borrower's Loan Account. Payments received by such deposit of Dollars, in immediately available funds, after 12:00 noon (Cleveland, Ohio time) shall be deemed to have been received on the next succeeding Business Day. Except to the extent otherwise provided in Section 2.4(c) in respect of the settlement of accounts among the Agent and the Lenders on any Settlement Date, after receipt of any such payment, the Agent will promptly distribute like funds relating to such payment (other than amounts payable pursuant to Sections 2.9(a) and 2.9(c) of this Agreement solely to the Agent) ratably to each of the Lenders for the account of its respective Lending Office.

                  (b) PAYMENT PROCEDURES. The Control Account of the Borrower will be charged with all Loans made by the Lenders to the Borrower and all other Obligations of the Borrower under this Agreement or any other Loan Document. The Borrower hereby authorizes each Lender to charge the Control Account of the Borrower with such Obligations. The Control Account of the Borrower will be credited in accordance with this
         Section 2.14(b) with all payments received by the Agent directly from such Borrower or for the account of the Borrower. The Control Account of the Borrower will also be credited in accordance with Section 5.2 with all Collections and Remittances received by the Agent in the Cash Concentration Account of the Borrower. The Agent shall send the Borrower a monthly statement reflecting the activity in the Control Account. Any and all such periodic or other statements or reconciliations of the Control Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Agent receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statements or reconciliation shall have been sent to the Borrower by the Agent. The Loan Accounts of each Lender shall reflect the activity in the Control Account applicable to such Lender's Loan Account. In the event of any discrepancies or inconsistencies between the Control Account and any Lender's Loan account, the Control Account shall govern.

                  (c) APPLICATION OF PAYMENTS. Payments distributed to each Lender pursuant to Section 2.14(a) above shall in each case be applied by such Lender in accordance with the terms of this Agreement. Prior to the occurrence of an Event of Default, all funds received under this
         Section 2.14 shall be applied to the Loans and/or other Obligations of the Borrower to the Agent and the Lenders under this Agreement all in such order and method of application as may be elected by the Agent, in its sole discretion; provided, that the Agent will use its reasonable best efforts to avoid applications that would cause early prepayment of a LIBOR Rate Loan prior to the expiration of the applicable Interest Period, provided, further, that if, as of the date of application of any such payments and after giving effect to such payments, there is a positive Availability with respect to the revolving Credit Loans and there are excess funds in the Cash Concentration Account, then the Agent will notify the Borrower of such excess funds and the Borrower will have one (1) Business Day to instruct the Agent, in writing, to apply such excess funds to (i) subject to Section 13.4, the repayment of LIBOR Loans, (ii) maintain such excess funds in the Cash Concentration Account or (iii) transfer such excess funds to the Operating Account. Any notification by the Borrower under this
         Section 2.14(c) shall be irrevocable.

                  Upon the occurrence and continuation of an Event of Default, all funds received by the Agent hereunder shall, except as otherwise provided in Section 5.2, be applied in the following order: first, to the payment of any Fees, Related Expenses or other Obligations due and payable by the Borrower to the Agent hereunder or under any of the other Loan Documents, including advances of Revolving Credit Loans by the Agent pursuant to Section 2.4 and any other amounts advanced by the Agent on behalf of the Lenders; second, to the payment of any Fees, Related Expenses or other Obligations due and payable by the Borrower to the Letter of Credit Bank hereunder or under any of the other Loan Documents; third, to the ratable payment of any Fees, Related Expenses or other Obligations due and payable by the Borrower to the Lenders hereunder or under any of the Loan Documents other than those Obligations specifically referred to in this Section 2.14; fourth, to the ratable payment of interest due on the Revolving Credit Loans made to the Borrower; and fifth, to the ratable payment of principal due on the Revolving Credit Loans made to the Borrower.

                  (d) AUTHORIZATION TO CHARGE ACCOUNT. The Borrower hereby authorizes the Agent and each Lender (and, with respect to amounts payable under any Reimbursement Agreement, each Lender and the Letter of Credit Bank), to charge from time to time against any or all of the Borrower's accounts with the Agent or such Lender (or the Letter of Credit Bank, as applicable) any amount owing to the Agent or such Lender (or the Letter of Credit Bank, as applicable). Notice of any such charge shall be given promptly to the Borrower by the Agent, the Letter of Credit Bank or the appropriate Lender, as the case may be.

                  (e) COMPUTATION OF INTEREST AND FEES. All computations of interest, fees and other compensation shall be made by the Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of interest, fees or other amounts of compensation due hereunder shall be rebuttably presumed to be correct.

                  (f) PAYMENT NOT ON BUSINESS DAY. Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

                  (g) PRESUMPTION OF PAYMENT IN FULL BY THE BORROWER. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Lender on such due date the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent promptly upon demand the amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the rate applicable to the Borrower plus the amount of any costs, expenses, liabilities or losses incurred by the Agent in connection with its distribution of such funds.

         2.15 CHANGE IN LAW RENDERING LIBOR RATE LOANS UNLAWFUL. Notwithstanding any other provision of this Agreement, if any Lender determines that any applicable Law, or any change therein, or any change in the interpretation or administration of any Law by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or agency asserts that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, then, upon notice to the Agent and the Borrower by such Lender:
(a) the obligation of the Lenders to make, or to convert Loans into, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (b) the Borrower shall immediately, or at such later date, if any, as may thereafter be permitted by relevant Law, prepay in full the then outstanding principal amount of all LIBOR Rate Loans of all Lenders, together with interest accrued thereon and any other amounts payable to the Lenders hereunder unless the Borrower, within five (5) Business Days of notice from the Agent, converts all LIBOR Rate Loans of all Lenders then outstanding into Loans of another Type in accordance with Section 2.7 of this Agreement as to which such circumstances do not exist. Any such payment or Rate Conversion shall be subject to the provisions of Section 13.4 of this Agreement.

         2.16 UNAVAILABILITY. Notwithstanding any other provision in this Agreement, if at any time with respect to any LIBOR Rate Loans:

                  (a) UNAVAILABLE QUOTATIONS. The Agent determines (which determination shall be conclusive) that quotations of interest rates for Dollar deposits are not being provided in the relevant amounts or for the relevant maturities to, or the circumstances affecting the London interbank market of deposits in Dollars make it impracticable to, determine the LIBOR Rate, or

                  (b) UNAVAILABLE DEPOSITS. Any Lender determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London interbank market of deposits of Dollars for the purpose of funding the LIBOR Rate Loans, then: (i) each LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Prime Rate Loan and (ii) the obligation of the Lenders to make or to convert Loans into LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         2.17 PRO RATA TREATMENT. Except as set forth in Sections 2.4(c), 2.9(c) and 10.5 of this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees provided for hereunder and each Rate Conversion or Rate Continuation of Loans comprising a Borrowing shall be allocated among the Lenders in accordance with each Lender's Ratable Portion (or, if the Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Lender's Loans).

SECTION 3      CONDITIONS OF LENDING.

         3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The effectiveness of this Agreement, and the obligation of each Lender to make a Revolving Credit Loan on the occasion of each Borrowing and each Rate Conversion or Rate Continuation, and the obligation of the Letter of Credit Bank to issue any Letters of Credit, are subject to the condition precedent that: (i) the conditions set forth in Annex III attached hereto and incorporated herein by reference, shall have been satisfied on or before the Closing Date of this Agreement, as determined by the Agent in its sole discretion, and (ii) the Agent shall have received on or before the Closing Date of this Agreement the documents and deliveries set forth on said Annex III (which, in the case of exhibits to this Agreement, shall be in the forms attached hereto, with blanks completed).

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. On the date of each Credit Event, each of the following shall have been satisfied as a condition precedent to such Credit Event:

                  (a) REPRESENTATION BRINGDOWN. As of the date of any Credit Event, and before and after giving effect thereto, the representations and warranties contained in Sections 4, 5, 6 and 7 of this Agreement are true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (b) NO DEFAULT; COMPLIANCE WITH TERMS. As of the date of any Credit Event, and before and after giving effect thereto, the Borrower shall be in compliance with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event (after giving effect to such Credit Event), no Potential Default or Event of Default shall have occurred and be continuing; and

                  (c) NO MATERIAL ADVERSE CHANGE. As of the date of any Credit Event, and before and after giving effect thereto, there shall have been no event which has or could reasonably be expected to have a Material Adverse Effect; and

                  (d) CONFIRMATION OF BORROWING BASE. The Borrower shall have delivered to the Agent a Borrowing Base Certificate for the period in which such Credit Event occurs; and

                  (e) OTHER DELIVERIES. The Agent and the Lenders shall have received such other approvals, opinions or documents as the Agent and the Lenders may reasonably request consistent with the terms of this Agreement.

Each Credit Event and each receipt by the Borrower of the proceeds of any Loan shall constitute a representation and warranty by the Borrower that on the date of such Credit Event, the statements in clauses (a) through (c) above are true and correct as of such date and that the actions required under clauses (d) and
(e) above have in fact been taken as of such date.

SECTION 4      SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

         4.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, and in addition to any other collateral or Lien securing the Obligations, the Borrower hereby grants to the Agent for itself and for the benefit of the Lenders, a continuing security interest in and to and a pledge of all of the tangible and intangible personal property and assets of the Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts, (b) all Inventory, (c) all Equipment, (d) all General Intangibles, (e) any and all deposits or other sums at any time credited by or due from the Lenders to the Borrower, whether in the Cash Concentration Account, another depository account, or other account, (f) all Instruments, documents, documents of title, policies and certificates of insurance, investment property, goods, choses in action, Chattel Paper, cash or other property, to the extent owned by the Borrower or in which the Borrower has an interest, (g) all Collateral which now or hereafter is at any time in the possession or control of any of the Lenders or in transit by mail or carrier to or from any of the Lenders or in the possession of any Person acting in a Lender's behalf, without regard to whether such Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether such Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of the Borrower with such Lender, (h) all accessions to, substitutions for, and all replacements, Products and Proceeds of the herein above-referenced property of the Borrower described in this Section 4.1 including, but not limited to, proceeds of insurance policies insuring such property and (i) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, programs, and disks, magnetic tape and other magnetic media, and other materials and records) of the Borrower pertaining to any such above-referenced property of the Borrower.

         4.2 GRANT OF LICENSE. The Borrower hereby grants to the Agent (and its agents, representatives and assigns), for itself and for the benefit of the Lenders, a fully-paid, royalty-free, worldwide right and license to, upon the occurrence and continuation of an Event of Default (unless appropriately waived in writing in accordance with this Agreement), (a) use or sell or otherwise transfer, any and all of the Borrower's Inventory which may bear or utilize any of the Borrower's Intellectual Property; (b) use or sell any such work-in-process, raw materials or completed or finished products and (c) accept any and all orders or shipments of products ordered by the Borrower from Manufacturers and use or sell any such products bearing or utilizing any of the Borrower's Intellectual Property.

         4.3 PERFECTION. The Borrower shall execute such financing statements provided for by applicable Law, and otherwise take such other action and execute such assignments or other instruments, control agreements or documents, in each case as the Agent may request, to evidence, perfect, or record the Agent's security interest in the Collateral or to enable the Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. The Borrower hereby authorizes the Agent on behalf of the Lenders to execute and file any such financing statement or continuation statement on the Borrower's behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by Law.

         4.4 GENERAL REPRESENTATIONS AS TO COLLATERAL. The Borrower represents that the Supplemental Schedule sets forth: (a) the principal place of business of the Borrower and the office where its chief executive offices and accounting officers are located, (b) the office where Borrower keeps its records concerning the Accounts and General Intangibles, (c) the location of the Borrower's registered office, (d) each location at which any Inventory, Equipment or other tangible Collateral of the Borrower is located, including, without limitation, the location of any warehouse, bailee or consignee at which Collateral is located (with respect to Collateral located with such warehouse, bailee or cosignee, the Supplemental Schedule shall expressly indicate to the reasonable satisfaction of the Agent, (1) the type of location of the Collateral (e.g., warehouse, bailee, consignee or otherwise); (2) the type of Collateral located at each such location; (3) whether the Collateral is segregated or otherwise identifiable at each such location; and (4) the approximate dollar value of the Collateral located at each such location), (e) the locations and addresses of all of the Borrower's owned or leased real property, (f) the locations of Borrower's registered offices, agents, other offices and places of business during the five (5) years prior to the Closing Date, and (g) all trade names, assumed names, fictitious names and other names used by Borrower during the five
(5) years prior to the Closing Date.

         4.5 TITLE TO COLLATERAL; LIENS; TRANSFERS. The Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 8.3(d). Except as permitted by Sections 8.3(a) or 8.3(d) hereof or as otherwise provided herein or in any other Loan Document, the Borrower shall not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

         4.6 CHANGES AFFECTING PERFECTION. The Borrower shall not, without giving the Agent thirty (30) days' prior notice thereof: (a) make any change in any location where Borrower's Inventory or Equipment is maintained, or locate any of Borrower's Inventory or Equipment at any new locations (other than in connection with sales of Inventory in the ordinary course of business and the closing of the Bedford and Canton locations), (b) make any change in the location of its chief executive office, principal place of business or the office where Borrower's records pertaining to its Accounts and General Intangibles are kept, (c) add any new places of business or close any of its existing places of business (other than the stores located in Bedford and Canton), (d) make any change in Borrower's name or corporate structure, adopt new trade names, assumed names or fictitious names or otherwise add any name under which the Borrower does business, (e) make any other change (other than sales of Inventory in the ordinary course of business and other dispositions of Collateral permitted by this Agreement and the other Loan Documents and other than the creation or suffering to exist of Liens permitted by Section 8.3(d)) which might affect the perfection or priority of the Agent's Lien in the Collateral.

         4.7 POWER OF ATTORNEY FOR INSURANCE. The Borrower shall promptly deliver to the Agent true copies of all reports made to insurance companies for claims with respect to a single occurrence in excess of Fifty Thousand Dollars ($50,000). The Borrower hereby irrevocably makes, constitutes, and appoints the Agent (and all officers, employees, or agents designated by the Agent) as its true and lawful attorney-in-fact and agent, with full power of substitution, such that the Agent shall have the right and authority to make and adjust claims under such policies of insurance, receive and endorse the name of the Borrower on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance; provided, however, that the Agent may not exercise the power of attorney granted by this Section 4.7 except after (a) the occurrence of an Event of Default that has not been waived by the Required Banks, or (b) the occurrence of an event of loss in excess of Fifty Thousand Dollars ($50,000), with respect to which the Agent in good faith determines that the Borrower is not diligently pursuing its claims. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         4.8 PROTECTION OF COLLATERAL; REIMBURSEMENT. All reasonable insurance expenses and all reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any state, Federal, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by the Borrower, subject to the provisions of Section 8.2(i). If the Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted under this Agreement or under any of the other Loan

Documents, the Agent, at its option, may, but shall not be required to, pay the same. All sums so paid or incurred by the Agent for any of the foregoing and any and all other reasonable sums for which the Borrower may become liable under this Agreement and all reasonable costs and expenses (including reasonable attorneys' fees and paralegals' fees, legal expenses, and court costs, expenses and other charges related thereto) which the Agent may incur in enforcing or protecting its Liens on or rights and interests in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties to this Agreement or in respect of any of the transactions to be had under this Agreement shall be repayable on demand and upon the expiration of five (5) calendar days after such demand, the Borrower shall be deemed to have delivered a Deemed Credit Request in the relevant amount whereupon such amount shall become a Revolving Credit Borrowing. Unless otherwise provided by law, the Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

         4.9 INSPECTION; VERIFICATION. During regular business hours and after reasonable notice to the Borrower, and subject to the limitations set forth in Sections 2.9(d) and (g), the Agent and each of the Lenders (by any of its officers, employees, agents, representatives, or designees, including another Lender) shall have the right to inspect the Borrower's Collateral and to inspect and audit, all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Agent may request) and to inspect the premises upon which any of the Collateral is located for the purpose of verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral; provided, that, upon the occurrence of an Event of Default (unless waived in writing by the Required Lenders), the Agent and the Lenders may exercise such access and other rights at any time the Agent or any Lender deems such action necessary or desirable. In addition to inspections as outlined above, the Agent or its designee shall have the right, upon reasonable notice to and consultation with the Borrower and subject to Section 5.6, to make test verifications of the Accounts and other Collateral and physical verifications of the Inventory and other tangible items of the Collateral at the expense of the Borrower and in any manner and through any commercially reasonable medium that the Agent considers advisable, and the Borrower agrees to furnish all such assistance and information as the Agent may require in connection therewith. The Borrower at its expense will prepare and deliver to the Agent at any time and from time to time promptly upon the Agent's request, the following reports: (a) a reconciliation of all its Accounts, (b) trial balances, and (c) a test verification of such Accounts as the Agent may request, provided, that the Agent may make such request only at such time as (i) the aggregate amount of all Accounts exceeds One Million Dollars ($1,000,000) or (ii) an Event of Default has occurred and is continuing. The Agent shall deliver to each of the Lenders copies of each audit report prepared pursuant to this Section 4.9 and all other reports prepared and delivered to the Agent pursuant to this Section 4.9.

         4.10 ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Upon the Agent's request and to the extent the aggregate amount of all Accounts exceeds One Million Dollars

($1,000,000), the Borrower shall furnish the Agent with copies of proof of delivery and the original copy, if available, of all documents relating to Accounts including, but not limited to, repayment histories and present status reports, and such other matters and information relating to the status of then existing Accounts as the Agent shall reasonably request. If, upon the occurrence of an Event of Default, the Agent so requests, the Borrower shall execute and deliver to the Agent, on forms supplied by the Agent and at such intervals as the Agent may from time to time require, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto. Upon request of a Lender, the Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.10.

         4.11 REPORTING REGARDING INVENTORY. The Borrower shall report inventory figures no later than fifteen (15) calendar days after the end of each month based upon month-end balances reconciled to the period end balance sheet. The Borrower's Inventory shall be reported based upon reconciliation of the financial statements to the perpetual inventory system or, at the Borrower's option, a weekly physical count, as the case may be, and: (a) the Borrower shall deliver to the Agent and the Lenders, weekly in the case of inventory records and monthly in the case of the general ledger, set forth in such detail and with such categories as the Agent shall require (including, but not limited to, a report indicating Inventory that has been designated as "inactive" or that will be removed from the Borrower's current merchandise assortment by the Borrower on a basis consistent with the current and historical accounting practice of the Borrower and all other information deemed reasonably necessary by the Agent to determine the level of Eligible Inventory and ineligible Inventory), (b) the values shown on reports of Inventory shall be at the lower of cost or market value determined in accordance with the Borrower's first-in first-out accounting, consistently applied and (c) no later than fifteen (15) calendar days after the end of each month, or more frequently as may be customary in asset based financing transactions, if the Agent shall so request, the Borrower shall submit to the Agent an inventory report reconciled to the Borrowing Base Certificate for the end of such month, the Borrower's perpetual inventory records and its general ledger, broken down into such detail and with such categories as the Agent shall reasonably require (including, but not limited to, a report indicating the Inventory that has been designated as "inactive" or that will be removed from the Borrower's current merchandise assortment by the Borrower on a basis consistent with the current and historical accounting practice of the Borrower, and all other information deemed necessary by the Agent to determine the level of Eligible Inventory and ineligible Inventory). Upon request of a Lender, the Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.11.

         4.12 OTHER COLLATERAL REPORTS. The Borrower shall deliver to the Agent, Borrowing Base Certificates at the times and in the manner prescribed in
Section 8.1(c)(ii) hereof. The Borrowing Base Certificate and such other reports shall be on forms requested or provided by the Agent and shall contain such detailed information as is reasonably satisfactory to the Agent. Upon request of a Lender, the Agent shall deliver to such Lender copies of each report and all other items delivered pursuant to this Section 4.12.

         4.13 STATUS OF COLLATERAL. The Borrower agrees to advise the Agent promptly, in reasonable detail, of any substantial change relating to the type, quantity or quality of the Collateral, which could have a Material Adverse Effect.

         4.14 REINSTATEMENT. The provisions of Sections 4, 5 and 6 of this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower's assets or should any other Financial Impairment relating to the Borrower occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         4.15 TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL. Upon the payment in full of all Obligations and the termination of the Revolving Credit Commitments and all LC Exposure of the Lenders: (a) the security interests and licenses granted to the Agent under this Agreement and under any other Loan Documents shall terminate, (b) all rights to the Collateral shall revert to the Borrower, (c) the Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the termination of such security interests and the release of such Collateral,
(d) all powers of attorney granted in favor of the Agent and\or the Lenders under this Agreement shall terminate and (e) this Agreement and all of the Loan Documents with the Borrower will be terminated, and Borrower will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination of such agreements).

SECTION 5      PROCEEDS OF ACCOUNTS AND INVENTORY.

         5.1 CASH CONCENTRATION ACCOUNT. All funds in the Cash Concentration Account shall be deemed to be the property of the Agent for the benefit of the Lenders and shall be subject only to the signing authority designated from time to time by the Agent. Other than as set forth in Section 2.14(c) of this Agreement, the Borrower shall have no interest therein or control over such funds. The Agent shall have sole access to the Cash Concentration Account and the Borrower shall have no access thereto. The Borrower hereby grants to the Agent a security interest in all funds held in the Cash Concentration Account as security for the Obligations. The Cash Concentration Account shall not be subject to any deduction, set-off, banker's lien or any other right in favor of any person or entity other than the Agent.

         5.2 APPLICATION OF DEPOSITS TO LOAN ACCOUNT. Prior to the occurrence of an Event of Default, and after the occurrence of any Event of Default which has been waived by the Required Lenders, deposits to the Cash Concentration Account in respect of the Borrower shall be credited (in accordance with Section 5.3) to the Borrower as follows: (i) first, to the outstanding principal amount of any Revolving Credit Loans as follows: (A) first, to Revolving Credit Loans comprised of Agent Special Loans, (B) second, to Revolving Credit Loans comprised of Settlement Loans, and (C) third, to other Revolving Credit Loans in such order as the Agent may choose in its sole discretion; (ii) then, to any other outstanding Obligation hereunder as the Agent may determine and (iii) last, to the extent of any excess not so credited, such deposits shall remain in the Cash Concentration Account of the Borrower for application against subsequent Loans to the Borrower and as collateral security for the Obligations (whether then or thereafter outstanding) of the Borrower. Upon the occurrence of an Event of Default which has not been waived in writing by the Required Lenders, such deposits to the Cash Concentration Account in respect of the Borrower shall be credited to the Borrower as follows: (i) first, to the payment of any fees, Related Expenses or other Obligations due and payable by the Borrower to the Agent hereunder or under any of the other Loan Documents; (ii) second, to the payment of any fees, Related Expenses or other Obligations due and payable by the Borrower to the Letter of Credit Bank hereunder or under any of the other Loan Documents; (iii) third to the ratable payment of any fees, Related Expenses or other Obligations due and payable by the Borrower to the Lenders hereunder or under any of the other Loan Documents other than those Obligations specifically referred to in this sentence; (iv) fourth, to the ratable payment of interest due on the Loans made to the Borrower, and (v) fifth, to the outstanding principal amount of any other outstanding Obligations of the Borrower as follows: (A) first, to Revolving Credit Loans comprised of Agent Special Loans, (B) second, to Revolving Credit Loans comprised of Settlement Loans, and (C) third, to other Obligations in such order as the Agent may choose in its sole discretion; in such order as the Agent may choose in its sole discretion.

         5.3 CREDITING OF COLLECTIONS AND REMITTANCES. For the purpose of calculating interest and determining the aggregate Loans outstanding and resulting Availability hereunder, all Collections and Remittances shall be credited to the Borrower: (i) in the case of Collections and Remittances received by wire transfer on the next succeeding Business Day after such receipt and (ii) in the case of all other Collections and Remittances received, on the Business Day on or after which the Agent receives notice of the deposit of the proceeds of such Collections and Remittances into the Cash Concentration Account, in good funds with respect thereto prior to 12:00 noon (Cleveland, Ohio time). From time to time, upon advance written notice to the Borrower, the Agent may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Cash Concentration Account and the services to be provided by the Agent under this Agreement not inconsistent with the terms of this Agreement.

         5.4 COSTS OF COLLECTION. All reasonable costs of collection of the Borrower's Accounts, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney's fees, and all service charges and costs related to the establishment and maintenance of the Cash Concentration Account, shall be the sole responsibility of the Borrower, whether the same are incurred by the Agent or the Borrower, and the Agent, in its sole discretion, may charge the same against the Borrower and/or any account maintained by the Borrower with the Agent and the same shall be deemed part of the Obligations hereunder. The Borrower hereby indemnifies and holds the Agent harmless from and against any loss or damage with respect to any Collection or Remittance deposited in the Cash Concentration Account which is dishonored or returned for any reason. If any Collection or Remittance deposited in the Cash Concentration Account is dishonored or returned unpaid for any reason, the Agent, in its sole discretion, may charge the amount of such dishonored or returned Collection or Remittance directly against the Borrower and/or any account maintained by the Borrower with the Agent and such amount shall be deemed part of the Obligations hereunder. The Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Agent under this Agreement, except losses or damages resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         5.5 RETURN OF FUNDS. Upon the payment in full of all Obligations and the termination of the Revolving Credit Commitments hereunder: (a) the Agent's security interests and other rights in funds in the Cash Concentration Account under Section 5.1 of this Agreement shall terminate, (b) all rights to such funds shall revert to the Borrower, and (c) the Agent will, at the Borrower's expense, take such steps as the Borrower may reasonably request to evidence the termination of such security interests and to effect the return to the Borrower of such funds.

         5.6 NOTICE TO ACCOUNT DEBTORS. The Borrower hereby authorizes the Agent, now and at any time or times thereafter, in accordance with the powers conferred upon the Agent pursuant to Section 5 or any other applicable provision of this Agreement, to: (a) notify any or all Account Debtors that the Accounts have been assigned to the Agent, for the ratable benefit of the Agent, the Lenders and the other holders of the Obligations, and that the Agent has a security interest therein, and (b) upon the occurrence of an Event of Default (unless waived in writing in accordance with Section 14.1), direct such Account Debtors to make all payments due from them to the Borrower upon the Accounts directly to the Agent or to a lockbox designated by the Agent; provided, that the Agent shall not exercise any of its rights under this sentence unless: (i)
(A) the Borrower has failed to so notify or direct any such Account Debtor following a request from the Agent to the Borrower for such notification or direction, or (B) the Agent reasonably believes that the Borrower has failed to so notify or direct any such Account Debtor, (ii) such Account Debtor owes the Borrower in excess of Fifty Thousand Dollars ($50,000) and (iii) an Event of Default has occurred and is continuing. The Agent shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Agent's sole discretion, may be sent on the Borrower's stationery, in which event the Borrower shall co-sign such notice with the Agent.

         5.7 APPOINTMENT OF ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Agent (and all persons designated by the Agent) as the Borrower's true and lawful attorney (and agent-in-fact) to: (a) effectuate, in the Borrower's name, the Borrower's obligations under this Agreement and (b) upon the occurrence of an Event of Default (unless appropriately waived in writing by the Required Lenders), in the Borrower's or Agent's name: (i) demand payment of the Accounts, (ii) enforce payment of the Accounts, by legal proceedings or otherwise, (iii) exercise all of the Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral, (iv) settle, adjust, compromise, extend, or renew the Accounts, (v) settle, adjust, or compromise any legal proceedings brought to collect the Accounts, (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts, and at such time or times as the Agent deems advisable, (vii) discharge and release the Accounts and any other Collateral, (viii) take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (ix) prepare, file, and sign the Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor, (x) prepare, file, and sign the Borrower's name on any notice of Lien, assignment, or satisfaction of Lien or similar document in connection with the Accounts, (xi) do all acts and things reasonably necessary, in the Agent's good faith discretion, to fulfill the Borrower's obligations under this Agreement, (xii) endorse the name of the Borrower upon any of the items of payment or Proceeds relating to any Collateral and deposit the same to the account of the Agent on account of the Obligations, (xiii) endorse the name of the Borrower upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (xiv) use the Borrower's stationery and sign the name of the Borrower to verifications of the Accounts and notices thereof to Account Debtors, (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral to which the Borrower has access, and (xvi) notify post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, receive and open all mail addressed to the Borrower, and, after removing all Collections and Remittances and other Proceeds of Collateral, forward the mail to the Borrower. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

SECTION 6 SPECIFIC REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL.

         6.1 REPRESENTATIONS AND WARRANTIES REGARDING ACCOUNTS. The Borrower agrees and represents that each Account and each invoice representing any Account (other than proceeds of letters of credit, insurance proceeds, contract rights, Chattel Paper, Instruments and documents not arising directly out of a sale or lease of goods or services) will (a) cover a bona fide sale or lease and delivery of merchandise usually dealt in by the Borrower, or the rendition by the Borrower of services to customers in the ordinary course of business, (b) be for a liquidated amount maturing as stated in the schedule thereof and in the duplicate invoice covering said sale, and (c) other than the Agent's security interest therein, not be subject to any Lien, or, except for those asserted by the Account Debtor in the ordinary course of business, any offset, deduction or counterclaim. None of the Borrower's invoices shall be backdated, postdated or redated and the Borrower shall make no sales on extended dating or credit terms other than in accordance with Borrower's past practices as disclosed to the Agent in writing.

         6.2 DISPUTES AND CLAIMS REGARDING ACCOUNTS. The Borrower shall use all commercially reasonable efforts to settle or adjust promptly all disputes and claims in excess of Fifty Thousand Dollars ($50,000) per such dispute or claim, at no expense to the Agent, but no discount, credit or allowance outside the ordinary course of business or material adverse extension, compromise or settlement shall be granted to any customer or Account Debtor and no returns of merchandise outside the ordinary course of business shall be accepted by the Borrower without the Agent's consent which consent shall not be unreasonably withheld or delayed.

         6.3 COMPLIANCE WITH TERMS OF ACCOUNTS; GENERAL INTANGIBLES. The Borrower will perform and comply in all material respects with all obligations in respect of Accounts, Chattel Paper, General Intangibles and under all other contracts and agreements to which it is a party or by which it is bound relating to the Collateral where failure to so comply would result in a Material Adverse Effect, unless the validity thereof is being contested in good faith by appropriate proceedings and such proceedings do not involve the material danger of the sale, forfeiture or loss of the Collateral which is the subject of such proceedings or the priority of the lien in favor of the Agent thereon.

         6.4 NO WAIVERS, EXTENSIONS, AMENDMENTS. Other than in the ordinary course of business and in accordance with its business practices prior to the execution and delivery of this Agreement, the Borrower will not, without the Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         6.5 LIEN PRIORITY. From and after the Closing Date, by reason of the filing of financing statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing, which security interest will be enforceable against the Borrower and all third parties as security for payment of all Obligations.

         6.6 LOCATION OF COLLATERAL. All of the locations of the Borrower, its Subsidiaries and of the Collateral are set forth in the Supplemental Schedule attached hereto. Other than as set forth in the Supplemental Schedule attached hereto neither the Borrower nor any of its Subsidiaries keeps any Collateral owned by it or them on any property not owned in fee simple by the Borrower or such Subsidiary, as the case may be.

         6.7 LIEN WAIVERS, LANDLORD WAIVERS, WAREHOUSE RECEIPTS. The Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than the Liens permitted by Section 8.3(d) of this Agreement, and will defend the right, title and interest of the Agent in and to any of the Borrower's rights to the Collateral and in and to the Proceeds and Products thereof against the claims and demands of all persons whomsoever. In the event any Inventory or Equipment of the Borrower is at any time located on any real property not owned by the Borrower and subject to the liens of this Agreement and the other Loan Documents in favor of the Agent, the Borrower will obtain and maintain in effect at all times while any such Inventory or Equipment is so located valid and effective lien waivers in form and substance satisfactory to the Agent, whereby each owner, landlord and mortgagee having an interest in such real property shall disclaim any interest in such Inventory or Equipment, as the case may be, and shall agree to allow the Agent reasonable access to such real property in connection with any enforcement of the security interest granted hereunder, provided, that the Borrower shall not be required to obtain such a lien waiver with respect to any location to the extent the Borrower has established a reserve against Eligible Inventory in an amount equal to two (2) months' gross rent charged to the Borrower pursuant to a valid and binding lease related to such location. Upon delivery to the Agent of a valid and effective lien waiver for any location for which a reserve has been established in accordance with the preceding sentence, such reserve shall be released from the definition of Eligible Inventory. The Borrower shall not store any Inventory with a bailee, warehouseman or similar party without the Agent's prior written consent (other than Dedicated Transport, Inc. and Reserve Lumber) and, if the Agent gives such consent and reasonably requires such action, the Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, warehouse receipts therefor in the Agent's name.

         6.8 MAINTENANCE OF INSURANCE. The Borrower will maintain with financially sound and reputable companies, insurance policies (a) insuring the Equipment, the Inventory, and all equipment subject to any lease, against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, (b) insuring the Borrower and the Agent against liability for personal injury and property damage relating to such Equipment, Inventory and equipment covered by any equipment lease, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Agent, with losses payable to the Borrower and the Agent as their respective interests may appear, and (c) in amounts and coverages not less than the current amounts and coverages held by the Borrower. All insurance with respect to the Equipment and Inventory shall (i) contain a breach of warranty clause in favor of the Agent, (ii) provide that no cancellation, reduction in amount, change in coverage or expiration thereof shall be effective until at least thirty (30) days after written notice to the Agent thereof, and (iii) be reasonably satisfactory in all respects to the Agent.

         6.9 MAINTENANCE OF EQUIPMENT. The Borrower will keep and maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and the Borrower will provide all maintenance and service and all repairs, necessary for such purpose unless disposed of in accordance with the provisions of Section 6.10.

         6.10 LIMITATIONS ON DISPOSITIONS OF INVENTORY AND EQUIPMENT. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Inventory or Equipment, or attempt, offer or contract to do so, except for (a) dispositions of Inventory in the ordinary course of business or in connection with the closing of the Bedford and Canton locations, and (b) so long as no Event of Default has occurred which has not been waived in writing by the Required Lenders, the disposition in the ordinary course of business of Equipment that is obsolete, worn out or no longer useful and other dispositions of Equipment permitted by Section 8.3(a) of this Agreement.

SECTION 7      GENERAL REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Revolving Credit Loans and to issue and/or participate in Letters of Credit provided for herein, the Borrower represents and warrants to the Agent and the Lenders as follows, all of which shall survive the execution and delivery of this Agreement and the making of each Credit Event:

         7.1 EXISTENCE. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower has no Subsidiaries other than as listed in the Supplemental Schedule. The Borrower and each of its Subsidiaries is duly qualified or licensed to transact business in each jurisdiction where such qualification or licensure is necessary, except where failure to do so will not have a Material Adverse Effect. As of the Closing Date, the Borrower does not have any Subsidiaries.

         7.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement and the Loan Documents to which it is a party: (a) are within the corporate powers of the Borrower, (b) have been duly authorized, and are not in contravention of Law or the terms of the Articles of Incorporation, Code of Regulations or other applicable organizational documents of the Borrower or except as set forth on the Supplemental Schedule, of any indenture or other document or instrument evidencing borrowed money or any other agreement or undertaking to which the Borrower is a party or by which it or its property is bound.

         7.3 ENFORCEABILITY. This Agreement and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         7.4 LITIGATION; PROCEEDINGS. Except as set forth in the Supplemental Schedule, as of the Closing Date there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries affecting any property of the Borrower or any of its Subsidiaries or with respect to this Agreement and any Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators. Except as set forth in the Supplemental Schedule, there is no action, suit, investigation, proceeding, order, writ, injunction, or decree against or applicable to the Borrower or any of its Subsidiaries existing at any time on or before the Closing Date that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees, could (i) reasonably be expected to result in a Material Adverse Effect or (ii) reasonably be expected to result in liabilities against the Borrower in an amount that exceeds Two Hundred Fifty Thousand Dollars ($250,000).

         7.5 TAXES. The Borrower and its Subsidiaries have filed all federal, state and local tax returns which are required to be filed thereby and, except to the extent permitted by Section 8.2(i) of this Agreement, have paid all taxes and assessments due as shown on such returns, including interest, penalties and fees.

         7.6 TITLE. The Borrower and its Subsidiaries have good title to all personal property assets reflected in, and good and marketable title to all real property assets reflected in, the financial statements referred to in Section
7.13 of this Agreement and in the consolidated financial statements delivered from time to time pursuant to Section 8.1 of this Agreement. All such assets are free of all Liens other than those in favor of the Agent and those otherwise disclosed in the Supplemental Schedule or permitted by Section 8.3(d) of this Agreement.

         7.7 CONSENTS; APPROVALS. Except as set forth in the Supplemental Schedule, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect. Except as set forth in the Supplemental Schedule (and expressly consented to by the Agent and the Lenders), to the extent the terms of any General Intangible (including any Material License Agreement) contain a legally effective prohibition against assignment, a consent permitting assignment has been obtained by the Borrower to overcome such prohibition.

         7.8 LAWFUL OPERATIONS. The operations of the Borrower and its Subsidiaries are in full compliance with all requirements imposed by Law, including without limitation, occupational safety and health laws and zoning ordinances the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

         7.9 ENVIRONMENTAL COMPLIANCE. All of the Borrower's operations and activities on its real and personal property are in compliance with all Environmental Laws. To the best of the Borrower's knowledge, none of the Borrower's real or personal property is currently contaminated with Hazardous Materials or the site of the disposal or release of any Hazardous Materials in such amounts or in such manner as would necessitate Environmental Remediation under applicable Environmental Laws, the source of any disposal or release of Hazardous

Materials on any adjacent property or on any groundwater or surface water, or the source of any air emissions in excess of any legal limit now or later in effect; and, if any of the Borrower's real or personal property hereafter becomes contaminated with Hazardous Materials or the site of the disposal or release of any Hazardous Materials in such amounts or in such manner as would necessitate Environmental Remediation under applicable Environmental Laws, the source of any disposal or release of Hazardous materials on any adjacent property or on any groundwater or surface water, or the source of any air emissions in excess of any legal limit now or later in effect, the Borrower, upon its discovering the same or otherwise obtaining knowledge thereof, shall promptly notify in writing the Agent and also, if required by law, the governmental agencies and authorities having jurisdiction concerning such matters, and, at the Borrower's expense, shall promptly take all such action as may be necessary to remediate the problems presented. Notwithstanding the foregoing provisions of this Section 7.9, the Borrower shall be permitted to handle, store and sell, in the ordinary course of the Borrower's business, household and lawn and garden products which may contain Hazardous Materials in amounts or levels permitted by applicable Environmental Laws.

         7.10 ENVIRONMENTAL LAWS AND PERMITS. Without limiting the representations made in Section 7.9 above, to the best knowledge of the Borrower, except as disclosed in the Supplemental Schedule, there are no circumstances with respect to any Property or the operations of the Borrower or any of its Subsidiaries that could reasonably be anticipated: (i) to form the basis of a Environmental Claim against the Borrower or any of its Subsidiaries or (ii) to cause any Property owned, leased or funded by the Borrower or any of its Subsidiaries to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law, and in each case, that could not reasonably be expected to result in a Material Adverse Effect.

         7.11 ERISA. The Supplemental Schedule sets forth a list of all of the Employee Benefit Plans of the Borrower, its Subsidiaries and each ERISA Affiliate thereof as of the Closing Date. No accumulated funding deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan of the Borrower, its Subsidiaries or any ERISA Affiliate thereof that is subject to Title IV of ERISA which is continuing and which, in the case of such accumulated funding deficiency or Reportable Event, when taken singly or with all other such Reportable Events or accumulated funding deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000). No "prohibited transactions" (as defined in
Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such "prohibited transactions," has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000). Neither the Borrower, any of the Borrower's Subsidiaries nor any ERISA Affiliate thereof, has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Supplemental Schedule or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000).

         7.12  AGREEMENTS; ADVERSE OBLIGATIONS; LABOR DISPUTES. The
Supplemental Schedule sets forth a list of all Material Business Agreements of the Borrower as of the Closing Date. The Material Business Agreements of the Borrower are in full force and effect as of the Closing Date and have not been revoked or otherwise modified since the execution thereof. The Borrower is in full compliance with the material terms of the Material Business Agreements. Neither the Borrower nor any of its Subsidiaries, is subject to any other contract, agreement, corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries, is a party to any labor dispute (other than grievance disputes) which could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect or which could not reasonably be expected to result in liabilities to the Borrower or any of its Subsidiaries in excess of Two Hundred Fifty Thousand Dollars ($250,000). There are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees of the Borrower whether or not relating to any labor contracts.

         7.13 FINANCIAL STATEMENTS. As of the Closing Date, the Borrower has furnished the Agent and the Lenders with complete and correct copies of (a) the audited balance sheet for the Borrower for the Fiscal Year ending January 3, 1998 and the related statement of operations for such Fiscal Year, and the notes to such financial statements, reported upon by Coopers & Lybrand, L.L.P., certified public accountants and certified in each case by the President or the Chief Financial Officer of the Borrower and (b) internal financial statements consisting of a balance sheet and statements of operations as of the Fiscal Month ending August 29, 1998, certified by an executive officer of the Borrower. Subject to any exceptions described in Annex IV, each of such financial statements: (i) has been prepared in accordance with GAAP, and (ii) fairly presents in all material respects the financial condition of the Borrower as of the respective dates thereof (including a full disclosure of liabilities, contingent or otherwise, if any) and the results of its operations for the respective fiscal periods then ending. As of the Closing Date, the Borrower has not experienced a Material Adverse Effect since January 3, 1998, nor except as disclosed in such financial statements, any change in the accounting procedures used therein. The Borrower did not as of January 3, 1998, and will not as of the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected in said audited financial statements or the notes thereto.

         7.14 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns or has the legal and valid right to use all Intellectual Property necessary for the operation of its respective business as presently conducted, free from any Lien not permitted under Section 8.3(d) and free of any restrictions material to the operation of its business as presently conducted except as set forth in the Supplemental Schedule. Except as set forth in the Supplemental Schedule, as of the Closing Date, neither the Borrower nor any of its
Subsidiaries: (a) has any Intellectual Property, (b) licenses any Intellectual Property (whether as licensor or licensee), or (c) is a party to any Material License Agreement with respect to Intellectual Property.

         7.15 INSURANCE. The insurance policies maintained by Borrower and its Subsidiaries comply with the requirements of Section 6.8 of this Agreement. As of the Closing Date, the Borrower has delivered to the Agent certificates reflecting the Borrower's insurance coverage required under this Agreement.

         7.16 VALUE; SOLVENCY. The Borrower has received fair consideration and reasonably equivalent value for the obligations and liabilities incurred to the Lenders hereunder. The Borrower and each of its Subsidiaries is Solvent.

         7.17 INVESTMENT COMPANY ACT STATUS. Neither the Borrower nor any of its Subsidiaries, is an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.)).

         7.18 REGULATION T, U, X COMPLIANCE. Neither the making of any Revolving Credit Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X, as from time to time in effect, and any successor to all or a portion thereof establishing margin requirements, of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Revolving Credit Loan will be used to purchase or carry "margin stock" as defined by Regulation U or to extend credit for the purpose of purchasing or carrying any "margin stock".

         7.19 FULL DISCLOSURE. None of the written information, exhibits or reports furnished by the Borrower to the Agent or the Lenders omit to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Borrower has provided all information requested by the Agent and the Lenders, and all such information is complete and accurate in all material respects.

         7.20 ADDRESSING THE YEAR 2000 PROBLEM. To the Borrower's knowledge, all computer-based systems operated by the Borrower that are critical to the Borrower's ongoing business, are able to operate and process data (including, but not limited to dates on and after January 1, 2000) or any reprogramming, remediation or any other corrective action, including the internal testing of all such computer-based systems, will be completed by July 1, 1999. Further, to the extent such reprogramming/remediation and testing action is required, the currently estimated costs thereof to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment of the Borrower and its Subsidiaries), will not result in an Event of Default or Material Adverse Effect.

         7.21 AGGREGATED LIABILITIES. The liabilities described in Sections 7.4, 7.9, 7.11 and 7.12 incurred or to be incurred by the Borrower, will not result, or could not reasonably be expected to result in liabilities in a total aggregate amount in excess of One Million Dollars ($1,000,000).

SECTION 8      COVENANTS OF THE BORROWER.

         So long as any of the Obligations shall remain outstanding or the Lenders shall have any Revolving Credit Commitment or LC Exposure hereunder the Borrower shall comply, and will cause each of its Subsidiaries to comply with the following provisions, unless the Lenders shall otherwise consent in writing:

         8.1   REPORTING AND NOTICE COVENANTS.

               (a) MONTHLY FINANCIAL STATEMENTS. The Borrower shall furnish to the Agent and each Lender, as soon as practicable and in any event within thirty (30) days after the end of each Fiscal Month of the Borrower, unaudited balance sheets of the Borrower as at the end of that Fiscal Month and the related statements of operations for the Fiscal Year to date and for such Fiscal Month, prepared on an unaudited comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, purchase accounting adjustments and the absence of footnotes, by a responsible officer of the Borrower;

               (b) ANNUAL FINANCIAL STATEMENTS. The Borrower shall furnish to the Agent and each Lender, (i) as soon as practicable and in any event within thirty (30) days prior to the annual meeting of the Borrower's shareholders, but no later than one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a complete copy of the annual audit report of the Borrower (including, without limitation, all financial statements of the Borrower and notes thereto) for that Fiscal Year all of which shall be (A) prepared on a comparative basis with the prior year and in accordance with GAAP, in the form included in the Borrower's Form 10-K as filed with the SEC, and (B) audited and certified (without a "going concern" or like qualification or exception and without any qualification as to GAAP and without any qualification or exception as to the scope of such audit), by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Agent and the Lenders, to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, and (ii) as soon as practicable and in any event within one hundred twenty (120) days after the end of the Fiscal Year of the Borrower, the accountants' management report and any management letters relating to the items described in clause (i) above.

                  (c) OFFICER'S CERTIFICATE. The Borrower shall furnish to the Agent and each Lender:

                           (i) concurrently with the financial statements
                  delivered in connection with Sections 8.1(a) and 8.1(b) above, a certificate, substantially in the form of Exhibit D-2 hereto, of a responsible officer of the Borrower, in his or her capacity as a responsible officer, setting forth the computations necessary to determine whether the Borrower is in compliance with Section 8.4 of this Agreement and satisfaction of the financial standards required in connection with the determination of the Applicable Margin and certifying that:
                  (A) those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower subject (in the case of interim financial statements) to routine year-end audit adjustments and (B) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrower's intentions in respect thereof, and

                           (ii) upon Agent's request, and in any event, at least
                  once per week, (i) a certificate reflecting the calculation of the Borrower's Borrowing Base, satisfactory to the Agent and substantially in the form attached hereto as Exhibit D-1 (each a "Borrowing Base Certificate") and satisfactory in form and substance to the Agent, and (ii) a written report, in form and substance satisfactory to the Agent, as to the Inventory of the Borrower, setting forth the type, amount, value, location and aging of the Borrower's Inventory as at the end of the last calendar week.

                  (d) MONTHLY REPORTS AS TO ACCOUNTS PAYABLE AND REPORTS AS TO ACCOUNTS. The Borrower shall furnish to the Agent and each Lender, as soon as practicable and in any event on or before the fifteenth (15th) calendar day of each month from and after (i) the date of this Agreement a summary aged trial balance of the Borrower's accounts payable, including Trade Payables, and (ii) the occurrence and continuation of an Event of Default, a summary aged trial balance of the Borrower's Accounts, in each case, in form and substance reasonably satisfactory to the Agent and dated as of the last day of the preceding calendar month.

                  (e) NOTICE OF DEFAULT. Within five (5) Business Days after the Borrower knows of the occurrence of any Potential Default or Event of Default, the Borrower shall deliver to the Agent and to each Lender a statement of a responsible officer of the Borrower setting forth details of such Potential Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto.

                  (f) ANNUAL BUSINESS PLAN. The Borrower shall furnish to the Agent and each Lender: (i) on or before thirty (30) days prior to the beginning of each Fiscal Year of the Borrower, a summary of the proposed annual business plan, in form and substance reasonably satisfactory to the Agent and the Lenders and containing, at a minimum, the Borrower's proposed annual budget for such Fiscal Year, including a projected balance sheet, income statement, and cash flow projections for such Fiscal Year as well as projected borrowing, borrowing base availability and covenant compliance (each projected on a monthly basis), (ii) promptly during the first Fiscal Quarter of each Fiscal Year, any material changes made to the items set forth in clause (i) above prior to their presentation to the Board of Directors, (iii) by the last day of the first Fiscal Quarter of each Fiscal Year, the final business plan presented to the Board of Directors, and (iv) promptly during each Fiscal Year, all revisions to such final business plan approved by the Board of Directors.

                  (g) OTHER INFORMATION. The Borrower shall furnish to the Agent and each Lender, promptly upon the Agent's written request, such other information about the financial condition, properties and operations of the Borrower, its Subsidiaries and its Employee Benefit Plans as the Agent or any Lender may from time to time reasonably request.

                  (h) NOTICES. The Borrower will cause its chief financial officer, or in his or her absence another officer designated by the chief financial officer, to give the Agent and each Lender prompt written notice whenever (and in any event within ten (10) Business Days after): (i) the Borrower or any of its Subsidiaries receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which could reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, or could reasonably be expected to result in liabilities to the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by the Borrower or any of its Subsidiaries in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to the Borrower or any of its Subsidiaries, could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to result in liabilities to the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), (iii) any litigation or proceeding shall be brought against the Borrower or any of its Subsidiaries before any court or administrative agency which could, if successfully brought, reasonably be expected to have or result in a Material Adverse Effect or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) such officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

                  (i) NOTICE OF DEFAULT UNDER ERISA. If the Borrower or any of its Subsidiaries shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a default under ERISA exists with respect to any Employee Benefit Plan, the Borrower shall notify the Agent and each Lender of the occurrence of such default under ERISA, within ten (10) Business Days after receiving such notice or obtaining such knowledge (the disclosures contained in the Supplemental Schedule being such notice of each default under ERISA disclosed therein to the extent of the disclosure therein) and shall: (i) so long as the default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, the Borrower shall thereafter treat as a current liability (if required by GAAP to be so treated) all liability of Borrower or its Subsidiaries that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Agent and each Lender a current consolidated balance sheet of Borrower with the amount of the current liability referred to above.

                  (j) ENVIRONMENTAL REPORTING. The Borrower shall promptly deliver to the Agent and each Lender, and in any event within ten (10) Business Days after receipt or transmittal by the Borrower or any of its Subsidiaries, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws and all material communications with any other Person relating to Environmental Claims brought against the Borrower or its Subsidiaries which could, in either case, if successfully brought against the Borrower or such Subsidiaries, reasonably be expected to result in a Material Adverse Effect.

                  (k) MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY. The Borrower shall (i) once in each calendar year beginning in 1998, request a current statement of withdrawal liability from each Multiemployer Plan to which the Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and (ii) within fifteen (15) days after the Borrower receives the such current statement, transmit a copy of such statement to the Agent and each Lender.

                  (l) SEC REPORTS; PRESS RELEASES. The Borrower shall provide to the Agent and each Lender, promptly after the sending or filing thereof, copies of all periodic and other reports that the Borrower sends to holders of beneficial interests in the Borrower and copies of all periodic and other reports, registration statements, proxy statements and other filings that the Borrower files with the SEC or with any national securities exchange, as the case may be. In addition, the Borrower shall provide to the Agent and each Lender, concurrent with or prior to issuance of any material press release concerning the Borrower, copies of such press release.

         8.2      AFFIRMATIVE COVENANTS.

                  (a) CORPORATE EXISTENCE. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, at all times its corporate existence, rights and franchises except as permitted under
         Section 8.3(a)(i), maintain its good standing in the jurisdiction of its incorporation, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

                  (b) FINANCIAL RECORDS. The Borrower shall, and shall cause each of its Subsidiaries, to maintain at all times, true and complete financial records in accordance with GAAP, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

                  (c) VISITATION. The Borrower shall upon reasonable prior written or oral notice from the Agent or any Lender permit, and shall cause each of its Subsidiaries to permit, the Agent or such Lender, as the case may be, during normal business hours in the presence of an officer of the Borrower and in accordance with asset based financing transaction standards: (i) to examine, with the guidance and supervision of the Borrower, the financial records of the Borrower, its Subsidiaries and to make copies of and extracts from such records and
         (ii) to consult with the Borrower's and each of its Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Borrower's and each of its Subsidiaries' financial condition, each of which parties is hereby authorized by the Borrower to make such information available to the Agent or such Lender, as the case may be, to the same extent that it would to the Borrower.

                  (d) COMPLIANCE WITH LAWS. The Borrower will comply, and will cause each of its Subsidiaries to comply, in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Laws to the extent addressed in Section 8.2(e) of this Agreement) and every lawful governmental order; provided, that any alleged noncompliance shall not be deemed to be a violation of this
         Section 8.2(d) so long as: (i) such noncompliance by the Borrower or such Subsidiaries has not resulted or could not reasonably be expected to result in a Material Adverse Effect, and (ii) either (A) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter are being diligently pursued to the satisfaction of the court, agency or other governmental authority in question, or (B) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, the enforcement thereof, and the Borrower or such Subsidiary has established appropriate reserves and taken such other appropriate measures as may be required under GAAP.

                  (e) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will use and operate its facilities and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in such a manner that no obligation shall arise under any Environmental Law, including a clean-up obligation, which when taken singly or with all other such obligations, has resulted or could reasonably be expected to result in a Material Adverse Effect or has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000); provided, that if any Environmental Claim (even if such claim will not have a Material Adverse Effect or exceed the liability limitations set forth above) is made or any such obligation (even if such obligation would not have a Material Adverse Effect or exceed the liability limitations set forth above) arises, each of the Borrower and its Subsidiaries shall, at its own cost and expense, timely satisfy such claim or obligation, provided that no such claim or obligation need be satisfied if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if appropriate reserves or other appropriate provision, if any, as shall be required by GAAP have been made on the books of the Borrower or the Subsidiaries of the Borrower, as the case may be. The Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances of lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect or has not otherwise resulted or liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000). The Borrower shall not suffer to exist, and shall not permit any of its Subsidiaries to suffer to exist, an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect or has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000).

                  (f) PROPERTIES. Subject to Sections 6.9 and 8.3(a) of this Agreement, the Borrower shall maintain, in all material respects, and shall cause each of its Subsidiaries to maintain, in all material respects, all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, and shall refrain, and shall cause each of its Subsidiaries to refrain, from wasting or destroying any such assets or any part thereof.

                  (g) USE OF PROCEEDS. The Borrower shall use the proceeds of Loans (i) to repay and terminate certain obligations owed by the Borrower to National City Bank,

         (ii) to pay in full all obligations and liabilities owed by the Borrower to Old Kent Bank (iii) to fund the Borrower's working capital requirements, and (iv) for other general corporate purposes.

                  (h) COMPLIANCE WITH TERMS OF ALL MATERIAL AGREEMENTS. The Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each Material License Agreements and Material Business Agreements to which it is a party. The Borrower shall, and shall cause its Subsidiaries to, maintain each such material agreement in full force and effect, and enforce, and shall cause its Subsidiaries to enforce, to the extent that the Borrower or such Subsidiary, in its reasonable judgment, determines to be appropriate, each such material agreement in accordance with its terms.

                  (i) TAXES. The Borrower shall pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, could reasonably be expected to become a Lien upon its respective property; provided, that no such tax, assessment, charge or levy need be paid so long as and to the extent that (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies, and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or
         (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes), and (ii) appropriate reserves, as required by GAAP, are made on the books of the Borrower and its Subsidiaries, as applicable.

                  (j) INSURANCE. The Borrower shall, on the Closing Date and within five (5) Business Days of the request by the Agent thereafter, provide evidence satisfactory to the Agent that the Borrower has adequate personal and real property, casualty, liability, business interruption and product liability insurance, with the Agent listed as loss payee and additional insured (as applicable).

                  (k) YEAR 2000 COMPLIANT SYSTEMS. The Borrower shall take all reasonable actions necessary to ensure that those portions of its computer-based systems that are critical to the Borrower's ongoing business are able to operate and process data (including, but not limited to, dates on and after January 1, 2000) effectively at all times during this Agreement, including, without limitation, on and after January 1, 2000, and at the request of Agent, the Borrower shall provide the Agent with such evidence of compliance therewith as may be reasonably available and as Agent may reasonably request. The Borrower will promptly notify the Agent of any material risk of the Borrower's inability to so process data, and avoid serious disruption to the Borrower's business or operations, that could have a Material Adverse Effect.

         8.3      NEGATIVE COVENANTS.

                  (a) EQUITY TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in the Supplemental Schedule, lease as lessor, sell, sell-leaseback, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired), except, that the Borrower and its Subsidiaries may sell, or otherwise dispose of Inventory in the ordinary course of business and in connection with the closing of the Bedford and Canton locations and Equipment that is no longer used or useful in the Borrower's or its Subsidiaries' business or that is obsolete, provided, that the Proceeds of any such sales of Inventory or Equipment shall be applied first to the Obligations in accordance with Section 2.11(c).

                  (b) CREDIT EXTENSIONS. The Borrower shall not, except as disclosed in the Supplemental Schedule, and shall not permit any of its Subsidiaries to: (i) make prepayments or advance payments to others in respect of Indebtedness (except that the Borrower may make prepayments
         (X) to the Agent for the benefit of the Lenders to the extent permitted by this Agreement (Y) to National City Bank to the extent permitted under the documents between National City Bank and the Borrower and (Z) to take advantage of discounts offered in connection with accounts payable) and the Borrower may endorse checks, drafts, and similar instruments for deposit or collection in the ordinary course of business, (ii) make any loans to Affiliates other than as permitted hereby, or (iii) loan any money to or Guaranty or assume any obligation of any other Person and other than (A) loans to non-shareholder employees in the ordinary course of business, and (B) indebtedness arising in connection with Accounts, in each case, the aggregate outstanding amount of which shall not at any time exceed Fifty Thousand Dollars ($50,000) at any one time outstanding.

                  (c) INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind; except, that this Section 8.3(c) shall not prohibit: (i) the Obligations, (ii) ordinary course Trade Payables subject to the limitation set forth in Section 8.4(b), (iii) the Indebtedness on the Supplemental Schedule (which Indebtedness shall not be refinanced, renewed or increased), (iv) Indebtedness secured by a Lien permitted by clauses (H), (I) or (K) of Section 8.3(d) of this Agreement or (v) Indebtedness permitted by Section 8.3(e), or (vi) any Indebtedness extending the maturity of, refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under clause (iv) and (v) of this Section 8.3(c).

                  (d) LIENS; LEASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire or hold any property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, (iii) provide any other Person with a commitment not to place a Lien on any real property of the Borrower, or its Subsidiaries, or (iv) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien; provided, that this Section 8.3(d) shall not prohibit: (A) any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 8.2(i), (B) any deposit or pledges securing only workers' compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business, (C) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Agent has been notified thereof and adequate reserves are maintained for their payment, (D) zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to real property of the Borrower, or its Subsidiaries, in all such cases having no material adverse effect as a practical matter on the ownership or use of any of the real property in question, as such property is used in the ordinary course of business of the Borrower or the Borrower's Subsidiaries, (E) any Lien which (1) arises in connection with judgments or attachments the occurrence of which does not constitute an Event of Default under
         Section 9.13, (2) the execution or other enforcement of which is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) is junior in priority to the Liens of the Agent, (F) deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for borrowed money) arising in the ordinary course of business, (G) any Lien in favor of the Agent created under the Loan Documents or any existing Lien fully disclosed in the Supplemental Schedule, (H) any Lien created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased; provided, that: (x) the mortgage, security interest or other lien is confined to the property in question and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (z) the aggregate outstanding Indebtedness of the Borrower secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (M) of this subsection and when taken together with the aggregate Indebtedness of the Subsidiaries of the Borrower secured by Liens permitted by this clause (H) of this subsection) shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (I) any operating lease entered into by the Borrower or a Subsidiary of the Borrower as lessee; provided, that the scheduled rental payments in respect to all such leases of the Borrower (when taken together with all such leases of the Borrower and the Borrower's Subsidiaries) shall not at any time exceed Five Million Dollars ($5,000,000) in the aggregate during any Fiscal Year of Borrower, (J) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business, (K) any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in connection with the purchase of personal property; provided, that: (x) the Lien is confined to the property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (H) of this subsection and when taken together with the aggregate Indebtedness of the Borrower and the Borrower's Subsidiaries secured by Liens permitted by this clause (K) of this subsection) does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (L) security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business, or (M) Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by
         Section 8.3(c) so long as such Lien is upon the same property previously subject thereto.

                  (e) INVESTMENTS. Other than as disclosed in the Supplemental Schedule, the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) create any Subsidiary after the Closing Date, (ii) make or hold any investment in any common stocks, bonds or securities of any kind or any further capital contribution to any Person other than (x) the common stock of its Subsidiaries existing on the Closing Date and the capital contributions therein outstanding as of the Closing Date and (y) notes or securities issued by a customer of the Borrower or its Subsidiaries in connection with a proceeding in respect of the Financial Impairment of such customer, (iii) be or become a party to any joint venture or other partnership, (iv) make or keep outstanding any advance or loan, or (v) be or become a Guarantor of any kind, except that the Subsidiaries may Guaranty the Indebtedness of the Borrower to the Lenders.

                  (f) DIVIDENDS; MANAGEMENT FEES. The Borrower shall not make or, other than in a writing made expressly subject to the Agent's written consent under this Agreement, commit itself to make any Distribution (other than stock dividends) to its shareholders at any time or commit to pay or pay any management fee to any Affiliate of the Borrower, except as set forth in the Supplemental Schedule.

                  (g) CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as carried on at the date hereof.

                  (h) CHARTER AMENDMENTS. The Borrower shall not amend its Articles of Incorporation or Code of Regulations, nor permit its Subsidiaries or the Holding Company to amend its applicable organizational documents, if such amendment would conflict with, or cause an Event of Default under, this Agreement.

                  (i) COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit any ERISA Affiliate to: (i) engage in any transaction in connection with which the

         Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer
         Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of section 4041(e) of ERISA), which could reasonably be expected to result in any liability of the Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause(i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under section 401(a) and 501(a) of the Code; provided, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of any benefit liability (as defined in section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of the Borrower, its Subsidiaries and their ERISA Affiliates exceeds the then current value (as defined in section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000); or (iii) if the Borrower, its Subsidiaries or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in the Supplemental Schedule), effect a complete or partial withdrawal such that the Borrower, its Subsidiaries or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless (A) the amount the payment by the Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000).

                  (j) REGULATION U COMPLIANCE. The Borrower shall not use any portion of the proceeds of any Loan for the purpose of purchasing or carrying any "margin stock" or for any other purpose in violation of any requirement of Law or of the terms and conditions of this Agreement.

                  (k) ACCOUNTING CHANGES. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which the Borrower shall have delivered to the Agent prior to the effectiveness of any such change a report prepared by a responsible officer of the Borrower describing such change and explaining in reasonable detail the basis therefor and effect thereof.

                  (l) ARM'S-LENGTH TRANSACTIONS. Except as set forth on the Supplemental Schedule, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of the Borrower except in the ordinary course of the business of the Borrower or its Subsidiaries and upon fair and reasonable terms not less favorable to the Borrower or any of its Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates; provided, that notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries may pay any management or consulting fees or make any severance payments to such Affiliates, other than as set forth in the Supplemental Schedule, without the prior written consent of the Agent.

                  (m) AGGREGATE LIABILITIES. Notwithstanding any of the foregoing, the Borrower shall not permit, at any time, the liabilities described under Section 8.3(b), (d) and (i) to exceed the total aggregate amount of Six Million Dollars ($6,000,000).

                  (n) DEPOSIT ACCOUNTS. The Supplemental Schedule sets forth a list of all deposit accounts of the Borrower as of the Closing Date, the financial institutions where such accounts are located and the current balances in such accounts. On and after the Closing Date, the Borrower will not establish any additional deposit accounts without the prior written consent of the Required Lenders and the execution and delivery of such documents as may be reasonably requested by the Agent to establish such accounts as blocked accounts in favor of the Agent for the benefit of the Lenders.

         8.4  FINANCIAL COVENANTS.

                  (a) FISCAL YEAR NET LOSSES. The Borrower shall not permit its Net Losses: (i) as at the end of Fiscal Year 1998 to exceed $2,000,000 and (ii) as at the end of Fiscal Years 1999 and 2000 to exceed $2,5000,000.

                  (b) TRADE PAYABLES. The Borrower shall not permit its Trade Payables for any two (2) consecutive Fiscal Months, as measured at the end of each Fiscal Month, to be less than or equal to fifteen percent (15%) of the cost or market value (whichever is lower) of Borrower's Inventory.

SECTION 9     EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         9.1 PAYMENT. (a) Failure by the Borrower to make payment of principal or interest on the Revolving Credit Notes when due, or (b) failure by the Borrower or any Guarantor to pay any other Obligation when required to be paid under this Agreement, any other Loan Document or under the Guaranty Agreement to the extent such failure is not remedied within three (3) Business Days after such required date of payment hereunder or thereunder; or

         9.2 REPRESENTATIONS AND WARRANTIES. Any warranty or representation made or deemed made by the Borrower in respect of the Borrower or any Subsidiary of the Borrower, in this Agreement or in any other Loan Document or any certificate, document or financial or other written statement furnished or required to be furnished pursuant hereto or thereto, at any time in compliance with or in reference to this Agreement, shall prove to have been false or inaccurate in any material respect when made or deemed made; or

         9.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS. Failure by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower: (a) to perform, keep, or observe any other term, provision, condition or covenant contained in Sections 4.11, 8.1, 8.2(b), 8.2(c) or 8.2(e) through 8.2(l) of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) and such failure shall continue without remedy for a period of ten
(10) Business Days, or (b) to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 9.1, 9.2, 9.4 and of this Agreement) that is required to be kept or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) and such failure shall continue without remedy for a period of fifteen (15) Business Days; or

         9.4 VIOLATION OF NEGATIVE COVENANTS AND FINANCIAL COVENANTS. Failure by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower) to perform, keep, or observe any other term, provision, condition or covenant contained in Section 4.6, Section 5.1, Section 8.2(a), 8.2(d) 8.3 or 8.4 of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower or any Subsidiary of the Borrower); or

         9.5 OTHER LOAN DOCUMENTS. Failure by the Borrower or any Subsidiary of the Borrower to perform, keep, or observe any other term, provision, condition or covenant contained in this Agreement, any of the other Loan Documents which is required to be performed, kept, or observed by the Borrower or any Subsidiary of the Borrower (other than those provisions, terms or conditions referenced in Sections 9.1 through 9.4 of this Agreement) and such failure shall continue without remedy for a period of twenty (20) Business Days; or

         9.6 CROSS-DEFAULT. Default by the Borrower in respect of: (i) any Indebtedness of the Borrower in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate where such default could permit the holder of such other Indebtedness to accelerate such Indebtedness or any portion thereof to the extent such default has not been waived and (ii) any Material Business Agreement or Material License Agreement, after the expiration of any applicable grace period; or

         9.7 DESTRUCTION OF COLLATERAL. Each of: (a) the loss, theft, damage or destruction of any portion of the Collateral having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), to the extent not adequately covered by insurance in an amount equal to at least its replacement value (as required by this Agreement); or

         9.8 MATERIAL ADVERSE EFFECT. The occurrence of any Material Adverse Effect; or

         9.9 TERMINATION OF EXISTENCE. The dissolution or termination of existence of the Borrower or and of its Subsidiaries; or

         9.10  CONTROL.  The occurrence of any Change in Control;

         9.11 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY. If: (a) any covenant, material agreement or any Obligation of the Borrower, any Subsidiary of the Borrower or any Guarantor contained in or evidenced by this Agreement or any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) the Borrower, any Subsidiary of the Borrower or any Guarantor shall deny or disaffirm its obligations under this Agreement or any of the Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Agent or the Lenders granted in this Agreement or any of the Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Agent or the Lenders shall be determined to be unperfected except in the normal course of the business of the Borrower as expressly contemplated and permitted by this Agreement and the Loan Documents, or (e) any Guarantor of the Obligations of the Borrower shall revoke or permit a payment default under any Guaranty; or

         9.12 ERISA. If: (a) the Borrower, its Subsidiaries or any of their ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of the Borrower, such Subsidiaries or such ERISA Affiliates and, as a result of such termination, the Borrower, such Subsidiary or ERISA Affiliate is or could reasonably be expected to be required to make a contribution to such Employee Benefit Plan the payment of which (i) when taken together with all like terminations suffered by the Borrower, either has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) has resulted or could reasonably be expected to result in liabilities or claims against the Borrower in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), or (b) the Borrower, such Subsidiary or ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

         9.13 JUDGMENTS. Any money judgment, writ or warrant of attachment or similar process involving: (a) an amount in any individual case in excess of Two Hundred Fifty Thousand Dollars ($250,000) or (b) an amount in the aggregate at any time in excess of Five Hundred Thousand Dollars ($500,000) (to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim) is entered or filed against the Borrower or any of the Borrower's Subsidiaries or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

         9.14 FORFEITURE PROCEEDINGS. An adjudication against the Borrower or its Subsidiaries in any criminal proceedings requiring the Borrower's forfeiture of any asset or assets having, either individually or in the aggregate, a value in excess of Two Hundred Fifty Thousand Dollars ($250,000); or

         9.15  FINANCIAL IMPAIRMENT.  The Financial Impairment of the Borrower.

SECTION 10     REMEDIES.

         10.1 OPTIONAL DEFAULTS. Upon the occurrence of an Event of Default described above in Sections 9.1 through 9.14 above, inclusive, the Agent shall at the request of, or may with the consent of, the Required Lenders, have the right to: (a) declare all of the Obligations due or to become due from the Borrower to the Agent and the Lenders, whether under this Agreement, the Notes or otherwise, at the option of the Lenders, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding and (b) terminate each Lender's Revolving Credit Commitment whereupon no Lender shall have any further obligation to make any Revolving Credit Loan hereunder.

         10.2  AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 9.15 above shall occur, (a) each Lender's Revolving Credit Commitment shall automatically and immediately terminate (if not already expired or terminated by the Borrower or terminated pursuant to this Section 10) whereupon no Lender shall have any obligation thereafter to make any Revolving Credit Loan hereunder, (b) all of the Obligations and all other Indebtedness, if any, then owing to the Lenders (other than Indebtedness, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

         10.3 GENERAL RIGHTS AND REMEDIES OF AGENT AND THE LENDERS. With respect to the Collateral, the Agent shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law. The Agent and the Lenders shall have all other legal and equitable rights to which the Agent and the Lenders may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. Each Lender hereby expressly agrees that, unless requested by the Agent, upon the concurrence of the Required Lenders, such Lender will not take or cause to be taken, in respect of the Loans or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Agent, except for any actions taken by any Lender in connection with any Event of Default described in
Section 9.15 of this Agreement necessary to preserve the claims of such Lender.

         10.4 ADDITIONAL REMEDIES. Upon the occurrence of an Event of Default which has not been waived in writing by the Required Lenders, to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement, the Agent may, after declaring the Obligations to be immediately due and payable upon direction of the Required Lenders pursuant to Section 10.1, and shall, upon the direction of the Required Lenders, exercise the following rights and remedies:

               (a) POSSESSION OF COLLATERAL. The Agent shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrower, at the Borrower's expense, to assemble the Collateral and make it available to the Agent such facilities of the Borrower as the Agent shall designate or (ii) enter any of the premises of the Borrower or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral is located is owned or leased by the Borrower, then the Borrower shall not charge the Agent for storage of such Collateral on such premises.

               (b) FORECLOSURE OF LIENS. The Agent shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral.

               (c) DISPOSITION OF COLLATERAL. The Agent shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Lender, in its discretion, may deem advisable. The Borrower acknowledges and covenants that ten (10) days written notice to the Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at the Borrower's premises or at such other locations where the Collateral then is located, or as otherwise determined by the Lender. The Agent shall have the right to conduct such sales on the Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to the Borrower. Each Lender shall have the right to bid or credit bid at any such sale on its own behalf.

                  (d) APPLICATION OF COLLATERAL. The Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall have the right, without notice, at any time, to appropriate and apply to any Obligations any and all Collateral in the possession of the Agent or the Lenders.

         10.5 SET-OFF. If any Event of Default referred to in Section 9 of this Agreement shall occur which has not been waived in writing by the Required Lenders, each Lender shall have the right (in addition to such other rights as it may have by operation of Law or otherwise but subject to Section 10.9 of this Agreement) at any time to set off against and to appropriate and apply toward the payment of the Obligations and all other Indebtedness then owing to it (and any participation purchased or to be purchased pursuant to Section 10.9 below) whether or not the same shall then have matured, any and all deposit balances then owing by that Lender to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived.

         10.6 TERMINATION; EFFECT ON BORROWER OBLIGATIONS. Any termination by the Agent and/or any Lender pursuant to this Section 10 of its performance shall not absolve, release, or otherwise affect the liability of the Borrower in respect of transactions prior to such termination or affect any of the Liens, rights, powers, and remedies of the Agent or such Lender, which such Liens, rights, powers and remedies shall, in all events, continue until all Obligations of the Borrower to the Agent and the Lenders are satisfied.

         10.7 AUTHORITY TO EXECUTE TRANSFERS. Without limitation of any authorization granted to the Agent hereunder, the Borrower also hereby authorizes the Agent, upon the occurrence of an Event of Default that has not been waived by the Required Lenders, to execute, in connection with the exercise by the Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         10.8 LIMITED LICENSE TO LIQUIDATE. The Borrower hereby grants to the Agent for the benefit of the Lenders: (a) a non-exclusive, royalty-free license or other right to use, without charge, all of the Borrower's Intellectual Property (including all rights of use of any name or trade secret) as it pertains to the Collateral, in manufacturing, advertising for sale and selling any

Collateral; provided, that such license and right to use shall be exercisable by the Agent for the benefit of the Lenders only upon request by the Agent after the occurrence of an Event of Default which has not been waived in writing by the Required Lenders, and (b) to the extent permitted thereunder, all of the Borrower's rights under all licenses and all franchise agreements which shall inure to the Agent for the benefit of the Lenders without charge but only upon request by the Agent after the occurrence of an Event of Default which has not been waived in writing by the Required Lenders.

         10.9 EQUALIZATION. Each Lender agrees with the other Lenders that if at any time it shall obtain any Advantage over the other Lenders or any thereof in respect of the Loans it will purchase from such other Lender or Lenders, for cash and at par, such additional participation in the Loans owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Lender receiving the Advantage) ratably to the extent of the recovery. During the existence of any Potential Default or Event of Default, any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) of any Indebtedness owing by the Borrower to any Lender shall be applied to the Obligations owing to that Lender until the same shall have been paid in full before any thereof shall be applied to other Indebtedness owing to that Lender.

         10.10 REMEDIES CUMULATIVE. The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Agent under this Agreement, under any Loan Document, or at equity or under law.

SECTION 11     THE AGENT.

         11.1 THE AGENT. Each Lender irrevocably appoints the Agent to act as agent under this Agreement and the other Loan Documents for the benefit of such Lender, with full authority to take such actions, and to exercise such powers, on behalf of the Lenders in respect of this Agreement and the other Loan Documents as are herein and therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. The Agent in such capacity shall be deemed to be an independent contractor of the Lenders. Each Lender and the Letter of Credit Bank hereby expressly agrees that, unless requested by the Agent upon the concurrence of the Required Lenders, none of the Lenders or the Letter of Credit Bank will take or cause to be taken, in respect of the Loans or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Agent, except for any actions taken by any Lender or the Letter of Credit Bank in connection with any Event of Default described in Section 9.15.

         11.2 NATURE OF APPOINTMENT. The Agent shall have no fiduciary relationship with any Lender or the Letter of Credit Bank by reason of this Agreement and the other Loan

Documents. The Agent shall not have any duty or responsibility whatsoever to any Lender or the Letter of Credit Bank except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender acknowledges that the Agent is acting as such solely as a convenience to the Lenders and not as a manager of the Revolving Credit Commitments or the Obligations evidenced by the Revolving Credit Notes. This
Section 11 does not confer any rights upon the Borrower or anyone else (except the Lenders), whether as a third party beneficiary or otherwise.

         11.3 AGENT AS A LENDER; OTHER TRANSACTIONS. The Agent's rights as a Lender under this Agreement and the other Loan Documents shall not be affected by its serving as the Agent. The Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Lenders, without accounting to the Lenders, and without prejudice to the Agent's rights as a Lender under this Agreement and the other Loan Documents except as may be expressly required under this Agreement.

         11.4 INSTRUCTIONS FROM LENDERS. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, collection and enforcement actions in respect of any Obligations under the Revolving Credit Notes or this Agreement and any collateral therefor), except that the Agent shall take such action (or omit to take such action) other than actions referred to in Section 12.1 of this Agreement, as may be reasonably requested of it in writing by the Required Lenders with instructions and which actions and omissions shall be binding upon all of the Lenders; provided, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Loan Document or any applicable Law.

         11.5 LENDER'S DILIGENCE. Each Lender: (a) represents and warrants that it has made its own decision to enter into this Agreement and the other Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the other Loan Documents; in each case without reliance on the Agent or any other Lender and on the basis of its own independent credit analysis and its own independent examination of and inquiry into such documents and other matters as it deems relevant and material.

         11.6 NO IMPLIED REPRESENTATIONS. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrower in this Agreement or any Loan Document or by a Lender in any notice or other communication or by anyone else or otherwise.

         11.7 SUB-AGENTS. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any gross negligence or wilful misconduct of any such agent selected by it with reasonable care.

         11.8 AGENT'S DILIGENCE. The Agent shall not be required: (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of the Borrower or any other matter relating to this Agreement or any Loan Document, (c) to report to any Lender any information (other than such information that this Agreement or any other Loan Document expressly requires to be so reported) that the Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower or its Subsidiaries or any other matter relating to this Agreement or any other Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any other Loan Document.

         11.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any other Loan Document. The Agent shall give each Lender reasonably prompt notice of any such written notice except to such Lender that shall have given the written notice.

         11.10 AGENT'S LIABILITY. Neither the Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of any assignment with respect thereto, signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts that have been selected by the Agent with reasonable care; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower under Sections 2 or 3 of this Agreement or in any Credit Request, Rate Continuation/Conversion Request, Reimbursement Agreement or any other similar notice or delivery, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Revolving Credit Notes or any other Loan Document or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability under or in respect of this Agreement, the Revolving Credit Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

               Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Lenders each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Revolving Credit Notes or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

         11.11 AGENT'S INDEMNITY. The Lenders shall indemnify the Agent, in its capacity as Agent, (to the extent the Agent is not reimbursed by the Borrower) from and against: (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct) incurred by the Agent as such in respect of this Agreement, the Revolving Credit Notes or any other Loan Document (as the Agent) and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Revolving Credit Notes or any other Loan Document (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Lenders arising in connection with its actions in its capacity as Agent); provided, that each Lender shall be liable for only its Ratable Portion of the whole loss or liability.

         11.12 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign as Agent effective ten (10) Business Days after giving notice thereof to the Lenders for any reason and the Agent may be removed at the unanimous election of all the Lenders (other than the Lender that is also the Agent) for any reason. If the Agent shall resign or be removed as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders (other than the Lender that has resigned or was removed) a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Borrower. If, however, in the case of resignation by the Agent, no successor agent shall have been appointed by the time such resignation becomes effective, then the retiring Agent may, on behalf of the Lenders, appoint a successor agent from among the remaining Lenders. Upon appointment (whether effected by the Required Lenders or the retiring Agent on behalf of the Lenders), the successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holder of the Notes. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of Section 11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 12     TRANSFERS AND ASSIGNMENTS.

         12.1 TRANSFER OF COMMITMENTS. Each Lender shall have the right at any time or times to transfer to another financial institution that is an Eligible Assignee, without recourse, all or part (and, in the case of transfers completed on or before the Syndication Date, a uniform and not varying percentage) of such Lender's rights and obligations under this Agreement and the other Loan Documents including, without limitation, such Lender's Revolving Credit Commitment or LC Exposure; any Loan made by such Lender; any Revolving Credit Note executed in favor of such Lender, and any participations, if any, purchased by the Lender pursuant to Section 10.9 of this Agreement; provided, that NCCF may only transfer its Commitments at such time as the sum of (i) NCCF's Commitments and (ii) the obligations owing by the Borrower to National City Bank equals or exceeds Twenty-two Million Dollars ($22,000,000) and provided, further, in each such case, that the transferor and the transferee shall have complied with the following requirements:

               (a) AMOUNT OF ASSIGNMENT. The aggregate amount of the Revolving Loan Commitment of the assigning Lender being assigned pursuant to such assignment (determined as of the date of such assignment) shall in no event be less than Five Million Dollars ($5,000,000) and if greater, shall be an integral multiple of One Million Dollars ($1,000,000) in excess thereof and after giving effect to such assignment, the aggregate amount of the Revolving Credit Commitment retained by the assigning Lender shall in no event be less than Five Million Dollars ($5,000,000).

               (b) PRIOR CONSENT. Transfers (including transfers by any Lender to any Affiliate of such Lender) to any Eligible Assignee may be consummated pursuant to this Section 12 without the prior written consent of the Borrower but only upon consent of the Agent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary, any Lender may at any time: (i) assign all or any portion of its rights under this Agreement and its Revolving Credit Notes to a Federal Reserve Bank or (ii) create a security interest in all or any portion of such rights in favor of any Federal Reserve Bank, in each case in accordance with Regulation A or the Board of Governors of the Federal Reserve System. No such assignment shall release such assigning Lender from its obligations hereunder.

               (c) AGREEMENT; TRANSFER FEE. The transferor: (i) shall remit to the Agent an administrative fee of Three Thousand Five Hundred Dollars ($3,500) (which amount shall be in full satisfaction of any and all costs and expenses by the Agent and or the transferor or transferee relating directly to documenting the assignment of the Revolving Credit Commitment by the transferor) and (ii) shall cause the transferee to execute and deliver to the Borrower, the Agent and each Lender (A) an Assignment Agreement, substantially in the form of Exhibit G attached hereto, and otherwise in form and substance satisfactory to the Agent and its counsel (a "Bank Assignment Agreement"), together with the consents and releases referenced therein and (B) such additional amendments, assurances and other writings as the Agent may reasonably require to effect such transfer.

                  (d) REVOLVING CREDIT NOTES. The Borrower shall execute and deliver: (i) to the Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (ii) if a Lender's entire interest in its Revolving Credit Commitment, LC Exposure and in all of its Loans have been transferred, to the transferee appropriate Revolving Credit Notes against return of the Revolving Credit Notes (each marked "replaced") held by the transferor and (iii) if only a portion of a Lender's interest in its Revolving Credit Commitment, LC Exposure and Loans has been transferred, a new Revolving Credit Note to each of the transferor and the transferee against return of the original such Revolving Credit Notes of the transferor (each marked "replaced") held by the transferor; provided, that, simultaneously with the Borrower's delivery of new Revolving Credit Notes pursuant to this Section 12.1(d), the transferor Lender will deliver to the Borrower any note being replaced in whole or in part, and each such note delivered by the transferor Lender shall be conspicuously marked "replaced" when so delivered.

                  (e) PARTIES. Upon satisfaction of the requirements of this
         Section 12.1, including the payment of the fee and the delivery of the documents set forth in Section 12.1(c) above, (i) the transferee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Lender" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Revolving Credit Commitment, LC Exposure and Loans, (B) shall cease to be and thereafter shall no longer be deemed to be a "Lender" in the case of any transfer of its entire interest in its Revolving Credit Commitment, LC Exposure and Loans and (C) the signature pages hereto and Annex I hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

                  (f) PERMITTED PREPAYMENT. The Borrower shall have the right to prepay all, but not less than all of the outstanding Loans, within ninety (90) days of any such assignment or transfer, provided, that there is then existing no Event of Default.

         12.2 SALE OF PARTICIPATIONS. Each Lender shall have the right at any time or times to sell one or more participations or subparticipations to a financial institution which is an Eligible Assignee in all or any part of such Lender's Revolving Credit Commitment, LC Exposure, any Loan made by such Lender, any Revolving Credit Note executed in favor of such Lender, and any participations, if any, purchased by such Lender pursuant to Section 10.9 of this Agreement or this Section 12.2; provided, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a) BENEFITS OF PARTICIPANT. The provisions of Section 13 of this Agreement shall inure to the benefit of each purchaser of a participation or subparticipation (provided that each such participant shall look solely to the seller of its participation for those benefits and the Borrower's liabilities, if any, under any of those sections shall not be increased as a result of the sale of any such participation) and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

                  (b) RIGHTS RESERVED. In the event any Lender shall sell any participation or subparticipation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower this Agreement and the other Loan Documents) and duties pursuant to this Agreement and the Loan Documents, including, without limitation, that Lender's right to approve any waiver, consent or amendment pursuant to Section 14.1 of this Agreement, except if and to the extent that any such waiver, consent or amendment would (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be, (B) reduce the amount of any principal payment on any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

                  (c) NO DELEGATION; COSTS. No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement. The Borrower shall not be responsible for any costs and expenses by the Agent and or the transferor or transferee relating directly to documenting the participation in such Revolving Credit Commitment.

         12.3 BORROWER'S RIGHT TO DEMAND TRANSFER. Unless an Event of Default has occurred that has not been waived in writing by the Required Lenders, the Borrower may, after the demand by any Lender organized under the laws of a jurisdiction outside the United States for payment pursuant to Section 3.2 or
3.3 of this Agreement, demand that upon five (5) Business Days notice to such Lender, such Lender shall transfer in full (in one or more transfers) all of its Revolving Credit Commitment, LC Exposure and all of its interest in any Loans to one or more Eligible Assignees in accordance with Section 12.1.

         12.4 CONFIDENTIALITY. The Agent and each Lender hereby acknowledge that the Borrower has financial, environmental and other data and information the confidentiality of which is important to its business. The Agent and each Lender agree to use all reasonable efforts to keep confidential any such confidential information conveyed to them and appropriately designated in writing by the Borrower as being confidential information, except that this
Section 12.4 shall not be binding on the Agent and Lenders after the expiration of two years after the termination of this Agreement and shall not preclude the Agent or the Lenders from furnishing any such confidential information: (a) subject to the Borrower's receipt of prior notice from the Agent or such Lender, as the case may be, if permitted under applicable law and such legal proceedings, to the extent which may be required by subpoena or similar order of any court of competent jurisdiction, (b) to the extent such information is required to be disclosed to any regulatory or administrative governmental agency or commission having any regulatory authority over that Lender or its securities, (c) to any other party to this Agreement, (d) to any Affiliate of any Lender (other than an Affiliate engaged in non-banking activities or activities competitive with the Borrower) so long as such Affiliate agrees to be bound by the provisions of this Section 12.4, (e) to any actual or prospective transferee, participant or subparticipant of all or part of that Lender's rights arising out of or in connection with the Loan Documents and this Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 12.4 and as to which the Borrower has consented pursuant to Section 12.1 above, as the case may be, (f) to anyone if it shall have been already publicly disclosed (other than by that Lender in contravention of this Section 12.4), (g) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, (h) to that Lender's legal counsel, auditors, professional advisors and consultants, and accountants and (i) in connection with any legal proceedings instituted by or against the Agent, the Letter of Credit Bank or any Lender in its respective capacities as the Agent, the Letter of Credit Bank and a Lender under this Agreement.

SECTION 13     INDEMNITIES.

         13.1 INCREASED COSTS. If after the date of this Agreement (a) the introduction of or any change in or in the interpretation of any Law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) shall increase the cost to any Lender or the Letter of Credit Bank, as the case may be, (other than any increase in the cost of such Lender's or Letter Of Credit Bank's overhead) of agreeing to make or making, funding or maintaining Revolving Credit Loans or Letters of Credit, then the Borrower shall from time to time, upon demand by such Lender or the Letter of Credit Bank, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or the Letter of Credit Bank, as the case may be, additional amounts sufficient to indemnify such Lender or the Letter of Credit Bank, as applicable, for such increased cost.

         13.2 RISK-BASED CAPITAL. If any Lender or the Letter of Credit Bank determines that: (a) compliance with any Law or regulation or any interpretation thereof or (b) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Letter of Credit Bank or any corporation controlling such Lender or the Letter of Credit Bank and that the amount of such capital required to be so maintained is increased by or based upon the existence of such Lender's Revolving Credit Commitment to lend hereunder, or the Letter of Credit Bank's commitment to issue Letters of Credit hereunder and other commitments of this type, then, upon demand by such Lender or the Letter of Credit Bank, as the case may be (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or the

Letter of Credit Bank, as the case may be, from time to time as specified by such Lender or the Letter of Credit Bank, as the case may be, additional amounts sufficient to indemnify such Lender, the Letter of Credit Bank or such corporation, to the extent that such Lender or the Letter of Credit Bank, as the case may be reasonably determines such increase in capital to be allocable to the existence of such Lender's Revolving Credit Commitment to lend hereunder or the Letter of Credit Bank's commitment to issue Letters of Credit hereunder.

         13.3  TAXES.

                  (a) TAXES; WITHHOLDING. Any and all payments by the Borrower hereunder, under the Revolving Credit Notes or the other Loan Documents shall be made, in accordance with the provisions of Section 2, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender is organized or is doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note to any Lender or the Agent: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.3) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon; provided, that, if any such penalties or interest become due, the Borrower shall make prompt payment thereof to the appropriate governmental authority. The Borrower shall indemnify each Lender for the full amount of such Taxes (including any Taxes on amounts payable under this Section 13.3(a) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date the Lender makes written demand therefor.

                  (b) STAMP TAXES. The Borrower agrees to pay, and will indemnify each Lender and the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Revolving Credit Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Revolving Credit Notes (hereinafter referred to as "Other Taxes").

                  (c) OTHER TAXES. Except as specifically limited by Section 13.3(a), the Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.3) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) REQUEST FOR REFUND. At the reasonable request of the Borrower, a Lender or the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower pursuant to this Section 13.3 if in the opinion of such Lender or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Lenders or the Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it. If any Lender subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrower and for which the Borrower has indemnified the Lender pursuant to this Section 13.3, such Lender shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to the Borrower the net amount of any such recovery after deducting taxes and expenses attributable thereto.

                  (e) EXEMPTION CERTIFICATE. Not later than: (a) the Closing Date, (b) in the case of any bank or financial institution that becomes a Lender after the Closing Date, the date of the instrument of assignment pursuant to which such bank or financial institution became a Lender, (c) annually on each anniversary date of the Closing Date thereafter or (d) such other times as the Agent or the Borrower may reasonably request: (i) each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other document satisfactory to the Borrower and the Agent indicating that all payments to be made to such Lender hereunder are not subject to such taxes and (ii) each other Lender shall provide the Agent and the Borrower with a written statement which certifies that such Lender is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation Section 1.1441-5(b) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Agent and the Borrower have received an Exemption Certificate from such Lender, the Borrower, or the Agent if the Borrower has not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrower to the requirements of Section 13.3(a)
         above); provided, that if the Borrower has withheld the Borrower shall so notify the Agent. If the Borrower is required to pay additional amounts to any Lender pursuant to this Section 13.3, such Lender shall use reasonable efforts to designate a different Lending Office if such designation will thereafter avoid the need for any additional payments under this Section 13.3 and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. A Lender which ceases to be exempt from United States withholding taxes shall notify the Agent and the Borrower promptly thereof.

                  (f) FURNISHING OF CERTIFICATE. At the Agent's request, the Borrower will furnish to the Agent, at its address referred to in
         Section 14.13 of this Agreement, the original or a certified copy of a receipt evidencing payment of any Taxes. If Taxes ever become payable in respect of any payment hereunder or under the Revolving Credit Notes made during a Fiscal Quarter, thereafter the Borrower will furnish to the Agent, within thirty (30) days after the end of such Fiscal Quarter, at such address, a certificate from the Borrower stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

                  (g) SURVIVAL OF PROVISION. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower contained in this Section 13.3 shall survive the payment in full of the Obligations.

         13.4 LOSSES. If any payment of principal of or Rate Conversion or Rate Continuation of, any LIBOR Rate Loan is not paid when due or is made on a day other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate Conversion or Rate Continuation pursuant to the provisions of Section 2 of this Agreement or acceleration of the maturity of the Revolving Credit Notes pursuant to Section 10 of this Agreement or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the agent for the account of such lender any amounts (discounted to the present value in accordance with standard financial practice at a rate equal to the annual yield on direct obligations of the United States having a principal amount and maturity similar to that of the principal being paid) required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss (including loss of anticipated profits), costs or expense (other than any expenses directly attributable to loan origination efforts) incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

         13.5 INDEMNIFICATION FOR REQUESTS. Whenever the Borrower: (a) shall revoke any Credit Request or any Rate Conversion/Continuation Request involving any LIBOR Rate Loan, (b) shall for any other reason fail to borrow pursuant to any such Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 3 of this Agreement or (d) shall fail to honor any prepayment notice, then, in each case on any Lender's demand, the Borrower shall indemnify each Lender and the Agent against any loss, cost or expense incurred by such Lender or the Agent as a result of any such failure by the Borrower, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender or the Agent to fund the LIBOR Rate Loan to be made by such Lender or the Agent in connection with such request when such LIBOR Rate Loan, as a result of such failure by the Borrower, is not made on such date.

         13.6 GENERAL INDEMNITY. The Borrower shall indemnify and hold harmless the Agent and each Lender, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Agent, any Lender or the respective directors, officers, employees and Affiliates thereof in any in connection with any investigative, administrative or judicial proceeding (whether the Agent or such Lender is or is not designated as a party thereto) relating to or arising out of this Agreement or any other Loan Document, the transactions contemplated thereby, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Agent nor any Lender nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         13.7 CERTIFICATE FOR INDEMNIFICATION. Each demand by Agent or a Lender for payment pursuant to this Section 13 shall be accompanied by a written certificate given to the Borrower setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct, in the absence of manifest error. In determining the amount of any such payment thereunder, each Lender may use reasonable averaging and attribution methods.

         13.8 DUTY TO MITIGATE; STANDARD TREATMENT. Each Lender seeking payment pursuant to this Section 13 shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof. Each Lender agrees that it will not seek compensation or reimbursement provided for in this Section 13 unless such Lender as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and similarly documented financial accommodations.

SECTION 14     GENERAL.

               This Agreement and the Loan Documents shall be governed by the following provisions:

         14.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or, if unanimous consent of all Lenders is required as hereinafter provided, all of the Lenders), the Agent, and, only with respect to such amendments, waivers or consents directly affecting the rights of the Borrower, the Borrower, and, only with respect to such amendments, waivers or consents directly affecting the rights of the Letter of Credit Bank, the Letter of Credit Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of all Lenders shall be required with respect to (a) the extension of maturity of any Revolving Credit Note or the extension of the payment date of interest, principal and/or fees thereunder, or
(b) any reduction in the rate of interest on the Revolving Credit Notes, or in any amount of principal or interest due on any Revolving Credit Note, or in the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, or (c) any change in any percentage voting requirement in this Agreement, or (d) any change in the dollar amount or percentage of the Lenders' Revolving Credit Commitments or any Lender's Revolving Credit Commitment, or (e) any change in the amount of or any extension of the payment date of any fees payable under this Agreement, or (f) any change in the definitions of "Collateral," or "Required Lenders" under this Agreement, or (g) subject to the Agent's exercise of Permitted Discretion, any change in the definition of "Eligible Inventory" under this Agreement, or (h) any release of any material portion of the Collateral, or (i) any change in any provision of this Agreement which requires all of the Lenders to take any action under such provision, or (j) any increase in the advance rate percentages in the definition of "Borrowing Base", or (j) any change in Sections 11, 12.1, 12.2 or this
Section 14.1 itself. Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by the Borrower to all Lenders and the Letter of Credit Bank. Each Lender or other holder of a Revolving Credit Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 14.1, regardless of its failure to agree thereto.

         14.2 GENERAL APPOINTMENT AS ATTORNEY-IN-FACT. In addition to the provisions of Sections 4.7 and 5.7 of this Agreement, the Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time following the occurrence of an Event of Default (unless waived in writing by the Lenders pursuant to this Agreement), in the Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, without notice (except as specifically provided herein) to or assent by the Borrower, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, the power and right, on behalf of the Borrower, to do the following, upon notice to the
Borrower: (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance, called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and otherwise to itself perform or comply with, or otherwise cause performance or compliance with, any of the covenants or other agreements of the Borrower contained in this Agreement which the Borrower has failed to perform or with which the Borrower has not complied; (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (c) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (e) to generally sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes; and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower might do. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (a) AGENT NOT LIABLE. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (b) PERFORMANCE BY AGENT OF THE BORROWER'S OBLIGATIONS. If the Borrower fails to perform or comply with any of its agreements contained herein and the Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate in effect from time to time, shall be payable by the Borrower to the Agent on demand and upon the expiration of five (5) calendar days after such demand the Borrower shall be deemed to have delivered a Deemed Credit Request in the relevant amounts. The Agent will notify the Borrower as soon as it is practicable of any action taken by it of the nature referred to herein.

                  (c) AUTHORITY TO EXECUTE TRANSFERS. Without limitation of any authorization granted to the Agent hereunder, the Borrower also hereby authorizes the Agent, upon the occurrence and during the continuance of an Event of Default, to execute, in connection with the exercise by the Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         14.3 CUMULATIVE PROVISIONS. Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Agent and the Lenders may otherwise have or acquire by operation of Law, by other contract or otherwise.

         14.4 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, the Letter of Credit Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders.

         14.5 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of: (a) the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) in connection with (i) the preparation, execution, delivery, administration, modification, amendment and waiver of this Agreement, the Revolving Credit Notes and the other Loan Documents, and (ii) the arrangement on or after the Closing Date of a syndicate of lenders to purchase a portion of the Revolving Credit Commitments (excluding travel and administration expenses of the Agent and excluding any expenses of the Lenders) in an amount not to exceed $2500 in the aggregate, and (b) the Agent, the Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders) in connection with the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrower, this Agreement, the Revolving Credit Notes or any Event of Default under this Agreement). The Borrower further agrees to pay on demand all Related Expenses of the Agent and the Lenders.

         14.6 SURVIVAL OF PROVISIONS. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Revolving Credit Notes. The provisions of Sections
12.4 and 13 of this Agreement shall survive the payment of the Obligations and any other Indebtedness owed by the Borrower hereunder and the termination of this Agreement (whether by acceleration or otherwise).

         14.7 IMMEDIATE U.S. FUNDS. Unless specifically designated otherwise, any reference to money is a reference to lawful money of the United States which, if in the form of credits, shall be in immediately available funds.

         14.8 CAPTIONS. The several captions to different Sections and the respective Subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         14.9 SHARING OF INFORMATION. Subject to the provisions of Section 12.4, each Lender shall have the right to furnish to its Affiliates, its accountants,its employees, its officers, its directors, its legal counsel, potential participants, and to any governmental agency having jurisdiction over such Lender, information concerning the business, financial condition, and property of the Borrower, the amount of the Loans of the Borrower hereunder, and the terms, conditions and other provisions applicable to the respective parts thereof.

         14.10 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Lenders, shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Advances of the Lenders to the Borrower shall be equal to the Maximum Lawful Rate; provided, that, if any time thereafter the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Lenders shall be less than the Maximum Lawful Rate, the Borrower shall continue to pay such interest and fees hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent for the benefit of the Lenders, is equal to the total interest and fees that would have been received had the interest rate payable hereunder been (but for the operation of this Section 14.10) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest payable hereunder shall be paid at the rate(s) of interest and the charges provided in Sections 2.10(a) and 2.11 of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this Section 14.10 shall again apply. In no event shall the total interest, together with all fees and charges that are treated like interest, received by any Bank pursuant to the terms hereof exceed the amount which such Bank could lawfully have received had the interest and such fees and charges due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the provisions of this Section 14.10, a court of competent jurisdiction shall finally determine that a Lender has received interest, or fees and charges that are treated like interest, hereunder in excess of the Maximum Lawful Rate, the Agent shall, to the extent permitted by applicable Law, promptly apply such excess to the principal amounts owing to such Lender and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

         14.11 LIMITATION OF LIABILITY. To the extent permitted by applicable law, no claim may be made by the Borrower, the Agent, any Lender or any other Person against the Agent or any Lender or the Affiliates, directors, officers, employees, agents, attorneys and consultants of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Agent, the Borrower and the Lenders hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         14.12 ILLEGALITY. If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

         14.13 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid,
(b) by facsimile transmission, if confirmed same day in writing by first class mail mailed, or (c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 48 hours after deposit with the U.S. Postal Service; provided that notices from the Borrower to the Agent or the Lenders pursuant to any of the provisions hereof, including without limitation Sections 2 and 8.1 of this Agreement, shall not be effective until actually received by the Agent or the Lenders, as the case may be. Notices or other communications hereunder shall be addressed, if to the Borrower, at the address specified on the signature pages of this Agreement; if to the Agent, at the address of the Agent specified on the signature pages of this Agreement; if to a Lender, at the address of such Lender specified on the signature pages of this Agreement; if to the Letter of Credit Bank, at the address of the Letter of Credit Bank specified on the signature pages of this Agreement.

         14.14 GOVERNING LAW. This Agreement and the other Loan Documents and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof).

         14.15 ENTIRE AGREEMENT. This Agreement and the other Loan Documents referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

         14.16 JURY TRIAL WAIVER. EACH OF THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT, THE LETTER OF CREDIT BANK AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY REVOLVING CREDIT NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         14.17  JURISDICTION; VENUE; INCONVENIENT FORUM; SERVICE OF PROCESS.

                (a) JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS

         PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

                  (b) VENUE; INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY, OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                  (c) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.13. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

         14.18 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so Executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                              D.I.Y. HOME WAREHOUSE, INC.


                              By: /s/ ERIC GLASSMAN
                                 ---------------------------------
                                  Name: Eric Glassman
                                  Its:  Vice President & CFO

                              Address for notices:

                              5811 Canal Road
                              Suite 180
                              Valley View, Ohio 44125-3435
                              Attention: Eric Glassman
                              Telecopy: (216) 328-5134

                              With a copy to:

                              Jaffe, Raitt, Heuer & Weiss P.C.
                              One Woodward Avenue, Suite 2400
                              Detroit, Michigan 48226
                              Attention: Stephen G. Schafer
                              Telecopy: (313)961-8358

                              AGENT

                              NATIONAL CITY COMMERCIAL FINANCE, INC.,
                              as Agent


                              By:  /s/ JAMES J. JAWORSKI
                                 --------------------------
                              Name: James J. Jaworski
                              Its: Vice President


                              Address for notice:

                              1965 East Sixth Street
                              Suite 400
                              Cleveland, Ohio 44114
                              Attention: James J. Jaworski
                              Telecopy: (216) 575-9555


                              Payment Office:

                              1965 East Sixth Street
                              Suite 400
                              Cleveland, Ohio 44114

                              LENDERS

                              NATIONAL CITY COMMERCIAL FINANCE, INC.,
                              as a Lender


                              By:   /s/ JAMES J. JAWORSKI
                                 ------------------------------
                                 Name: James J. Jaworski
                                 Its: Vice President

                              Address for Notices:

                              1965 East Sixth Street
                              Suite 400
                              Cleveland, Ohio 44114
                              Attention: James J. Jaworski
                              Telecopy: (216) 575-9555


                              Lending Office:

                              1965 East Sixth Street
                              Suite 400
                              Cleveland, Ohio 44114


                              with a copy to:

                              Thompson Hine & Flory LLP
                              3900 Key Center
                              127 Public Square
                              Cleveland, OH  44114
                              Attention: Katherine D. Brandt
                              Telecopy: (216) 566-5800

                               LETTER OF CREDIT BANK

                               NATIONAL CITY BANK,
                               as Letter of Credit Bank


                               By:   /s/ JOSEPH KWASNY
                                  ------------------------
                                  Name: Joseph Kwasny
                                  Its: Vice President

                               Address for Notices:

                               155 East Broad Street
                               Columbus, OH 43251-0034
                               Attention: Capital Banking Division
                               Telecopy: (614) 463-8572

                                     ANNEX I

          CREDIT AND SECURITY AGREEMENT, DATED AS OF OCTOBER 27, 1998,
                  AMONG D.I.Y. HOME WAREHOUSE, INC., THE AGENT,
                    THE LETTER OF CREDIT BANK AND THE LENDERS


                   COMMITMENTS AND PERCENTAGES OF THE LENDERS



======================================================================
                                                           Ratable
                                  Revolving Credit         Portion
Name of Lender                       Commitment         (percentage)
======================================================================

National City Commercial                  $20,000,000            100%
Finance, Inc.
----------------------------------------------------------------------

======================================================================

Total Revolving Credit                    $20,000,000            100%
Commitment
======================================================================

                                    ANNEX II

          CREDIT AND SECURITY AGREEMENT, DATED AS OF OCTOBER 27, 1998,
                  AMONG D.I.Y. HOME WAREHOUSE, INC., THE AGENT,
                    THE LETTER OF CREDIT BANK AND THE LENDERS

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTS" means "accounts" (as defined in the UCC) including, without limitation, all present and future rights to payment for goods sold or leased or for services rendered, which are not evidenced by Instruments or Chattel Paper, and whether or not they have been earned by performance.

                  "ACCOUNT DEBTOR" means any Person who is or becomes obligated to the Borrower under, with respect to, or on account of an Account.

                  "ADVANTAGE" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Lender in respect of the Obligations if the payment results in any other Lender's having more than its Ratable Portion of the Obligations in question.

                  "ADVERTISING PERMISSION LETTER" means a letter in the form of Exhibit E attached hereto, pursuant to which the Borrower authorizes the Agent to publicize the transaction and specifically to use the Borrower's name in connection with "tombstone" advertisements in one or more publications selected by the Agent.

                  "AFFILIATE" means, with respect to a specified Person, any other Person: (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) that beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting securities (or other ownership interest of any kind) of such controlled Person, (c) five percent (5%) or more of the voting securities (or other ownership interest of any kind) of which other Person is beneficially owned or held by such Person, or (d) who is an executive officer or director of such Person or of such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" means National City Commercial Finance, Inc., in its capacity as agent for the Lenders.

                  "AGENT SPECIAL LOANS" has the meaning set forth in Section 2.4(d) of this Agreement.

                  "AGGREGATE WAIVER RESERVE AMOUNT" means the sum of all Waiver Reserve Amounts.

                  "AGREEMENT" means this Credit and Security Agreement and each amendment, supplement or modification, if any, to this Credit and Security Agreement.

                  "APPLICABLE MARGIN" means, with respect to any LIBOR Rate Loan or Prime Rate Loans under Section 2.3 of this Agreement, the applicable Basis Points set forth in the table below based upon the ratio of EBIT to Interest Expense, as adjusted on each Margin Adjustment Date and shall remain in effect until the next Margin Adjustment Date, based upon the ratio of EBIT to Interest Expense as of the last day of the most recently ended Fiscal Quarter, provided, that (a) any change in the Applicable Margin with respect to any LIBOR Loan during an Interest Period with respect to such LIBOR Loan shall not be effective until after the end of such Interest Period, (b) if any Event of Default has occurred and is continuing, the ratio of EBIT to Interest Expense as of the end of the most recently ended Fiscal Quarter shall, for the purposes of this definition, be deemed to be less than 1.0 to 1.0 and
         (c) until the receipt of Borrower's audited financial statements for the Fiscal Year ended January 2, 1999, the Applicable Margin shall be as set forth on Level III.

------------------------------ --------------------------------------------------------

                                    Applicable Margin
------------------------------ --------------------------------------------------------

      Ratio of EBIT to                 Prime Rate                   LIBOR Rate
      Interest Expense                    Loan                         Loan
------------------------------ ---------------------------- ---------------------------

I.    > 3.0 to 1.0                        0 bps                      125 bps
------------------------------ ---------------------------- ---------------------------

II.   > 2.0 to 1.0 and
      < 3.0 to 1.0                        0 bps                      150 bps
------------------------------ ---------------------------- ---------------------------

III.  > 1.5 to 1.0 and
      < 2.0 to 1.0                       25 bps                      200 bps
------------------------------ ---------------------------- ---------------------------

IV.   > 1.0 to 1.0 and
      < 1.5 to 1.0                       50 bps                      225 bps

------------------------------ ---------------------------- ---------------------------

V.    < 1.0 to 1.0                       50 bps                      250 bps

------------------------------ ---------------------------- ---------------------------

                  "AVAILABILITY" means, as at any time, an amount equal to the difference of: (a) the lesser of (i) the Total Revolving Credit Commitment or (ii) the then Borrowing Base and (b) the then aggregate amount of Outstandings.

                  "BASIS POINTS" means one one-hundredth of one percent (0.01%) per annum.

                  "BORROWER" means D.I.Y. Home Warehouse, Inc., an Ohio corporation.

                  "BORROWING" means the incurrence of one Type of Revolving Credit Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of LIBOR Rate Loans the same Interest Period; provided, that Prime Rate Loans incurred pursuant to Section 2.14 shall be considered part of any related Borrowing of LIBOR Rate Loans.

                  "BORROWING BASE" means, at any date of determination, an amount not in excess of the difference of the following:

                           (a) Sixty percent (60%) of the cost or market value (whichever is lower) of the Borrower's Eligible Inventory, minus

                           (b)      the Reserve Amount, minus

                           (c)      the Aggregate Waiver Reserve Amount, minus

                           (d)      the Real Estate Reserve, plus

                           (e) fifty percent (50%) of the cost or market value (whichever is lower) of the Inventory designated "inactive" by the Borrower in the ordinary course of the Borrower's business.

                  "BORROWING BASE CERTIFICATE" has the meaning specified in
         Section 8.1(c)(ii) of this Agreement.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to LIBOR Rate Loans, a day of the year on which Dollar deposits are carried on in the London interbank Market and banks are open for business in London.

                  "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

                  "CASH CONCENTRATION ACCOUNT" means that certain commercial deposit account, Account No. 394033971 at National City Bank, in the name of the Agent for the benefit of the Lenders, designated as the "D.I.Y. Home Warehouse Cash Concentration Account for the benefit of National City Commercial Finance, Inc., as Agent for the benefit of the Lenders" which shall be: (a) maintained by the Borrower with National City Bank pursuant to the Restricted Account Agreement, without liability by the Agent or National City Bank to pay interest thereon, and (b) from which account the Agent shall have the irrevocable and exclusive right to withdraw funds until all of the Obligations are paid, performed, satisfied and enforced in full.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq.

                  "CHANGE IN CONTROL" means (a) the acquisition, directly or indirectly, by any "person" or group of "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Fred A. Erb (and members of his immediate family and trusts for the benefit of any of the foregoing and The Erb Foundation), of beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) or control of fifty-one percent (51.0%) or more of the total voting power of the voting stock (on a fully diluted basis) of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities or otherwise or
      (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

                  "CHATTEL PAPER" means "chattel paper" as defined in the UCC.

                  "CLOSING DATE" means the date and the time as of which the initial Revolving Credit Borrowing is advanced under this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "COLLATERAL" means all assets of the Borrower in which a security interest or Lien is granted to the Agent for the benefit of the Lenders pursuant to Section 4.1 hereof and all other property of the Borrower that is subject to any Lien in favor of the Agent for the benefit of the Lenders from time to time which secures the repayment of the Obligations.

                  "COLLECTIONS" means all payments to the Borrower from Account Debtors in respect of Accounts.

                  "CONTROL ACCOUNT" has the meaning set forth in Section 2.1(d) of this Agreement.

                  "CREDIT EVENT" means: (a) the incurrence of the obligation of
      (i) each Lender to make a Revolving Credit Loan on the occasion of each Revolving Credit Borrowing (ii) the Letter of Credit Bank to issue any Letter of Credit, or (iii) any Lender to participate in the risk of any Letter of Credit, (b) the making of a Revolving Credit Loan by any Lender,
      (c) the issuance of any Letter of Credit by the Letter of Credit Bank and the participation by the Lenders in the risk thereof, (d) the delivery by the Borrower of (i) a Credit Request requesting a Revolving Credit Borrowing or a Letter of Credit or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Borrowings, (e) a Rate Conversion or Rate Continuation or (f) the acceptance by the Borrower of proceeds of any Revolving Credit Borrowing.

                  "CREDIT REQUEST" has the meaning specified in Section 2.3(a) of this Agreement.

                  "DEEMED CREDIT REQUEST" has the meaning specified in Section 2.3(b) of this Agreement.

                  "DEPOSIT ACCOUNT" means (a) any deposit account and (b) any demand, time, savings, passbook, or similar account maintained by the Borrower with a Lender, other than an account evidenced by a certificate of deposit.

                  "DISTRIBUTION" means, in respect of a Person, a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of such Person) given by such Person for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of such Person or as a dividend, return of capital or other distribution in respect of the capital stock of such Person (other than any stock dividend or stock split payable solely in capital stock of such Person), including, without limitation, Distributions for Tax Liability.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "EBIT" means, for any twelve consecutive month period, (A) the sum of the amounts for such period of (i) Net Income of the Borrower, (ii) Interest Expense of the Borrower (iii) federal, state and local taxes on or measured by the income of the Borrower, (iv) extraordinary non-cash charges to the extent deducted in determining Net Income, (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or non-recurring losses and (vi) losses incurred in connection with discontinued business operations minus (B) the amount for such period of extraordinary gains from the sale or other disposition of assets (excluding sales in the ordinary course of business) and other extraordinary or non-recurring gains, all as determined in accordance with GAAP.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $5,000,000,000; or (iv) a finance company, insurance company, other financial institution or fund acceptable to the Agent; provided that each Person described in each of the foregoing clauses (i) through (iv) shall have provided to the Borrower and the Agent
      (A) if such Person is organized under the laws of a jurisdiction outside the United States, duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Person is exempt from United States withholding taxes with respect to all payments to be made to such Person if such Person were to become a Lender hereunder or other documents satisfactory to the Borrower and the Agent indicating that all payments to be made to such Person if such Person were to become a Lender hereunder are not subject to such taxes and, if any such forms or other documents are so provided, such Person was eligible under applicable law at the time such information was so provided to make such provision and (B) for any other Person, an Exemption Certificate (as defined in Section 3.3(e)) of this Agreement.

                  "ELIGIBLE INVENTORY" means only such Inventory of the Borrower, valued at the lower of cost (on a first in, first out basis) or market, as the Agent, in its reasonable discretion, shall from time to time consider to be Eligible Inventory and, by way of example and not limitation, excluding Inventory which:

                           (a) consists of obsolete, damaged, defective,
                  unmerchantable, spoiled, outdated or unsalable items or goods that were returned or rejected by the Borrower's customers, goods to be returned to the vendor or goods that do not conform in all material respects to the representations and warranties contained in this Agreement;


                            (b) consists of goods not held for sale, such as any
                   labels, any maintenance items and any supplies and packaging;

                            (c) is not owned solely by the Borrower, or is
                   leased or on consignment or the Borrower does not have good and valid title thereto or is subject to a Lien other than in favor of the Agent;

                            (d) is not subject to a first priority, perfected
                   security interest in favor of the Agent for the benefit of the Lenders;

                            (e) is in transit from vendors or is located at a
                   location not owned by the Borrower and for which the Borrower has not delivered to the Agent an appropriate landlord or warehouseman's waiver, in form and substance satisfactory to the Agent and for which a Waiver Reserve Amount has not been established with respect to the Borrowing Base;

                            (f) is in the possession of a bailee or other third
                   Person including Inventory purchased by but not yet delivered to the Borrower and for which the Borrower has not delivered to the Agent an appropriate bailee's waiver, in form and substance satisfactory to the Agent and for which a Waiver Reserve Amount has not been established with respect to the Borrowing Base;

                            (g) is held by the Borrower on consignment or
                   Inventory held by or placed into the possession of a third Person for sale or display by that Person;

                            (h) is located outside of the United States; except,
                   that Inventory located in Canada shall not be excluded from Eligible Inventory under this clause (h) unless the Agent's security interest therein for the benefit of the Lenders is not able to be perfected by filing;

                            (i) is in transit from property that is owned or
                   leased by the Borrower (or a flow-through center, a return center or a distribution center) to another property that is owned or leased by the Borrower (or a flow-through center, return center or distribution center) and is in amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

                            (j) is located at any return center used by the
                   Borrower;

                            (k) consists of perishable items, including live
                   plants but excluding bulbs, seeds and artificial plants;

                            (l) is subject to a layaway purchase by any
                   customer; or

                            (m) is, in the Agent's reasonable credit judgment
                   exercised in accordance with asset based financing transaction standards, Inventory which is otherwise deemed ineligible.

                   "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA, any "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA, any "pension plan" as defined in Section 3(2) of ERISA and any "welfare plan" as defined in Section 3(1) of ERISA, in each case that is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                   "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance or violation, requests for information, investigations, proceedings, consent orders or consent agreements relating in any way to any violation of or any liability under any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                   "ENVIRONMENTAL LAWS" means any applicable federal, state, foreign or local law, regulation, ordinance, statute, code, rule of common law, written and binding policy or guide or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq., the Federal Water Pollution Control Act (33 USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs: (a) the existence, cleanup and/or remedy of contamination on property; (b) the emission or discharge of Hazardous Materials into the environment; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (e) the maintenance and development of wetlands.

                   "ENVIRONMENTAL PERMITS" means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

                   "ENVIRONMENTAL REMEDIATION" means any curative measure taken in respect of any non-compliance with, violation of or otherwise related to, any Environmental Law.

                  "EQUIPMENT" means "equipment" (as defined in the UCC) and fixtures (as defined in the UCC) including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and packaging production equipment, parts, material handling equipment, supplies and motor vehicles (titled and untitled) of every kind and description, now or hereafter owned by the Borrower, or in which the Borrower may have or may hereafter acquire any interest, wheresoever located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and the regulations promulgated and rulings issued thereunder, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified.

                  "ERISA AFFILIATE" means each "person" (as defined in Section
      3.9 of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (a) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (b) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "EUROCURRENCY RESERVE PERCENTAGE" as to any Lender for the Interest Period of any LIBOR Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one (1) such percentage for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, special or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9 of this Agreement.

                  "FAIR MARKET VALUE" means, in respect to the real property owned by a Person, the amount that would be obtained in an arm's-length transaction between an informed and willing buyer and such Person, as an informed and willing seller, neither under compulsion to buy or sell.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Cleveland on the Business Day next succeeding such day, provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

                  "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                           (a) the discontinuation of the business of the
                  Person;

                           (b) the adjudication of the Person as a debtor or
                  having an order for relief under Title 11 of the United States Code entered against the Person and not dismissed within sixty (60 ) days;

                           (c) the Person ceases or is generally unable or
                  admits in writing its inability, generally, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                           (d) assignment by the Person for the benefit of
                  creditors;

                           (e) voluntary institution by the Person or consent
                  granted by the Person to the involuntary institution (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

                           (f) voluntary application by the Person for or
                  consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property;

                           (g) the commencement or filing against a Person,
                  without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall not be dismissed, stayed or discharged within sixty (60) days from its entry or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

                           (h) any unsatisfied judgment, writ, warrant of
                  attachment, execution, or similar process is issued or levied against all or any substantial part of the Person's property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered, or

                           (i) in the case of a Person that is an obligor on
                  Accounts in excess of Fifty Thousand Dollars ($50,000), either singly or in the aggregate, the commencement or filing against such Person, without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for sixty (60) days or
                  (ii) an order or decree approving or ordering any of the foregoing shall be entered.

                  "FISCAL MONTH" means any of the twelve consecutive monthly fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

                  "FISCAL QUARTER" means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Borrower.

                  "FISCAL YEAR" means the Borrower's regular annual accounting period for federal income tax purposes ending on the Saturday closest to December 31.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession applied in the preparation of the financial statements referred to in Section 1.3 of this Agreement and otherwise consistently applied.

                  "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the UCC) of the Borrower including, without limitation, all present and future choses in action, causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), now or hereafter arising, all corporate or other business records; inventions, designs, blueprints, patents and patent applications, trademarks and trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights and claims against carriers and shippers, and rights to indemnification.

                  "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another Person to prevent or correct a default of any kind.
                  "GUARANTY" means the obligation of a Guarantor.

                  "HAZARDOUS MATERIAL" means and includes: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (c) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (d) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) Indebtedness for Borrowed Money, (b) obligations to pay the deferred purchase price of property or services, (c) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (f) obligations secured by any Lien on the properties or assets of the Person, (g) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (h) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all Capitalized Leases, notes payable, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, notes or other similar instruments and obligations upon which interest charges are customarily paid or discounted, all Guaranties of such obligations but excluding ordinary course trade payables.

                  "INSTRUMENTS" means "instruments" as defined by the UCC.

                  "INTELLECTUAL PROPERTY" means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names and registrations and applications therefor, copyrights, any registrations therefor and any licenses thereof, whether now owned or existing or hereafter arising or acquired.

                  "INTEREST EXPENSE" means, for any period, the net amount of interest expense of the Borrower for such period on the aggregate principal amount of the Indebtedness of the Borrower plus any capitalized interest of the Borrower which accrued during such period, each as determined in accordance with GAAP.

                  "INTEREST PERIOD" means, for each LIBOR Rate Loan comprising a Borrowing, the period commencing on the date of such LIBOR Rate Loan or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Rate Loan and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof; provided, that the duration of each such Interest Period shall be one (1), two (2), three (3), four (4) or five (5) months, as the Borrower may select by delivery to the Agent of a Credit Request therefor in accordance with Section 2.3 of this Agreement or a Rate Conversion/Continuation Request in accordance with Section 2.7 of this Agreement; and provided, further, that:

                           (i) Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing shall be of the same duration;

                           (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the immediately preceding Business Day;

                           (iii) if the Interest Period commences on the
                  Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

                           (iv) no Interest Period may end on a date later than the Revolving Credit Termination Date.

                  "INVENTORY" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by the Borrower including, without limitation, all goods, merchandise, work-in-process, raw materials, finished goods, and inventory held for lease to other Persons, all other materials, supplies, and tangible personal property of any kind, nature, or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service, or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing, or furnishing of such goods, merchandise, or other personal property, all documents of title or other documents pertaining thereto, and all proceeds of the foregoing.

                  "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

                  "LC EXPOSURE" means, with respect to any Lender, at any time of determination, such Lender's Ratable Portion of the sum of: (a) the aggregate undrawn amount of Letters of Credit outstanding at such time, plus (b) the aggregate amount that has been drawn under such Letters of Credit for which the Letter of Credit Bank or the Lenders, as the case may be, have not at such time been reimbursed by the Borrower.

                  "LENDERS" means the financial institutions listed on the signature pages hereof as "Lenders" and the successors thereto and assignees thereof.

                  "LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" under its name on the signature pages hereto, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent as the office at which Loans are to be made and maintained.

                  "LETTER OF CREDIT" means any Trade Letter of Credit or Standby Letter of Credit.

                  "LETTER OF CREDIT BANK" means National City Bank, a national banking association, and its successors and assigns.

                  "LIBOR RATE" means, with respect to any LIBOR Rate Loan and any Interest Period applicable thereto, the interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined by the Agent to be the average of the per annum rates at which deposits in immediately available funds in the United States dollars approximately equal in principal amount to the Agent's portion of such Borrowing and for a maturity comparable to the Interest Period are offered to the Agent by prime banks in any Eurodollar market reasonably selected by the Agent determined as of 4:00 p.m. London time (or as soon as thereafter as practicable), three (3) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Loan hereunder.

                  "LIBOR RATE BORROWING" means a Borrowing consisting of LIBOR Rate Loans.

                  "LIBOR RATE LOAN" means a Loan which bears interest as provided in Section 2.9(b) of this Agreement.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN" means a Revolving Credit Loan.

                  "LOAN ACCOUNT" has the meaning specified in Section 2.1(c).

                  "LOAN DOCUMENTS" means any note, mortgage, security agreement, or other lien instrument, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of advance, interest rate swap or hedge agreement, officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of the Borrower to the Agent or the Lenders and which is relevant in any manner to this Agreement and including, without limitation, the Revolving Credit Note, and the other writings referred to in Sections 2 and 3 of this Agreement.

                  "MARGIN ADJUSTMENT DATE" has the meaning specified in Section 2.10(b)(i) of this Agreement.

                  "MATERIAL ADVERSE EFFECT" means, as to any event, occurrence or condition, a result thereof which would, either singly or in the aggregate, have a material adverse effect on: (a) the business, properties, operations or condition (financial or otherwise) of the Borrower, (b) a material portion of the Collateral, (c) the Borrower's ability to repay the Obligations, (d) the Agent's security interest and lien on the Collateral or the priority thereof or (e) the legality, validity or enforceability of this Agreement, the other Loans Documents or any Liens created hereby or thereby.

                  "MATERIAL BUSINESS AGREEMENT" means each agreement of the Borrower (not including Material License Agreements) set forth on the Supplemental Schedule as being an agreement the termination of which could reasonably be expected to result in liabilities or losses in excess of Two Hundred Fifty Thousand Dollars ($250,000).

                  "MATERIAL LICENSE AGREEMENT" means each license agreement of the Borrower in respect of Third Party Intellectual Property set forth on the Supplemental Schedule as being a license agreement the termination of which could reasonably be expected to result in liabilities or losses in excess of Two Hundred Fifty Thousand Dollars ($250,000).

                  "MAXIMUM LAWFUL RATE" has the meaning specified in Section
      14.10 of this Agreement.

                  MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

                  "NCCF" means National City Commercial Finance, Inc., an Ohio corporation.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer, issuance or other disposition of any personal or real property by any Person, the aggregate amount of cash received or, upon actual receipt in realization thereof, receivable, by such Person in connection with such transaction (a) after deducting therefrom only brokerage or underwriting commissions, legal fees, finder's fees and other similar fees and commissions and the amount of taxes payable in connection with or as a result of such transaction to the extent, but only to the extent, that the commissions, fees, and amounts so deducted are, at the time of receipt of such cash, paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof, and (b) net of any Lien on such property permitted under this Agreement that is prior to the security interest or Lien of the Agent for the benefit of itself and the Lenders.

                  "NET INCOME" means, for any period, net income (or loss) of the Borrower for such period (after taxes and extraordinary items but without giving effect to any gain from re-appraisal or write-up of assets after January 3, 1998), as determined in accordance with GAAP.

                  "NET LOSSES" means, for any period, net losses of the Borrower for such period (before taxes and before giving effect to losses incurred in connection with discontinued business operations and extraordinary items and without giving effect to any gain from re-appraisal or write-up of assets after January 3, 1998), as determined in accordance with GAAP.

                  "OBLIGATIONS" means the obligations of the Borrower and/or its Subsidiaries to the Lenders under this Agreement or any other Loan Document including, without limitation, the outstanding principal and accrued interest in respect of any Revolving Credit Loans (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed), the reimbursement obligation in respect of the LC Exposure, all fees owing to the Letter of Credit Bank, the Lenders or the Agent under this Agreement and the other Loan Documents, any amounts owing under any Reimbursement Agreement, the amounts owing by the Borrower and\or its Subsidiaries under any interest rate cap or hedge agreement, the reimbursement obligations of the Borrower under the Letters of Credit, the Related Expenses and any expenses, taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrower to the Agent, the Letter of Credit Bank or any Lender under this Agreement, the Notes or any other Loan Document.

                  "OPERATING ACCOUNT" means account #2856267, maintained by and in the name of the Borrower with National City Bank for the purposes of disbursing the proceeds of Revolving Credit Loans, which account shall in no case be a payroll account.

                  "OTHER TAXES" has the meaning specified in Section 13.3(b) of this Agreement.

                  "OUTSTANDINGS" means, on any date, the aggregate amount of (a) all Revolving Credit Loans outstanding on such date (including all Revolving Credit Loans for which the Borrower has given a Credit Request but which have not been advanced on such date) and (b) the undrawn amount of all Letters of Credit outstanding on such date (including all Letters of Credit for which the Borrower has given a Credit Request but which have not been issued on such date).

                  "PAYMENT OFFICE" means such office of the Agent specified as its "payment office" under its name on the signature pages hereto, or such other office as the Agent may from time to time specify in writing to the Borrower and the Lenders as the office to which payments are to be made by the Borrower or the Lenders, as the case may be.

                  "PERMITTED DISCRETION" means the good faith judgment or good faith exercise of discretion by the Agent in accordance with standards customary to asset based financing transactions, to the extent based upon any factor or circumstance which the Agent believes in good faith (the burden of establishing lack of good faith being on the Borrower): (a) will or could reasonably be expected to adversely affect the value of any Collateral (ordinary wear and tear excepted), the enforceability or priority of the Agent's Liens thereon in favor of the Lenders or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to the Agent by the Borrower or by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (c) could reasonably be expected to increase materially the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or to which any of the Collateral is subject; or (d) creates or could reasonably be expected to create an Event of Default. In exercising such judgment, the Agent may consider in good faith such factors or circumstances already included in or tested by the definition of Eligible Inventory, as well as any of the following: (i) the financial and business condition of the Borrower, (ii) material changes in demand for, and changes in pricing of, Inventory,
      (iii) changes in any
      concentration of risk with respect to Inventory, (iv) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect, (v) history of charge-backs or other credit adjustments, and (vi) any other factors that change or could reasonably be expected to materially change the credit risk of lending to the Borrower on the security of the Inventory.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POTENTIAL DEFAULT" means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Section 9 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

                  "PRIME RATE" means the fluctuating rate of interest which is publicly announced from time to time by National City Bank (or any successor) at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from the Lenders on fluctuating rate loans.

                  "PRIME RATE BORROWING" means a Borrowing consisting of Prime Rate Loans.

                  "PRIME RATE LOAN" means a Loan that bears interest as provided in Section 2.10(a)(i) of this Agreement.

                  "PROCEEDS" means all "proceeds" (as defined in the UCC) of any and all of the Collateral made or due and payable to the Borrower from time to time including, without limitation, all proceeds in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

                  "PRODUCTS" means property directly or indirectly resulting from any manufacturing, processing, assembling or commingling of any Inventory.

                  "RATABLE PORTION" means, in respect of any Lender, the quotient (expressed as a percentage) obtained at any time by dividing: (x) the sum of such Lender's Revolving Credit Commitment at such time (y) the sum of the aggregate amount of the Revolving Credit Commitments of all the Lenders at such time; provided, that if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, Ratable Portion means the quotient (expressed as a percentage) obtained by dividing (x) the aggregate amount of such Lender's Loans by (y) the aggregate amount of Loans of all of the Lenders outstanding at such time.

                  "RATE CONTINUATION" means a continuation to Section 2.7 of this Agreement of LIBOR Rate Loans having a particular Interest Period as LIBOR Rate Loans having an Interest Period of the same duration.

                  "RATE CONVERSION" means a conversion pursuant to Section 2.7 of this Agreement, of Loans of one Type into Loans of another Type and, with respect to LIBOR Rate Loans, from one permissible Interest Period to another permissible Interest Period.

                  "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in Section 2.7 of this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

                  "REAL ESTATE RESERVE" means (a) on the date of receipt by the Borrower of the proceeds from the sale of its Canton property, the amount of Two Million Dollars ($2,000,000) and (b) thereafter, the amount of Two Million Dollars ($2,000,000) as it may be reduced from time to time pursuant to Section 2.3(b)(iii) of this Agreement.

                  "REIMBURSEMENT AGREEMENT" has the meaning set forth in Section 2.8(b) of this Agreement.

                  "RELATED EXPENSES" means any and all reasonable costs, liabilities, and expenses (including without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees and legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, the Agent or any Lender in connection with any attempt by the Agent or any Lender:

                           (a) to preserve, perfect, or enforce any security
                  interest evidenced by: (i) the Agreement or (ii) any other pledge agreement, mortgage deed, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by the Borrower to or in favor of the Agent for the benefit of the Lenders,

                           (b) to obtain payment, performance, and observance of
                  any and all of the Obligations,

                           (c) to maintain, insure, preserve, repossess, and
                  dispose of any of the Collateral, or

                           (d) incidental or related to (a) through (c) above
                  including, without limitation, interest thereupon form the date incurred, imposed, or asserted until paid at the Increased Rate other than such of the foregoing costs, liabilities and expenses which arise solely by reason of the gross negligence or intentional wrongdoing of the Agent or such Lender.

                  "REMITTANCES" means all payments of every kind (other than Collections in respect of Accounts) to the Borrower or its Subsidiaries including, without limitation, cash payments in respect of Inventory sales, payments in respect to other dispositions of Collateral (other than Inventory in the ordinary course of business) and real property of the Borrower or its Subsidiaries, insurance proceeds, condemnation awards and tax refunds.

                  "REPORTABLE EVENT" means an event described in Section 4043(c) of ERISA with respect to an Employee Benefit Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period has been waived under subsections .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "REQUIRED LENDERS" means, at any time, Lenders having at least sixty-six percent (66.67%) of the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "RESERVE AMOUNT" means an amount determined by the Agent, in its Permitted Discretion, as a reserve against Collateral values and potential or anticipated obligations of the Borrower but without duplication of amounts already reserved against the value of Collateral under the definition of "Eligible Inventory." Without limiting the generality of the foregoing, the Reserve Amount shall include: (a) amounts for Inventory identified by the Borrower as lost, misplaced, out of season, stolen or shrink Inventory, on a basis consistent with the current and historical accounting practice of the Borrower, (b) amounts for Inventory that has been designated by the Borrower as inactive or that will be removed from the Borrower's current merchandise assortment by the Borrower on a basis consistent with the current and historical accounting practice of the Borrower, (c) any additional reserves deemed necessary by the Agent based upon the results of periodic audits, test counts or appraisals of the Inventory, provided, that such reserves are consistent with the customary practices of lenders in similar transactions, (d) tax liabilities and other obligations owing to governmental entities to the extent not reserved for on the books of the Borrower, (e) litigation liabilities in excess of $250,000 in the aggregate (other than such liabilities that are covered by insurance and as to which the insurer has admitted liability), (f) amounts that are required to be expended in order for Borrower and each of Borrower's operations and properties to comply with Environmental Laws or in order to correct any violation by Borrower or any of Borrower's operations or properties of any Environmental Laws,
      (g) the anticipated costs and expenses relating to the liquidation of Collateral (other than the costs and expenses anticipated or incurred with respect to the liquidation of Collateral in connection with the closing of the Bedford and Canton operations), (h) past due sales taxes and, if an Event of Default has occurred and is continuing, unpaid sales taxes, (i) liabilities and other obligations owing by Borrower to any lessor of real property leased by Borrower or to any warehouseman, and (j) reserves for any claims asserted or likely to be asserted (in Agent's sole determination) that have resulted or would result in Liens on the Collateral.

                  "RESTRICTED ACCOUNT AGREEMENT" means that certain Restricted Account Agreement, dated as of October 27, 1998, between the Borrower, the Agent and National City Bank, in the form of Exhibit I attached hereto, and relating to the establishment of the Cash Concentration Account.

                  "REVOLVING CREDIT BORROWING" means a Borrowing consisting of Revolving Credit Loans.

                  "REVOLVING CREDIT COMMITMENT" means the commitment of each Lender to advance Revolving Credit Loans up to the amount as set forth in Annex I.

                  "REVOLVING CREDIT LOAN" means a Loan made by a Lender to the Borrower pursuant to Section 2.1(a) of this Agreement, and shall include any Loans deemed to have been made pursuant to Section 2.3(b) of this Agreement.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A attached hereto, and in the original principal amount of such Lender's Revolving Credit Commitment, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender.

                  "REVOLVING CREDIT NOTES" means, collectively, each of the Revolving Credit Notes executed and delivered by the Borrower in favor of the Lenders under this Agreement.

                  "REVOLVING CREDIT TERMINATION DATE" means October 27, 2001 or earlier if terminated pursuant to the terms of this Agreement.

                  "SEC" means the United States Securities and Exchange Commission and any successor agency thereto.

                  "SETTLEMENT" has the meaning set forth in Section 2.4(e) of this Agreement.

                  "SETTLEMENT DATE" has the meaning set forth in Section 2.4(e)(i) of this Agreement.

                  "SETTLEMENT LOAN" has the meaning set forth in Section 2.4(c) of this Agreement.

                  "SOLVENT" means, with respect to any Person, as of any date of determination, that: (a) the fair value of the property of the Person as of such date is greater than the total amount of the liabilities (including contingent liabilities computed at the amount that, in light of all the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability) of the Person, (b) the present fair saleable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The determination of whether a Person is Solvent shall take into account all such Person's properties and liabilities regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including properties such as contingent, contribution or subrogation rights, business prospects, distribution channels and goodwill. The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis unless, at the time of such determination, the liquidation of the business in which such properties are used or useful is in process or is demonstrably imminent. In computing the amount of contingent or unrealized properties or contingent or unliquidated liabilities at any time, such properties and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized properties or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued by the Letter of Credit Bank from time to time at the request of the Borrower pursuant to the terms of this Agreement that is not a Trade Letter of Credit.

                  "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

                  "SUPPLEMENTAL SCHEDULE" means the schedule which is attached hereto as Annex IV and is incorporated into this Agreement.

                  "SYNDICATION DATE" means the date upon which the Agent in its sole discretion determines (and notifies the Borrower) that the primary syndication (and the resultant addition of Lenders pursuant to Section
      12.1 in addition to those set forth on the signature pages of this Agreement) has been completed.

                  "TAX LIABILITY" means the aggregate federal, state and local liability (exclusive of penalties and interest) of a holder of Stock of the Borrower to the extent that such liability arises from the net income and gain of the Borrower computed using the marginal tax rates of the holder(s) who pay(s) federal, state and local tax based at the highest such rates of all such holders, after giving effect to other income and losses of such holder(s) of stock.

                  "THIRD PARTY INTELLECTUAL PROPERTY" means any Intellectual Property not owned by the Borrower or a Subsidiary.

                  "TOTAL REVOLVING CREDIT COMMITMENT" means, at any time, the then aggregate Revolving Credit Commitments of all of the Lenders.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit used for the purchase of goods in the ordinary course of the account party's business, issued by the Letter of Credit Bank from time to time at the request of the Borrower pursuant to the terms of this Agreement.

                   "TRADE PAYABLE" means any account payable owed by the Borrower to vendors for the purchase


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      of Inventory, including checks held and Inventory received but not yet invoiced.

                  "TYPE" shall mean any type of Revolving Credit Loan determined with respect to the interest option applicable thereto, i.e., a Prime Rate Loan or LIBOR Rate Loan.

                  "UCC" means the Uniform Commercial Code in effect in the State of Ohio from time to time.

                  "UNFUNDED CAPITAL EXPENDITURES" means, for any period, all Capital Expenditures of the Borrower during such period (other than those funded by purchase money Indebtedness or Indebtedness for Borrowed Money other than under the Revolving Credit Commitment), as determined in accordance with GAAP.

                  "UNITED STATES" and "U.S." each means United States of
      America.

                  "WAIVER RESERVE AMOUNT" means, for each location of Inventory not owned by the Borrower and for which the Borrower has not obtained an appropriate bailee, landlord or warehouseman's waiver, an amount equal to the sum of two (2) months of rental obligations owed by the Borrower to the owner of such location.